UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CannaPharmaRx, Inc.

Delaware	2834	27-4635140
(State of Incorporation)	(PSIC Number)	(IRS EIN)

888 – 3rd Street SW

Suite 3600

Calgary, Alberta, CanadaT2P 5C5

949-652-6838

Please send copies of all communications to:

CannaPharmaRx, Inc.

888 – 3rd Street SW, Suite 3600

Calgary, Alberta, CanadaT2P 5C5

Attn: Dominic Colvin
Tel. No. 949-652-6838

From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company	X
	Emerging Growth Company	X

CALCULATION OF REGISTRATION FEE

Title of Each Class of securities to be registered	Number of shares of common stock to be registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common (1)(4)(5)	22,017,682	Thirty Seven Cents ($0.37)	$4,000,000	$888.79 *

(1)	Represents 22,017,682 shares of common stock that are issued or issuable pursuant to a purchase agreement with Granite Global Value Investments, LTD. and existing shareholders.

(2)	Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, calculated on the basis of the high and low prices per share of the registrant’s common stock as reported by the OTCPink Market on January 15, 2021.

(3)	The fee is calculated by multiplying the aggregate offering amount by 0.00009100, pursuant to Section 6(b) of the Securities Act of 1933.

(4)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of common stock which may become issuable to prevent dilution from stock splits, stock dividends and similar events.

(5)	In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

* Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-251016) (as amended, the “Registration Statement”) of CannaPharmaRx, Inc. (“CPMD”), as originally declared effective by the Securities and Exchange Commission (the “SEC”) on January 27, 2021, is being filed pursuant to the undertakings of the Registration Statement (i) include the audited consolidated financial statements of CannaPharmaRx, Inc. as of December 31, 2020 and 2019; (ii) to include updated information regarding the selling securityholders named in the prospectus; and (iii) include certain other information in such Registration Statement.

The information included in this filing amends this Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

Filed pursuant to Rule 424(b)(3)

Registration No. 333-251016

PROSPECTUS

CannaPharmaRx, Inc.

22,017,682 SHARES OF COMMON STOCK

This prospectus relates to the resale of shares of our Common stock, par value $0.0001 per share (the “Common Stock”), of an aggregate of 22,017,682 Common Stock Shares pursuant to our October 21, 2020 Common Stock Purchase Agreement (“SPA”) which may be offered to Granite Global Value Investments LTD. (“Granite”), as follows: (a) up to 8,513,514 Common Stock Shares to be issued to Granite pursuant to draw downs under the October 21, 2020 Common Stock Purchase Agreement with Granite; (b) pursuant to Rule 416 under the Securities Act, an indeterminate number of shares of common stock that are issuable upon stock splits, stock dividends, recapitalizations or other similar transactions affecting the shares of the selling stockholder.; and (c) pursuant to Rule 416 under the Securities Act, an indeterminate number of shares of common stock that are issuable upon stock splits, stock dividends, recapitalizations or other similar transactions affecting the shares of the selling stockholder.

The amount of shares of Common Stock which may be sold pursuant to this Prospectus would constitute 37.53% of the Company’s issued and outstanding Common Stock as of April 14, 2021 22,017,682 divided by current outstanding of 50,163,895 plus 8,504,168 for a total of 58,668,063), and assuming that we sell all 22,017,682 shares to the selling security holders (the “Selling Stockholders”).

Granite is the Selling Stockholder and is deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Act”) and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or equivalent expenses and expenses of legal counsel applicable to the sale of the shares.

Our Common Stock is subject to quotation the OTC Markets Pink Fully-Reporting Market under the symbol “CPMD”. On January 15, 2021, the last reported sales price for our Common Stock was Thirty-Seven Cents ($0.37) per share. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of our Common Stock. We will not receive proceeds from the sale of shares of our Common Stock in the open market or negotiated prices by the Selling Stockholder. However, we will receive cash proceeds from Granite pursuant to Purchase Notices they issue to us. The Selling Stockholder may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. We provide more information about how the Selling Stockholder may sell its shares of common stock in the section titled “Plan of Distribution” on page 47. We will pay for all expenses of this Offering, except that the Selling Stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of legal counsel applicable to the sale of the shares.

The prices at which the Selling Stockholder may sell the shares of Common Stock in this Offering will be determined by the prevailing market prices for the shares of Common Stock or in negotiated transactions.

Our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as going concern.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

We urge you to read carefully the “Risk Factors” section beginning on page 7 where we describe specific risks associated with an investment in these securities before you make your investment decision.

Prior to his Offering, there has been a limited market for our securities. While our common stock is quoted on OTC Markets, there has been negligible trading volume, however, there has been increased volume in August and September. There is no guarantee that an active trading market will develop in our securities.

This Offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 14, 2021.

The following table of contents has been designed to help you find information contained in this Prospectus. We encourage you to read the entire prospectus.

i

Financial Statements

Please read this Prospectus carefully and in its entirety. This Prospectus contains disclosure regarding our business, our financial condition and results of operations and risk factors related to our business and our Common Stock, among other material disclosure items. We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this Prospectus. We have not authorized any other person to provide you with different information. This Prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The Selling Stockholder may not sell the securities listed in this Prospectus until the Registration Statement filed with the Securities and Exchange Commission is effective. The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

The Registration Statement containing this Prospectus, including the exhibits to the Registration Statement, provides additional information about us and our Common Stock offered under this Prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

ii

PROSPECTUS SUMMARY

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes under the Financial Statements prior to making an investment decision.

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors”, our “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year-end is December 31 and our audited financial statements for fiscal years ended December 31, 2020 and 2019 are included by reference in this prospectus. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue. These forward- looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements” at page 7 of this Prospectus.

Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us” refer to CannaPharmaRx, Inc.. Granite Global Value Investments Inc. is referred to herein as “Granite” or “Investor”.

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus.

We have not authorized anyone to provide you with different information and you must not rely on any unauthorized information or representation. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since the date on the front of this prospectus. We urge you to carefully read this prospectus before deciding whether to invest in any of the common stock being offered.

Overview

Corporate History

The Company was originally incorporated in the State of Colorado in August 1998 under the name “Network Acquisitions, Inc.” It changed its name to Cavion Technologies, Inc. in February 1999 and subsequently to Concord Ventures, Inc. in October 2006. On December 21, 2000, the Company filed for protection under Chapter 11 of the United States Bankruptcy Code. In connection with the filing, on February 16, 2001, the Company sold its entire business, and all of its assets, for the benefit of its creditors. After the sale, the Company still had liabilities of $8.4 million and was subsequently dismissed by the Court from the Chapter 11 reorganization, effective March 13, 2001, at which time the last of the Company’s then remaining directors resigned. On March 13, 2001, the Company had no business or source of income, no assets, no employees or directors, outstanding liabilities of approximately $8.4 million, and had terminated its duty to file reports under securities law. In February 2008, after filing a Form 10 registration statement pursuant to the Securities Exchange Act of 1934, as amended, we were re-listed on the OTC Bulletin Board.

In April 2010, the Company re-domiciled in Delaware under the name CCVG, Inc. (“CCVG”). Effective December 31, 2010, the Company completed an Agreement and Plan of Merger and Reorganization (the “Reorganization”) which provided for the merger of two of the Company’s wholly-owned subsidiaries. As a result of this reorganization, the Company’s name became “Golden Dragon Inc.,” which became the surviving publicly quoted parent holding company.

On May 9, 2014, the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with CannapharmaRx, Inc., a Colorado corporation (“Canna Colorado”), and David Cutler, a former President, Chief Executive Officer, Chief Financial Officer and director of the Company. Under the Share Purchase Agreement, Canna Colorado purchased 1,421,120 restricted shares of the Company’s common stock from Mr. Cutler and an additional 9,000,000 common shares directly from the Company.

In October 2014, the Company changed its legal name to “CannaPharmaRx, Inc.”

1

In April 2016, the Company ceased operations. As a result, the Company was then considered a “shell” company as defined under the Securities Exchange Act of 1934, as amended, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Effective December 31, 2018, the Company and Hanover CPMD Acquisition Corp. (“CPMD Hanover”) a newly formed, wholly-owned subsidiary, entered into a Securities Purchase Agreement with Alternative Medical Solutions, Inc., an Ontario, Canada corporation (“AMS”), its shareholders, wherein the Company acquired all of the issued and outstanding securities of AMS. AMS is a corporation organized under the laws of the Province of Ontario, Canada. It is a late-stage marijuana licensed producer applicant in Canada. It is currently in the Pre-License Inspection and Licensing phase, which is Stage 5 of 6, with a fully approved license. Upon completion of the final construction of the facility, Health Canada will inspect the facility and relevant operating procedures to ensure it meets the standards that have been approved in the application. There can be no assurances that the Company will receive this license.

The facility is a 48,750 square-foot marijuana grow facility built on a 6.7-acre parcel of land located in Hanover, Ontario, Canada. To date, the exterior construction of the building has been completed. However, no interior construction has begun. Upon full completion, the facility will contain up to twenty separate growing rooms which we believe will provide an annual production capacity of 9,500 kilos of marijuana (20,900 lbs.). Completion of the build-out of the facility is expected to take an estimated 20 weeks. Together with the remaining equipment needed to complete the grow facility, the Company estimates that it will require approximately CAD$20.0 million in additional financing which it may seek to raise via equity and debt. There can be no assurance that the Company will successfully raise the financing required to complete the construction of the facility and begin cultivation.

As a result of the completion of the acquisition of AMS on December 31, 2019, the Company no longer fits the definition of a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. It filed the required disclosure on Form 8-K/A with the Securities and Exchange Commission (SEC) on February 14, 2019, advising that it was no longer a shell company pursuant to the aforesaid Rule.

Effective February 25, 2019, the Company acquired 3,712,500 shares and 2,500,000 Warrants to purchase 2,500,000 shares of Common Stock of GN Ventures, Ltd, Alberta, Canada, f/k/a Great Northern Cannabis, Ltd. (“GN”), in exchange for an aggregate of 7,988,963 shares of its Common Stock, from a former shareholder of GN who is now the Company’s President and CEO. In May 2020, the Company exchanged 5,507,400 of its shares for 3,671,597 shares of GN. We estimate that these shares and warrants represent approximately 14.7% of the fully diluted issued and outstanding stock of GN. There can be no assurances that GN has not issued any Common Stock subsequent to May 2020. If they have issued Common Stock this would dilute our ownership percentage below 14.7%. The Company believes these recent purchases and exchange of common stock represent the initial step in its efforts to acquire all or a significant portion of the issued and outstanding stock of GN. However, there can be no assurances.

GN owns a 60,000 square-foot cannabis cultivation and grow facility located on 38 acres in Stevensville, Ontario, Canada. Because the Company is a minority shareholder of GN and GN is a privately held company, the Company cannot confirm that the information it currently has on GN’s operations is complete or fully reliable. GN estimates annual total production capacity from the Stevensville facility of up to 12,500 kilograms of cannabis. GN believes the Stevensville facility to be complete, and GN’s subsidiary, 9869247 Canada Limited, received a license to cultivate from the Canadian Ministry of Health on July 5, 2019. As a result, in October 2019, GN commenced cultivation activities and began generating revenues during the first calendar quarter of 2020. The Company expects that it will obtain additional information on the business activities of GN as it has renewed discussions to acquire additional interests and is performing its due diligence procedures.

Effective June 11, 2019, the Company entered into a Securities Purchase Agreement with Sunniva, Inc, a British Columbia, Canada corporation (“Sunniva”) wherein the Company agreed to acquire all of the issued and outstanding securities of Sunniva’s wholly-owned subsidiaries Sunniva Medical Inc. (“SMI”) and 1167025 B.C. LTD (“1167025”) for CAD $16.0 million in cash and a note in the principal amount of CAD $4.0 million. These companies are the current owners of the Sunniva Canada Campus, which includes construction assets for a planned 759,000 square-foot greenhouse located on an approximately 114-acre property in Okanagan Falls, British Columbia.

On June 8, 2020, the Company received a notice of termination of this Purchase Agreement, as amended, from Sunniva. As a result, for the three-month interim period ended June 30, 2020, the Company incurred a charge of $1,881,126 due to the write-off of its deposit to Sunniva, banking fees and prepaid expenses associated with the failed acquisition of Sunniva. The Company is in discussions with Sunniva, as well as an investment banker who received deposits from the Company, about recovering all or a portion of its deposits, banking fees, and prepaid expenses. There can be no assurance that the Company will be successful in recovering any amounts. See Note 16, Subsequent Events, below. The accompanying financial statements as of December 31, 2020, do not reflect, potential recovery amounts related to Sunniva and other parties, if any.

2

COVID-19

On March 11, 2020, the World Health Organization (“WHO”) declared the Covid-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most U.S. states and many countries have issued policies intended to stop or slow the further spread of the disease.

Covid-19 and the U.S. response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the Covid-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business, or our operations.

Genetic Sharing Agreement – Klonetics Plant Sciences

On August 6, 2020, CannaPharmaRx and Klonetics entered into a Cooperation Agreement, intended for long-term cooperation to pursue business opportunities concerning the supply of cannabis genetics, tissues, propagation, plantlet production, ready to flower production, cannabis flower production, flower extraction and cannabis infused products. This agreement will expire on August 30, 2021, unless extended by mutual agreement of the parties at any time before the conclusion of the term.

The target markets are limited to Canada and USA, but additional markets could be pursued upon mutual agreement and amended to the original agreements

CannaPharmaRx has subscribed for 83,333 common shares of Klonetics for CAN$50,000 which represents approximately 30% of the issued and outstanding shares. Post funding and based on the multiple closings, tranches, pricing and timing the transaction will create the synergies and financial alignment.

Upon CannaPharmaRx reaching a minimum of $500,000 of the First Closing in the Klonetics Investment, CannaPharmaRx will have the following rights:

- right to buy its genetics from Klonetics upon a sale of Klonetics for the time period specified in any offtake agreements;

- preferred pricing of Klonetics products equal to or better on a per unit basis than any other of the Klonetics customers;

- right to purchase from the complete Klonetics genetics catalogue, subject to third party exclusivity, in Canada and USA; and

- preferred delivery of product: delivery times and availability equal to or better than any of the other Klonetics clients.

Upon the completion of the second closing CannaPharmaRx will have the right to appoint one person to the Klonetics Board of Directors.

Wholly-Owned Subsidiaries

Our wholly-owned subsidiaries are:

CannaPharmaRx Canada Corp. (Alberta). CannaPharmaRx Canada Corp. is a wholly owned subsidiary of the Company. This subsidiary’s sole purpose and business is to hold the shares of Alternative Medical Solutions Inc. (Ontario).

Alternative Medical Solutions Inc. (Ontario). Alternative Medical Solutions Inc. (Ontario) is a wholly owned subsidiary of the CannaPharmaRx Canada Corp. This subsidiary’s sole purpose and business is to hold, develop and operate the Hannover Project.

3

Summary of Risk Factors

This Offering, which provides for the registration of Shares by Granite as the Selling Stockholder and the subsequent public resale of such shares involves substantial risk. Our ability to execute our business strategy is also subject to certain risks. The risks described under the heading “Risk Factors” included elsewhere in this Prospectus may cause us not to realize the full benefits of our business plan and strategy or may cause us to be unable to successfully execute all or part of our strategy. Some of the most significant challenges and risks are:

•	Our operations and financial performance could be negatively impacted if the markets for our products do not develop and expand as we anticipate;

•	We will need substantial additional funding to continue our operations, which could result in dilution to our stockholders;

•	We may be unable to raise capital when needed, if at all, which could cause us to have insufficient funds to pursue our operations, or to delay, reduce or eliminate our development of new programs or commercialization efforts;

•	The Common Stock Purchase Agreement with Granite may cause material dilution to our existing stockholders;

•	Our stock price may decline because Granite will pay less than the then-prevailing market price of our common stock;

•	An investment in our shares is highly speculative;

•	We may not have access to the full amount in the Common Stock Purchase Agreement.

Before you invest in our Common Stock, you should carefully consider all the information in this Prospectus, including matters set forth under the heading “Risk Factors.”

Where You Can Find Us

Our principal executive office and mailing address is 888 – 3rd Street SW, Suite 3600, Calgary, Alberta, Canada T2P 5C5. Our principal executive office phone number is 949-652-6838.

Our Filing Status as a “Smaller Reporting Company”

We are a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. As a “smaller reporting company,” the disclosure we will be required to provide in our Securities and Exchange Commission (SEC) filings are less than it would be if we were not considered a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Our Filing Status as an “Emerging Growth Company”

Our company qualifies as an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act, it may choose to follow disclosure requirements that are scaled for newly public companies.

4

A company qualifies as an emerging growth company if it has total annual gross revenues of less than $1.07 billion during its most recently completed fiscal year and, as of December 8, 2011, had not sold common equity securities under a registration statement. A company continues to be an emerging growth company for the first five fiscal years after it completes an IPO, unless one of the following occurs:

•	its total annual gross revenues are $1.07 billion or more;

•	it has issued more than $1 billion in non-convertible debt in the past three years or

•	it becomes a “large, accelerated filer,” as defined in Exchange Act Rule 12b-2

Emerging growth companies are permitted:

•	to include less extensive narrative disclosure than required of other reporting companies, particularly in the description of executive compensation;

•	to provide audited financial statements for two fiscal years, in contrast to other reporting companies, which must provide audited financial statements for three fiscal years;

•	not to provide an auditor attestation of internal control over financial reporting under Sarbanes-Oxley Act Section 404(b);

•	to defer complying with certain changes in accounting standards and

•	to use test-the-waters communications with qualified institutional buyers and institutional accredited investors

5

SUMMARY OF FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The Statement of Operations data is derived from our condensed financial statements for the periods ended December 31, 2020 and December 31, 2019.

6

Special Note Regarding Forward-Looking Statements

The information contained in this Prospectus, including in the documents incorporated by reference into this Prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions and/or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

RISK FACTORS

As a smaller reporting company, we are not required to provide the information required by this Item. We note, however, that an investment in our common stock involves a number of very significant risks. Investors should carefully consider the risk factors included in the “Risk Factors” section of our Annual Report on Form 10-K for our fiscal year ended December 31, 2020 filed with the SEC on April 14, 2021 and December 31, 2019, as filed with SEC on May 27, 2020, as amended with SEC on June 22, 2020, in addition to other information contained in such Annual Report and in the subsequent Quarterly Reports for March 31, 2020, June 30, 2020 and September 30, 2020 reported on Form 10-Q filed on June 29, 2020, August 19, 2020, and November 12, 2020 respectively, in evaluating the Company and our business before purchasing shares of our common stock. The Company’s business, operating results and financial condition could be adversely affected due to any of those risks.

You should carefully consider the risks described below together with all of the other information included in our public filings before making an investment decision with regard to our securities. The statements contained in or incorporated into this document that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed.  In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.  Moreover, additional risks not presently known to us or that we currently deem less significant also may impact our business, financial condition or results of operations, perhaps materially.  For additional information regarding risk factors, see Item 1 – “Forward-Looking Statements.”

Risks Related to Our Company

The Corporation is a Development Stage Company with Little Operating History, a History of Losses and the Corporation Cannot Assure Profitability.

The Corporation’s business is comprised of a recently-acquired subsidiary. The Corporation has been incurring operating losses and cash flow deficits since the inception of such operations, as it attempts to create an infrastructure to capitalize on the opportunity for value creation that is emerging from the relaxing of prohibitions on the cannabis industry nationwide in Canada. The Corporation’s lack of operating history, and the lack of historical pro forma combined financial information for the Corporation and its acquired subsidiary, makes it difficult for investors to evaluate the Corporation’s prospects for success. Prospective investors should consider the risks and difficulties the Corporation might encounter, especially given the Corporation’s lack of an operating history or historical pro forma combined financial information, there is no assurance that the Corporation will be successful, and the likelihood of success must be considered in light of its relatively early stage of operations. As the Corporation has not begun to generate revenue, it is extremely difficult to make accurate predictions and forecasts of its finances. This is compounded by the fact the Corporation intends to operate in the cannabis industry, which is rapidly transforming. There is no guarantee that the Corporation’s products or services will be attractive to potential consumers.

7

Substantial Doubt About the Corporation’s Ability to Continue as a Going Concern.

The Corporation is in the development stage and is currently seeking additional capital, mergers, acquisitions, joint ventures, partnerships and other business arrangements to expand its product offerings in the medical cannabis industry and grow its revenue. The Corporation’s ability to continue as a going concern is dependent upon its ability in the future to grow its revenue and achieve profitable operations and, in the meantime, to obtain the necessary financing to meet its obligations and repay its liabilities when they become due. External financing, predominantly by the issuance of equity and debt, will be sought to finance the operations of the Corporation; however, there can be no certainty that such funds will be available at terms acceptable to the Corporation. These conditions indicate the existence of material uncertainties that may cast significant doubt about the Corporation’s ability to continue as a going concern.

We have not generated any revenue or profit from operations since our inception. We expect that our operating expenses will increase over the next twelve months to continue our development activities. Based on our average monthly expenses and current burn rate of $75,000 per month, we estimate that our cash on hand will not be able to support our operations through the balance of this calendar year. This amount could increase if we encounter difficulties that we cannot anticipate at this time or if we acquire other businesses. Should this amount not be sufficient to support our continuing operations, we do not expect to be able to raise any additional capital through debt financing from traditional lending sources since we are not currently generating a profit from operations. Therefore, we only expect to raise money through equity financing via the sale of our common stock or equity-linked securities such as convertible debt. We are currently in discussions with a number of institutional investors who could provide the capital required for our ongoing operations. If we cannot raise the money that we need in order to continue to operate our business beyond the period indicated above, we will be forced to delay, scale back or eliminate some or all of our proposed operations. If any of these were to occur, there is a substantial risk that our business would fail. If we are unsuccessful in raising additional financing, we may need to curtail, discontinue, or cease operations.

The Corporation had Negative Cash Flow for the Period Ending December 31, 2020

The Corporation had negative operating cash flow for the year ending December 31, 2020. To the extent that the Corporation has negative operating cash flow in future periods, it may need to allocate a portion of its cash reserves to fund such negative cash flow. The Corporation may also be required to raise additional funds through the issuance of equity or debt securities. There can be no assurance that the Corporation will be able to generate a positive cash flow from its operations, that additional capital or other types of financing will be available when needed or that these financings will be on terms favorable to the Corporation. The Corporation’s actual financial position and results of operations may differ materially from the expectations of the Corporation’s management.

The Corporation’s Actual Financial Position and Results of Operations May Differ Materially from Management’s Expectations.

The Corporation has experienced some changes in its operating plans and certain delays in its plans. As a result, the Corporation’s revenue, net income and cash flow may differ materially from the Corporation’s projected revenue, net income and cash flow. The process for estimating the Corporation’s revenue, net income and cash flow requires the use of in determining the appropriate assumptions and estimates. These estimates and assumptions may be revised as additional information becomes available and as additional analyses are performed. In addition, the assumptions used in planning may not prove to be accurate, and other factors may affect the Corporation’s financial condition or results of operations.

The Corporation expects to incur significant ongoing costs and obligations related to its investment in infrastructure and growth and for regulatory compliance, which could have a material adverse impact on the Corporation’s results of operations, financial condition and cash flows. In addition, future changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to the Corporation’s operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of the Corporation. Our efforts to grow our business may be costlier than we expect, and we may not be able to increase our revenue enough to offset our higher operating expenses. We may incur significant losses in the future for a number of reasons, including the other risks described in this Prospectus, and unforeseen expenses, difficulties, complications and delays, and other unknown events. If we are unable to achieve and sustain profitability, the market price of our Common Shares may significantly decrease.

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Hanover Facility

Through its acquisition of all the issued and outstanding shares of AMS, the Corporation has acquired the Hanover Land, and is expecting to complete the build-out of the Hanover Facility. It is intended that the Hanover Facility will allow the Corporation to obtain the Cultivation License and begin its Intended Business. However, no assurance can be given that Health Canada will approve the Hanover Facility and issue the Corporation’s Cultivation License. If the Corporation is unable to secure the Licenses, the expectations of management with respect to its ability to begin the Intended Business may not be borne out, which would have a material adverse effect on the Corporation’s business, financial condition and results of operations. Further, construction delays or cost over-runs in respect of the build-out of the Hanover Facility, howsoever caused, could also have a material adverse effect on the Corporation’s ability to begin its Intended Business, as well as general business, financial condition and results of operations.

The Corporation is reliant on the successful construction and operation of the Hanover Facility in order to begin its Intended Business. The Hanover Facility, once built-out and operational, will be integral to the Corporation’s business and adverse changes or developments affecting either the construction or operation of the Hanover Facility may impact Corporation’s ability to begin its Intended Business, as well as its general financial condition and prospects.

In the foreseeable future, the Corporation’s activities and resources will be focused on obtaining the Licenses as well as the build-out of, and start of operations at the Hanover Facility. The Licenses will be specific to the Hanover Facility. Once the construction of the Hanover Facility is complete and the facility becomes operational, adverse changes or developments affecting it, including but not limited to a force majeure event or a breach of security, could have a material adverse effect on the Corporation’s business, financial condition and prospects. Any breach of the security measures and other facility requirements, including any failure to comply with recommendations or requirements arising from inspections by Health Canada, could also have an impact on the Corporation’s ability to continue operating under the Licenses or the prospect of renewing the Licenses or would result in a revocation of the Licenses.

Construction Risk Factors

The Corporation’s growth strategy contemplates building the Hanover Facility. There is a risk that this will not be achieved on time, on budget, or at all, as it can be adversely affected by a variety of factors, including some that are discussed elsewhere in these “Risk Factors” and the following:

•	the availability and performance of engineering and construction contractors, suppliers and consultants;

•	delays in obtaining, or conditions imposed by, regulatory approvals in connection with the construction of the Hanover Facility;

•	delay in the performance of any one or more of the contractors, suppliers, consultants or other persons on which the Corporation is dependent in connection with its construction activities;

•	failure in connection with the completion and successful operation of the operational elements in connection with construction;

•	start-up costs and ongoing operating costs being significantly higher than anticipated by the Corporation;

•	facility design errors;

•	environmental pollution; nonperformance by third party contractors; increases in materials or labor costs; construction performance falling below expected levels of output or efficiency;

•	breakdown, aging or failure of equipment or processes;

•	contractor or operator errors;

•	operational inefficiencies;

•	labor disputes, disruptions or declines in productivity; inability to attract sufficient numbers of qualified workers; disruption in the supply of energy and utilities; and

•	major incidents and/or catastrophic events such as fires, explosions or storms.

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Any of the foregoing factors could adversely impact the operations and financial condition of the Corporation.

There are Factors Which May Prevent the Corporation from the Realization of Growth Targets. The Corporation is Currently in the Expansion from Early Development Stage.

The Corporation’s growth strategy contemplates building the Hanover Facility. There is a risk that this will not be achieved on time, on budget, or at all, as it can be adversely affected by a variety of factors, including some that are discussed elsewhere in these “Risk Factors” and the following:

•	delays in obtaining, or conditions imposed by, regulatory approvals;

•	facility design errors;

•	environmental pollution; nonperformance by third party contractors; increases in materials or labor costs; construction performance falling below expected levels of output or efficiency;

•	breakdown, aging or failure of equipment or processes;

•	contractor or operator errors;

•	operational inefficiencies;

•	labor disputes, disruptions or declines in productivity; inability to attract sufficient numbers of qualified workers; disruption in the supply of energy and utilities; and

•	major incidents and/or catastrophic events such as fires, explosions or storms.

Reliance on a Single Facility

As described under “Hanover Facility”, the Corporation is reliant on the successful construction and operation of the Hanover Facility in order to obtain the Cultivation License and begin its Intended Business. For the foreseeable future, and until completion of the construction of the Hanover Facility, the Corporation will devote significant efforts and resources to this project. Adverse changes or developments affecting the construction of, and start of operations at the Hanover Facility, including any of the risk factors described under “Construction Risk Factors” could have a material and adverse effect on the Corporation’s ability to begin its Intended Business, as well as its general financial condition and prospects.

Probable Lack of Business Diversification.

The prospects for the Company’s success will be dependent upon the future performance and market acceptance of the Hanover Facility. Unlike certain entities that have the resources to develop and explore numerous product lines, operating in multiple industries or multiple areas of a single industry, the Corporation does not anticipate the ability to immediately diversify or benefit from the possible spreading of risks or offsetting of losses. Again, the prospects for the Corporation’s success may become dependent upon the development or market acceptance of a very limited number of facilities, products, processes or services.

Limited Recourse Against the AMS Shareholders in AMS Acquisition.

Investors in the Corporation will not have a direct statutory right or any other rights against the shareholders of AMS, the vendor of all of the shares of AMS to the Corporation. The sole remedy of the investors against such vendor will be through the Corporation bringing an action for a breach of the representations and warranties contained in the SPA. While the Corporation is indemnified for breaches of representations and warranties contained in the SPA, recourse for such breaches may be limited due to qualifications related to knowledge of the principal vendors, being Stephen Barber, John Ciotto, Joseph Groleau and Raymond Robertson, of the vendor (the “Principal Vendors”), contractual and time limits on recourse under applicable laws, and the ability of such Principal Vendors to satisfy third-party claims. In particular, most of the representations and warranties under the SPA survive for a period of only two years. The inability to recover fully any significant liabilities incurred with respect to breaches of representations and warranties under the SPA may have adverse effects on the Corporation’s financial position. In addition, the Principal Vendors have not made any representation to the Corporation, and are not making any representation to investors, as to the disclosure in this Prospectus constituting full, true and plain disclosure of all material facts related to the AMS Acquisition, or that this Prospectus does not contain a misrepresentation with respect to such AMS Acquisition. Accordingly, the Principal Vendors will not have any liability to investors if the disclosure in this Prospectus relating to the AMS Acquisition does not meet such standard or contains a misrepresentation.

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The Corporation is Reliant on the Obtention of the Licenses to Produce Medical Cannabis Products in Canada.

The Corporation’s ability to grow, store and sell medical marijuana and cannabis oil in Canada is dependent on securing the appropriate licenses with Health Canada. Failure to comply with the requirements of any license application or failure to obtain the appropriate licenses with Health Canada would have a material adverse impact on the future business, financial condition and operating results of the Corporation. There can be no guarantees that Health Canada will issue the required Licenses.

If and when the Licenses are issued, they will have to be periodically renewed by Health Canada. Although the Corporation believes it will meet the requirements of the Cannabis Act for future renewals of the Licenses, there can be no guarantee that Health Canada will renew the Licenses or, if renewed, that they will be renewed on the same or similar terms or that Health Canada will not revoke the Licenses. Should the Corporation fail to comply with the requirements of the Licenses or should Health Canada not renew the Licenses when required, or renew the Licenses on different terms or revoke the Licenses, there would be a material adverse effect on the Corporation’s business, financial condition and results of operations.

Government licenses are currently, and in the future may be, required in connection with the Corporation’s operations, in addition to other unknown permits and approvals which may be required. To the extent such permits and approvals are required and not obtained, the Corporation may be prevented from operating and/or expanding its business, which could have a material adverse effect on the Corporation’s business, financial condition and results of operations.

The Corporation is Subject to Changes in Canadian Laws, Regulations and Guidelines Which Could Adversely Affect the Corporation’s Future Business, Financial Condition and Results of Operations.

On October 17, 2018, the Canadian federal government legalized the production, distribution and sale of recreational cannabis for adult use under the Cannabis Act (see “Industry and Regulatory Overview”). No legal market previously existed for adult recreational use cannabis in Canada. For this reason, projections for both short and long-term market conditions for the retail of cannabis remain uncertain.

The Corporation’s operations will be subject to various laws, regulations and guidelines relating to the manufacture, management, packaging/labeling, advertising, sale, transportation, storage and disposal of medical and recreational cannabis but also including laws and regulations relating to drugs, controlled substances, health and safety, the conduct of operations and the protection of the environment. Changes to such laws, regulations and guidelines due to matters beyond the control of the Corporation may cause material adverse effects to the business, financial condition and results of operations of the Corporation. The Corporation endeavors to comply with all relevant laws, regulations and guidelines. To the best of the Corporation’s knowledge, the Corporation is in compliance or in the process of being assessed for compliance with all such laws, regulations and guidelines as described elsewhere in this Prospectus.

To date, only fresh cannabis, dried cannabis and cannabis oil products are permitted. Health Canada has given guidance that other transformed products (primarily edibles and beverages infused with cannabis) will be permitted for legal sale one year subsequent to the Cannabis Act coming into effect. However, there is uncertainty regarding how and when certain regulatory changes will be implemented. Further, the general legislation framework pertaining to the Canadian recreational cannabis market is subject to significant provincial and territorial regulation, which varies across provinces and territories. Unfavorable regulatory changes, delays or both may therefore materially and adversely affect the future business, financial condition and results of operations of the Corporation.

The Corporation May not Be Able to Develop Its Brands, Products and Services, Which Could Prevent It from Ever Becoming Profitable.

If the Corporation cannot successfully develop, manufacture and distribute its products, or if the Corporation experiences difficulties in the development process, such as capacity constraints, quality control problems or other disruptions, the Corporation may not be able to develop market-ready commercial products at acceptable costs, which would adversely affect the Corporation’s ability to effectively enter the market. A failure by the Corporation to achieve a low-cost structure through economies of scale or improvements in cultivation and manufacturing processes would have a material adverse effect on the Corporation’s commercialization plans and the Corporation’s business, prospects, results of operations and financial condition.

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There is No Assurance That the Corporation Will Turn a Profit or Generate Immediate Revenues.

There is no assurance as to whether the Corporation will be profitable, earn revenues, or pay dividends. The Corporation has incurred and anticipates that it will continue to incur substantial expenses relating to the development and initial operations of its business. The payment and amount of any future dividends will depend upon, among other things, the Corporation’s results of operations, cash flow, financial condition, and operating and capital requirements.

There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividends.

No Assurance of Sustainable Revenues.

There can be no assurance that our subsidiaries will generate sufficient and sustainable revenues to enable us to operate at profitable levels or to generate positive cash flow. As a result of our limited operating history and the nature of the markets in which we compete, we may not be able to accurately predict our revenues. Any failure by us to accurately make such predictions could have a material adverse effect on our business, results of operations, and financial condition. Further, our current and future expense levels are based largely on our investment plans and estimates of future revenues. We expect operating results to fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control. Factors that may adversely affect our operating results include, among others, demand for our products and services, the budgeting cycles of potential customers, lack of enforcement of or changes in governmental regulations or laws, the amount and timing of capital expenditures and other costs relating to the expansion of our operations, the introduction of new or enhanced products and services by us or our competitors, the timing and number of new hires, changes in our pricing policy or those of our competitors, the mix of our products, increases in the cost of raw materials, technical difficulties with the products, incurrence of costs relating to future acquisitions, general economic conditions, and market acceptance of our products. As a strategic response to changes in the competitive environment, we may, from time to time, make certain decisions regarding pricing, service, marketing or business combinations that could have a material adverse effect on our business, results of operations, and financial condition. Any seasonality is likely to cause quarterly fluctuations in our operating results, and there can be no assurance that such patterns will not have a material adverse effect on our business, results of operations, and financial condition. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.

Operating results may fluctuate and may fall below expectations in any fiscal quarter.

Our operating results are difficult to predict and are expected to fluctuate from quarter to quarter due to a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and investors should not rely on our past results or on predictions prepared by the Company to determine future performance. If our revenue or operating results fall in any period, the value of our common stock would likely decline.

The Corporation May Not Be Able to Effectively Manage Its Growth and Operations, Which Could Materially and Adversely Affect Its Business.

The Corporation has grown by acquisition. If the Corporation implements it business plan as intended, it may in the future experience rapid growth and development in a relatively short period of time. The management of this growth will require, among other things, continued development of the Corporation’s financial and management controls and management information systems, stringent control of costs, the ability to attract and retain qualified management personnel and the training of new personnel. The Corporation intends to utilize outsourced resources, and hire additional personnel, to manage its expected growth and expansion. Failure to successfully manage its possible growth and development could have a material adverse effect on the Corporation’s business and the value of the Common Shares.

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While a major part of our business strategy is to pursue strategic acquisitions, we may not be able to identify businesses for which we can obtain necessary financing to acquire on acceptable terms, face risks due to additional indebtedness, and our acquisition strategy may incur significant costs or expose us to substantial risks inherent in the acquired business’s operations.

Our strategy of pursuing strategic acquisitions may be negatively impacted by several risks, including the following:

•	We may not successfully identify companies that have complementary product lines or technological competencies or that can diversify our revenue or enhance our ability to implement our business strategy;

•	We may not successfully acquire companies if we fail to obtain financing, if we fail to negotiate the acquisition on acceptable terms, or for other related reasons.

•	We may incur additional expenses due to acquisition due diligence, including legal, accounting, consulting, and other professional fees and disbursements. Such additional expenses may be material, will likely not be reimbursed, and would increase the aggregate cost of any acquisition.

•	Any acquired business will expose us to the acquired company’s liabilities and to risks inherent to its industry, and we may not be able to ascertain or assess all of the significant risks.

•	We may require additional financing in connection with any future acquisition, and such financing may adversely impact, or be restricted by, our capital structure.

•	Achieving the anticipated potential benefits of a strategic acquisition will depend in part on the successful integration of the operations, administrative infrastructures, and personnel of the acquired company or companies in a timely and efficient manner. Some of the challenges involved in such an integration include: (i) demonstrating to the customers of the acquired company that the consolidation will not result in adverse changes in quality, customer service standards, or business focus; (ii) preserving important relationships of the acquired company; (iii) coordinating sales and marketing efforts to effectively communicate the expanded capabilities of the combined company; and (iv) coordinating the supply chains.

Any Future Acquisitions Could Disrupt Business.

If we are successful in consummating acquisitions, those acquisitions could subject us to a number of risks, including that:

•	the purchase price we pay could significantly deplete our cash reserves or result in dilution to our existing stockholders;

•	we may find that the acquired company or assets do not improve our customer offerings or market position as planned;

•	we may have difficulty integrating the operations and personnel of the acquired company;

•	key personnel and customers of the acquired company may terminate their relationships with the acquired company as a result of the acquisition;

•	we may experience additional financial and accounting challenges and complexities in areas such as tax planning and financial reporting;

•	we may assume or be held liable for risks and liabilities as a result of our acquisitions, some of which we may not discover during our due diligence or adequately adjust for in our acquisition arrangements;

•	we may incur one-time write-offs or restructuring charges in connection with the acquisition;

•	we may acquire goodwill and other intangible assets that are subject to amortization or impairment tests, which could result in future charges to earnings; and

•	we may not be able to realize the cost-savings or other financial benefits we anticipated.

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These factors could have a material adverse effect on our business, financial condition, and operating results.

The Corporation May not Be Able to Identify and/or Consummate Acquisitions with Strategic Targets.

As part of its corporate strategy, the Corporation intends to continue a focus on the acquisition of additional companies operating in jurisdictions where cannabis is legal on a national basis. The Corporation’s focus is initially on Canadian Licensed Producers of marijuana but may extend to other cannabis-related products. If and when cannabis becomes legal in other foreign jurisdictions the Corporation will research acquisition or development opportunities. The Corporation intends to target opportunities which are revenue generating or will be in the immediate future, low-cost producers and either profitable or nearing profitability. There can be no guarantee that the Corporation will identify such opportunities, or once identified, consummate such transactions.

The Corporation is presently in discussion with other companies operating in the cannabis industry regarding a potential acquisition or other form of partnership. Relevant thereto, the Corporation has signed a non-binding letter of intent to acquire GN, acquired 3,712,500 common shares and 2,500,000 warrants to purchase 2,500,000 common shares of GN and entered into the SMI SPA. However, there can be no assurance that the Corporation will be successful consummating any additional acquisitions in the future, nor can there be any assurance it will have access available to equity and debt financing required to consummate any transaction in the future.

The Corporation May Be Unable to Adequately Protect Its Proprietary and Intellectual Property Rights.

The Company currently has no proprietary or intellectual property. The Corporation’s ability to compete may depend on the superiority, uniqueness and value of any intellectual property and technology that it may develop in the future. To the extent the Corporation is able to do so, to protect any proprietary rights of the Corporation, the Corporation intends to rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with its employees and third parties, and protective contractual provisions. Despite these efforts, any of the following occurrences may reduce the value of any of the Corporation’s intellectual property:

•	the market for the Corporation’s products and services may depend to a significant extent upon the goodwill associated with its trademarks and trade names, and its ability to register its intellectual property under U.S. federal and state law is impaired by the illegality of cannabis under U.S. federal law.

•	patents in the cannabis industry involve complex legal and scientific questions and patent protection may not be available for some or any products.

•	the Corporation’s applications for trademarks and copyrights relating to its business may not be granted and, if granted, may be challenged or invalidated.

•	issued patents, trademarks and registered copyrights may not provide the Corporation with competitive advantages.

•	the Corporation’s efforts to protect its intellectual property rights may not be effective in preventing misappropriation of any its products or intellectual property.

•	the Corporation’s efforts may not prevent the development and design by others of products similar to or competitive with, or superior to those the Corporation develops.

•	another party may obtain a blocking patent and the Corporation would need to either obtain a license or design around the patent in order to continue to offer the contested feature or service in its products.

•	the expiration of patent or other intellectual property protections for any assets owned by the Corporation could result in significant competition, potentially at any time and without notice, resulting in a significant reduction in sales. The effect of the loss of these protections on the Corporation and its financial results will depend, among other things, upon the nature of the market and the position of the Corporation’s products in the market from time to time, the growth of the market, the complexities and economics of manufacturing a competitive product and regulatory approval requirements but the impact could be material and adverse. The Corporation may be forced to litigate to defend its intellectual property rights, or to defend against claims by third parties against the Corporation relating to intellectual property rights.

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We may not be able to protect intellectual property that we hope to acquire, which could adversely affect our business.

The companies that we hope to acquire may rely on patent, trademark, trade secret, and copyright protection to protect their technology. We believe that technological leadership can be achieved through additional factors such as the technological and creative skills of our personnel, new product developments, frequent product enhancements, name recognition, and reliable product maintenance. Nevertheless, our ability to compete effectively depends in part on our ability to develop and maintain proprietary aspects of our technology, such as patents. We may not secure future patents; and patents that we may secure may become invalid or may not provide meaningful protection for our product innovations. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as the United States. Furthermore, there can be no assurance that competitors will not independently develop similar products, "reverse engineer" our products, or, if patents are issued to us, design around such patents. We also expect to rely upon a combination of copyright, trademark, trade secret, and other intellectual property laws to protect our proprietary rights by entering into confidentiality agreements with our employees, consultants, and vendors, and by controlling access to and distribution of our technology, documentation and other proprietary information. There can be no assurance, however, that the steps to be taken by us will not be challenged, invalidated, or circumvented, or that the rights granted thereunder will provide a competitive advantage to us. Any such circumstance could have a material adverse effect on our business, financial condition and results of operations. While we are not currently engaged in any intellectual property litigation or proceedings, there can be no assurance that we will not become so involved in the future or that our products do not infringe any intellectual property or other proprietary right of any third party. Such litigation could result in substantial costs, the diversion of resources and personnel, and significant liabilities to third parties, any of which could have a material adverse effect on our business.

We may not be able to protect our trade names and domain names.

We may not be able to protect our trade names and domain names against all infringers, which could decrease the value of our brand name and proprietary rights. We currently hold the Internet domain name CannaPharmaRx.com Domain names generally are regulated by Internet regulatory bodies are subject to change, and in some cases, may be superseded, in some cases by-laws, rules and regulations governing the registration of trade names and trademarks with the United States Patent and Trademark Office as well as ascertain other common law rights. If the domain registrars are changed, if new ones are created, or if we are deemed to be infringing upon another's trade name or trademark, we may be unable to prevent third parties from acquiring or using, as the case may be, our domain name, trade names or trademarks, which could adversely affect our brand name and other proprietary rights.

The Corporation May Be Forced to Litigate to Enforce or Defend Its Intellectual Property Rights, to Protect Its Trade Secrets or to Determine the Validity and Scope of Other Parties’ Proprietary Rights.

Any such litigation could be very costly and could distract its management from focusing on operating the Corporation’s business. The existence and/or outcome of any such litigation could harm the Corporation’s business. Further, because the content of much of the Corporation’s intellectual property concerns cannabis and other activities that are not legal in some state jurisdictions or under U.S. federal law, the Corporation may face additional difficulties in defending its intellectual property rights. The Corporation may become subject to litigation, including for possible product liability claims, which may have a material adverse effect on the Corporation’s reputation, business, results from operations, and financial condition. The Corporation may be named as a defendant in a lawsuit or regulatory action. The Corporation may also incur uninsured losses for liabilities which arise in the ordinary course of business, or which are unforeseen, including, but not limited to, employment liability and business loss claims. Any such losses could have a material adverse effect on the Corporation’s business, results of operations, sales, cash flow or financial condition. Further, the administration of medical substances to humans can result in product liability claims by consumers. Product liability claims can be expensive, difficult to defend and may result in large judgments or settlements against the Corporation. The Corporation may not be able to obtain or maintain adequate insurance or other protection against potential liabilities arising from product sales. Product liability claims could also result in negative perception of the Corporation’s products or other reputational damage which could have a material adverse effect on the Corporation’s business, results of operations, sales, cash flow or financial condition.

The Corporation’s Operations are Subject to Environmental Regulation in the Various Jurisdictions in Which It Operates.

These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect the Corporation’s operations. Government environmental approvals and permits are currently, and may in the future be required in connection with the Corporation’s operations. To the extent such approvals are required and not obtained, the Corporation may be curtailed or prohibited from its proposed business activities or from proceeding with the development of its operations as currently proposed. Failure to comply with applicable environmental laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. The Corporation may be required to compensate those suffering loss or damage due to its operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

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The Corporation Faces Competition from Other Companies Where It Will Conduct Business That May Have Higher Capitalization, More Experienced Management or May Be More Mature as a Business.

An increase in the companies competing in this industry could limit the ability of the Corporation to expand its operations. Current and new competitors may be better capitalized, a longer operating history, more expertise and able to develop higher quality equipment or products, at the same or a lower cost. The Corporation cannot provide assurances that it will be able to compete successfully against current and future competitors. Competitive pressures faced by the Corporation could have a material adverse effect on its business, operating results and financial condition. In addition, despite Canadian federal and state-level legalization of marijuana, illicit or “black-market” operations remain abundant and present substantial competition to the Corporation. In particular, illicit operations, despite being largely clandestine, are not required to comply with the extensive regulations that the Corporation must comply with to conduct business, and accordingly may have significantly lower costs of operation.

If the Corporation is Unable to Attract and Retain Key Personnel, It May not Be Able to Compete Effectively in the Cannabis Market.

The Corporation’s success has depended and continues to depend upon its ability to attract and retain key management, including the Corporation’s President/CEO, technical experts and sales personnel. The Corporation will attempt to enhance its management and technical expertise by continuing to recruit qualified individuals who possess desired skills and experience in certain targeted areas. The Corporation’s inability to retain employees and attract and retain sufficient additional employees or engineering and technical support resources could have a material adverse effect on the Corporation’s business, results of operations, sales, cash flow or financial condition. Shortages in qualified personnel or the loss of key personnel could adversely affect the financial condition of the Corporation, results of operations of the business and could limit the Corporation’s ability to develop and market its cannabis-related products. The loss of any of the Corporation’s senior management or key employees could materially adversely affect the Corporation’s ability to execute our business plan and strategy, and the Corporation may not be able to find adequate replacements on a timely basis, or at all.

If we are unable to keep up with technological developments, our business could be negatively affected.

The markets for our products and services are expected to be characterized by rapid technological change and be highly competitive with respect to timely innovations. Accordingly, we believe that our ability to succeed in the sale of our products and services will depend significantly upon the technological quality of our products and services relative to those of our competitors, and upon our ability to continue to develop and introduce new and enhanced products and services at competitive prices and in a timely and cost-effective manner. In order to develop such new products and services, we will depend upon close relationships with existing customers and our ability to continue to develop and introduce new and enhanced products and services at competitive prices and in a timely and cost-effective manner. There can be no assurance that we will be able to develop and market our products and services successfully or respond effectively to the technological changes or new product and service offerings of our potential competitors. We may not be able to develop the required technologies, products, and services on a cost-effective and timely basis, and any inability to do so could have a material adverse effect on our business, financial condition, and results of operations.

There is No Assurance That the Corporation Will Obtain and Retain the Licenses.

The Corporation’s ability to grow, store and sell cannabis in Canada is dependent on the ability of the Corporation to obtain the licenses to do so from Health Canada. The Corporation does not currently hold a License from Health Canada and there can be no assurance that the Corporation will receive such a License in a timely manner, or at all. The Licenses, once issued, are subject to ongoing compliance and reporting requirements. Failure to comply with the requirements would have a material adverse impact on the business, financial condition and operating results of the Corporation.

If and when the Licenses are issued, they will have to be periodically renewed by Health Canada. Although the Corporation believes it will meet the requirements of the Cannabis Act for future renewals of the Licenses, there can be no guarantee that Health Canada will renew the Licenses or, if renewed, that they will be renewed on the same or similar terms or that Health Canada will not revoke the Licenses. Should the Corporation fail to comply with the requirements of the Licenses or should Health Canada not renew the Licenses when required, or renew the Licenses on different terms or revoke the Licenses, there would be a material adverse effect on the Corporation’s business, financial condition and results of operations.

Government licenses are currently, and in the future may be, required in connection with the Corporation’s operations, in addition to other unknown permits and approvals which may be required. To the extent such permits and approvals are required and not obtained, the Corporation may be prevented from operating and/or expanding its business, which could have a material adverse effect on the Corporation’s business, financial condition and results of operations.

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Failure to Successfully Integrate Acquired Businesses, Its Products and Other Assets into the Corporation, or If Integrated, Failure to Further the Corporation’s Business Strategy, May Result in the Corporation’s Inability to Realize Any Benefit from Such Acquisition.

The Corporation has grown by acquiring AMS. The consummation and integration of any acquired business, product or other assets into the Corporation may be complex and time-consuming and, if such businesses and assets are not successfully integrated, the Corporation may not achieve the anticipated benefits, cost-savings or growth opportunities. Furthermore, these acquisitions and other arrangements, even if successfully integrated, may fail to further the Corporation’s business strategy as anticipated, expose the Corporation to increased competition or other challenges with respect to the Corporation’s products or geographic markets, and expose the Corporation to additional liabilities associated with an acquired business, technology or other asset or arrangement. When the Corporation acquires cannabis businesses, it may obtain the rights to applications for licenses as well as licenses; however, the procurement of such applications for licenses and licenses generally will be subject to governmental and regulatory approval. There are no guarantees that the Corporation will successfully consummate such acquisitions, and even if the Corporation consummates such acquisitions, the procurement of applications for licenses may never result in the grant of a license by any state or local governmental or regulatory agency and the transfer of any rights to licenses may never be approved by the applicable state and/or local governmental or regulatory agency.

The Size of the Corporation’s Target Market is Difficult to Quantify and Investors Will Be Reliant on Their Own Estimates on the Accuracy of Market Data.

Because the cannabis industry is in a nascent stage with uncertain boundaries, there is a lack of information about comparable companies available for potential investors to review in deciding about whether to invest in the Corporation and, few, if any, established companies whose business model the Corporation can follow or upon whose success the Corporation can build. Accordingly, investors will have to rely on their own estimates in deciding about whether to invest in the Corporation. There can be no assurance that the Corporation’s estimates are accurate or that the market size is sufficiently large for its business to grow as projected, which may negatively impact its financial results.

The Corporation’s Industry is Experiencing Rapid Growth and Consolidation That May Cause the Corporation to Lose Key Relationships and Intensify Competition.

The cannabis industry is undergoing rapid growth and substantial change, which has resulted in an increase in competitors, consolidation and formation of strategic relationships. Acquisitions or other consolidating transactions could harm the Corporation in a number of ways, including by losing strategic partners if they are acquired by or enter into relationships with a competitor, losing customers, revenue and market share, or forcing the Corporation to expend greater resources to meet new or additional competitive threats, all of which could harm the Corporation’s operating results. As competitors enter the market and become increasingly sophisticated, competition in the Corporation’s industry may intensify and place downward pressure on retail prices for its products and services, which could negatively impact its profitability.

The Corporation Will Require Additional Financing and There is No Assurance That Additional Financing Will Be Available When Required.

The Corporation will require additional capital in the future and plans to achieve this additional financing through equity and/ or debt financing. However, there is no assurance that this financing will be available when required. Specifically, there is no assurance that the Corporation will be able to raise any additional equity financing through its shares given the viability of the Hanover facility will not be demonstrated until after construction is complete. In addition, there is no assurance that the Corporation will be able to secure debt financing given its low asset base and its current lack of revenues.

Existing Shareholders May Be Diluted to the Extent That the Company Raises Additional Funds Through Additional Equity Financings.

The Corporation continues to sell shares for cash to fund operations, capital expansion, mergers and acquisitions that will dilute the current shareholders. There is no guarantee that the Corporation will be able to achieve its business objectives. The continued development of the Corporation will require additional financing. The failure to raise such capital could result in the delay or indefinite postponement of current business objectives or the Corporation going out of business. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favorable to the Corporation.

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If additional funds are raised through issuances of equity or convertible debt securities, existing shareholders could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior to those of holders of Common Shares. The Corporation’s articles permit the issuance of 300,000,000 Common Shares, and shareholders will have no preemptive rights in connection with such further issuance. The directors of the Corporation have discretion to determine the price and the terms of further issuances. In addition, from time-to-time, the Corporation may enter into transactions to acquire assets or the shares of other companies. These transactions may be financed wholly or partially with debt, which may temporarily increase the Corporation’s debt levels above industry standards. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for the Corporation to obtain additional capital and to pursue business opportunities, including potential acquisitions. The Corporation may require additional financing to fund its operations to the point where it is generating positive cash flow. Negative cash flow may restrict the Corporation’s ability to pursue its business objectives.

If you purchase shares of our Common Shares in an offering, you will experience substantial and immediate dilution, because the price that you pay will be substantially greater than the net tangible book value per share of the Common Shares that you acquire. This dilution is due in large part to the fact that our earlier investors will have paid substantially less than a public offering price when they purchased their Common Shares.

The Corporation Operates Within the Cannabis Industry, Which Might Result in Additional Difficulties and Complexities Associated with Obtaining Adequate Insurance Coverage.

At the date of this Prospectus, the Corporation and its subsidiaries have secured insurance coverage with respect to builder’s risk, general liability and property. The Corporation has not yet secured insurance coverage with respect to workers’ compensation, directors’ and officers’ insurance, fire and other similar policies customarily obtained for businesses to the extent commercially appropriate; and, because the Corporation is engaged in and operates within the cannabis industry, there might be exclusions and additional difficulties and complexities associated with obtaining such insurance coverage that could cause the Corporation to suffer uninsured losses, which could adversely affect the Corporation’s business, results of operations, and profitability. There is no assurance that the Corporation will be able to obtain and utilize such insurance coverage, if necessary.

The Cultivation of Cannabis Includes Risks Inherent in an Agricultural Business Including the Risk of Crop Loss, Sudden Changes in Environmental Conditions, Equipment Failure, Product Recalls and Others.

The Corporation’s future business involves the growing of medical marijuana, an agricultural product. Such business will be subject to the risks inherent in the agricultural business, such as insects, plant diseases and similar agricultural risks. Although the Corporation expects that any such growing will be completed indoors under climate controlled conditions, there can be no assurance that natural elements will not have a material adverse effect on any such future production. The Corporation is reliant on a single location. Adverse changes affecting the Hanover Facility, development project could materially affect the Corporation’s plans.

The Cultivation of Cannabis Involves a Reliance on Third Party Transportation Which Could Result in Supply Delays, Reliability of Delivery and Other Related Risks.

In order for customers of the Corporation to receive their product, the Corporation may rely on third party transportation services. This can cause logistical problems with and delays in patients obtaining their orders and cannot be directly controlled by the Corporation. Any delay by third party transportation services may adversely affect the Corporation’s financial performance.

Moreover, security of the product during transportation to and from the Corporation’s facilities is critical due to the nature of the product. A breach of security during transport could have material adverse effects on the Corporation’s business, financials and prospects. Any such breach could impact the Corporation’s future ability to continue operating under its licenses or the prospect of renewing its licenses.

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The Corporation May Be Subject to Product Recalls for Product Defects Self-imposed or Imposed by Regulators.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of the Corporation’s products are recalled due to an alleged product defect or for any other reason, the Corporation could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. The Corporation may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention. Although the Corporation has detailed procedures in place for testing its products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if one of the Corporation’s significant brands were subject to recall, the image of that brand and the Corporation could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for the Corporation’s products and could have a material adverse effect on the results of operations and financial condition of the Corporation. Additionally, product recalls may lead to increased scrutiny of the Corporation’s operations by Health Canada or other regulatory agencies, requiring further management attention and potential legal fees and other expenses.

The Corporation is Reliant on Key Inputs, such as Water and Utilities, and Any Interruption of These Services Could Have a Material Adverse Effect on the Corporation’s Finances and Operation Results.

The Corporation’s business is dependent on a number of key inputs and their related costs including raw materials and supplies related to its growing operations, as well as electricity, water and other local utilities. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs could materially impact the business, financial condition and operating results of the Corporation. Any inability to secure required supplies and services or to do so on appropriate terms could have a materially adverse impact on the business, financial condition and operating results of the Corporation.

The Expansion of the Medical Cannabis Industry May Require New Clinical Research into Effective Medical Therapies, When Such Research has Been Restricted in the U.S. and is New to Canada.

Research in Canada, the U.S. and internationally regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis or isolated cannabinoids remains in early stages. There have been relatively few clinical trials on the benefits of cannabis or isolated cannabinoids. Although the Corporation believes that the articles, reports and studies support its beliefs regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, future research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, cannabis. Given these risks, uncertainties and assumptions, investors should not place undue reliance on such articles and reports. Future research studies and clinical trials may draw opposing conclusions to those stated in this Prospectus or reach negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing, social acceptance or other facts and perceptions related to medical cannabis, which could have a material adverse effect on the demand for the Corporation’s products with the potential to lead to a material adverse effect on the Corporation’s business, financial condition and results of operations.

Under Canadian Regulations, a Licensed Producer of Cannabis May Have Restrictions on the Type and Form of Marketing It Can Undertake Which Could Materially Impact Sales Performance.

The development of the Corporation’s future business and operating results may be hindered by applicable restrictions on sales and marketing activities imposed by Health Canada or U.S. regulatory authorities. The regulatory environment in Canada limits the Corporation’s ability to compete for market share in a manner similar to other industries. If the Corporation is unable to effectively market its products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for its products, the Corporation’s sales and operating results could be adversely affected.

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The Corporation Could Be Liable for Fraudulent or Illegal Activity by its Employees, Contractors and Consultants Resulting in Significant Financial Losses to Claims Against the Corporation.

The Corporation is exposed to the risk that its employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to the Corporation that violates: (i) government regulations; (ii) manufacturing standards; (iii) federal and provincial healthcare fraud and abuse laws and regulations; or (iv) laws that require the true, complete and accurate reporting of financial information or data. It is not always possible for the Corporation to identify and deter misconduct by its employees and other third parties, and the precautions taken by the Corporation to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting the Corporation from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against the Corporation, and it is not successful in defending itself or asserting its rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of the Corporation’s operations, any of which could have a material adverse effect on the Corporation’s business, financial condition and results of operations.

The Corporation will be reliant on Information Technology Systems and may be Subject to Damaging Cyber-attacks.

The Corporation has entered into agreements with third parties for hardware, software, telecommunications and other information technology (“IT”) services in connection with its operations]. The Corporation’s operations depend, in part, on how well it and its suppliers protect networks, equipment, IT systems and software against damage from a number of threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism and theft. The Corporation’s operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as preemptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increase in capital expenditures. The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact the Corporation’s reputation and results of operations.

The Corporation has not experienced any material losses to date relating to cyber-attacks or other information security breaches, but there can be no assurance that the Corporation will not incur such losses in the future. The Corporation’s risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access is a priority. As cyber threats continue to evolve, the Corporation may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

The Corporation may be Subject to Breaches of Security at its Facilities, or in Respect of Electronic Documents and Data Storage and May Face Risks Related to Breaches of Applicable Privacy Laws.

Given the nature of the Corporation’s product and its lack of legal availability outside of channels approved by the Government of Canada, as well as the concentration of inventory in its facilities, despite meeting or exceeding Health Canada’s security requirements, there remains a risk of shrinkage as well as theft. A security breach at one of the Corporation’s facilities could expose the Corporation to additional liability and to potentially costly litigation, increase expenses relating to the resolution and future prevention of these breaches and may deter potential patients from choosing the Corporation’s products.

A privacy breach may occur through procedural or process failure, information technology malfunction, or deliberate unauthorized intrusions. Theft of data for competitive purposes, particularly patient lists and preferences, is an ongoing risk whether perpetrated via employee collusion or negligence or through deliberate cyber-attack. Any such theft or privacy breach would have a material adverse effect on the Corporation’s business, financial condition and results of operations.

In addition, there are a number of federal and provincial laws protecting the confidentiality of certain patient health information, including patient records, and restricting the use and disclosure of that protected information. In particular, the privacy rules under the Personal Information Protection and Electronics Documents Act (Canada) (“PIPEDA”), protect medical records and other personal health information by limiting their use and disclosure of health information to the minimum level reasonably necessary to accomplish the intended purpose. If the Corporation was found to be in violation of the privacy or security rules under PIPEDA or other laws protecting the confidentiality of patient health information, it could be subject to sanctions and civil or criminal penalties, which could increase its liabilities, harm its reputation and have a material adverse effect on the business, results of operations and financial condition of the Corporation.

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The Corporation’s Officers and Directors may be Engaged in a Range of Business Activities Resulting in Conflicts of Interest.

The Corporation may be subject to various potential conflicts of interest because some of its officers and directors may be engaged in a range of business activities. In addition, the Corporation’s executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to the Corporation. In some cases, the Corporation’s executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to the Corporation’s business and affairs and that could adversely affect the Corporation’s operations. These business interests could require significant time and attention of the Corporation’s executive officers and directors. In addition, the Corporation may also become involved in other transactions which conflict with the interests of its directors and the officers who may from time to time deal with persons, firms, institutions or Companies with which the Corporation may be dealing, or which may be seeking investments similar to those desired by it. The interests of these persons could conflict with those of the Corporation.

In addition, from time to time, these persons may be competing with the Corporation for available investment opportunities. Conflicts of interest, if any, will be subject to the procedures and remedies provided under applicable laws. In particular, if such a conflict of interest arises at a meeting of the Corporation’s directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In accordance with applicable laws, the directors of the Corporation are required to act honestly, in good faith and in the best interests of the Corporation.

In Certain Circumstances, the Corporation’s Reputation could be Damaged.

Damage to the Corporation’s reputation can be the result of the actual or perceived occurrence of any number of events, and could include any negative publicity, whether true or not. The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views regarding the Corporation and its activities, whether true or not. Although the Corporation believes that it operates in a manner that is respectful to all stakeholders and that it takes care in protecting its image and reputation, the Corporation does not ultimately have direct control over how it is perceived by others. Reputation loss may result in decreased investor confidence, increased challenges in developing and maintaining community relations and an impediment to the Corporation’s overall ability to advance its projects, thereby having a material adverse impact on financial performance, financial condition, cash flows and growth prospects.

Regulatory Scrutiny of the Corporation’s Industry may Negatively Impact its Ability to Raise Additional Capital.

The Corporation’s business activities rely on newly established and/or developing laws and regulations in Canada. These laws and regulations are rapidly evolving and subject to change with minimal notice. Regulatory changes may adversely affect the Corporation’s profitability or cause it to cease operations entirely. The cannabis industry may come under the scrutiny or further scrutiny by Health Canada or the Canadian Securities Exchange. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any proposals will become law. The regulatory uncertainty surrounding the Corporation’s industry may adversely affect the business and operations of the Corporation, including without limitation, the costs to remain compliant with applicable laws and the impairment of its ability to raise additional capital, which could reduce, delay or eliminate any return on investment in the Corporation.

Publicity or Consumer Perception.

The Corporation believes the recreational and medical cannabis industries are highly dependent upon consumer perception regarding the safety, efficacy and quality of the cannabis produced. Consumer perception of the Corporation’s products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of cannabis products.

There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the cannabis market generally, any particular product or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or publicity could have a material adverse effect on the demand for the Corporation’s products and the business, results of operations, financial condition and the Corporation’s cash flows. The Corporation’s dependence upon consumer perceptions means that adverse scientific research reports, findings, regulatory proceedings, litigation, media attention or other publicity, whether or not accurate or with merit, could have a material adverse effect on the Corporation, the demand for the Corporation’s products, and the business, results of operations, financial condition and cash flows of the Corporation. Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of medical cannabis in general, or the Corporation’s products specifically, or associating the consumption of cannabis with illness or other negative effects or events, could have such a material adverse effect. Such adverse publicity reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products appropriately or as directed.

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Currency Fluctuations

The Corporation’s revenues and expenses are expected to be primarily denominated in Canadian dollars, and therefore may be exposed to significant currency exchange fluctuations. Recent events in the global financial markets have been coupled with increased volatility in the currency markets. Fluctuations in the exchange rate between the U.S. dollar and the Canadian dollar may have a material adverse effect on the Corporation’s business, financial condition and operating results. The Corporation may, in the future, establish a program to hedge a portion of its foreign currency exposure with the objective of minimizing the impact of adverse foreign currency exchange movements. However, even if the Corporation develops a hedging program, there can be no assurance that it will effectively mitigate currency risks.

We may need to raise additional funds in the future that may not be available on acceptable terms or available at all.

We may consider issuing additional debt or equity securities in the future to fund our business plan, for potential investment acquisitions, or general corporate purposes. If we issue equity or convertible debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences, and privileges senior to those of our existing stockholders. If we incur additional debt, it may increase our leverage relative to our earnings or to our equity capitalization, requiring us to pay additional interest expenses. We may not be able to obtain financing on favorable terms, or at all, in which case, we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures.

We may be subject to liability claims for damages and other expenses not covered by insurance that could reduce our earnings and cash flows.

Our business, profitability, and growth prospects could suffer if we pay damages or defense costs in connection with a liability claim that is outside the scope of any applicable insurance coverage. We intend to maintain, but do not yet have, general and product liability insurance. There is no assurance that we will be able to obtain insurance in amounts, or for a price, that will permit us to purchase desired amounts of insurance. Additionally, if our costs of insurance and claims increase, then our earnings could decline. Further, market rates for insurance premiums and deductibles have been steadily increasing, which may prevent us from being adequately insured. A product liability or negligence action in excess of insurance coverage could harm our profitability and liquidity.

Insurance and contractual protections may not always cover lost revenue.

We possess insurance and warranties from suppliers, and our subcontractors make contractual obligations to meet certain performance levels. We also attempt, where feasible, to pass risks we cannot control to our customers. The proceeds of such insurance, warranties, performance guarantees, and risk-sharing arrangements may not be adequate to cover lost revenue, increased expenses, or liquidated damages payments that may be required in the future.

We currently carry customary insurance for business liability. Certain losses of a catastrophic nature, such as from floods, tornadoes, thunderstorms, and earthquakes, are uninsurable or not economically insurable. Such “Acts of God,” work stoppages, regulatory actions, or other causes, could interrupt operations and adversely affect our business.

We Rely on Outside Consultants and Employees.

We will rely on the experience of outside consultants and employees. In the event that one or more of these consultants or employees terminates employment with the Company, or becomes unavailable, suitable replacements will need to be retained, and there is no assurance that such employees or consultants could be identified under conditions favorable to us.

Our financial and operating performance is adversely affected by the coronavirus pandemic.

The recent outbreak of a strain of coronavirus (COVID-19) in the U.S. has had an unfavorable impact on our business operations.  Mandatory closures of businesses imposed by the federal, state and local governments to control the spread of the virus is disrupting the operations of our management, business and finance teams. In addition, the COVID-19 outbreak has adversely affected the U.S. economy and financial markets, which may result in a long-term economic downturn that could negatively affect future performance.  The extent to which COVID-19 will impact our business and our consolidated financial results will depend on future developments which are highly uncertain and cannot be predicted at the time of the filing of this Form 10-K, but is expected to result in a material adverse impact on our business, results of operations and financial condition.

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We operate in a highly competitive industry and competitors may compete more effectively.

The industries in which we operate are highly competitive, with many companies of varying size and business models, many of which have their own proprietary technologies, competing for the same business as we do. Many of our competitors have longer operating histories and greater resources than us, and they could use their substantial financial resources to develop a competing business model, develop products or services that are more attractive to potential customers than those we offer, or convince our potential customers that they require financing arrangements that are impractical for smaller companies to offer. Our competitors may also offer similar products and services at prices below cost, devote significant sales forces to competing with us, or attempt to recruit our key personnel by increasing compensation, any of which could improve their competitive positions. Any of these competitive factors could make it more difficult for us to attract and retain customers, cause us to lower our prices in order to compete or reduce our market share and revenue, any of which could have a material adverse effect on our financial condition and operating results. We can provide no assurance that we will continue to compete effectively against our current competitors or additional companies that may enter our markets. We also expect to encounter competition from customers who elect to develop solutions or perform services internally rather than engaging an outside provider such as us.

Risks Related to Our Financial Condition

Dependence on financing and losses for the foreseeable future.

Our independent registered public accounting firm has issued its audit opinion on our consolidated financial statements appearing in this Annual Report on Form 10-K, including an explanatory paragraph as to substantial doubt with respect to our ability to continue as a going concern. The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, assuming we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the fiscal year-ended December 31, 2019, our net loss was $20,451,080. As of December 31, 2019, we had an accumulated equity of $4,854,198 and a working capital deficit of $2,021,122. These factors raise substantial doubt about our ability to continue as a going concern which is dependent on our ability to raise the required additional capital or debt financing to meet short- and long-term operating requirements. We may also encounter business endeavors that require significant cash commitments or unanticipated problems or expenses that could result in a need for additional cash. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our current shareholders could be reduced, and such securities might have rights, preferences, or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or available at all. If adequate funds are not available on acceptable terms, we may not be able to take advantage of prospective business endeavors or opportunities, which could significantly and materially restrict our operations. If we are unable to obtain necessary capital, we may have to cease operations. For additional information, see Management’s Discussion and Analysis of Financial Condition and Results of Operations – “Going Concern.”

Dependence on financing and losses for the foreseeable future

As of December 31, 2019, we had current liabilities of $3,952,333 and current assets of $1,931,211. We had a working capital deficiency of $2,021,122. Our ability to continue as a going concern is dependent upon raising capital from financing transactions. To stay in business, we will need to raise additional capital through public or private sales of our securities or debt financing. In the past, we have financed our operations by issuing secured and unsecured convertible debt and equity securities in private placements, in some cases with equity incentives for the investor in the form of warrants to purchase our common stock, and we have borrowed from related parties. We have sought, and will continue to seek, various sources of financing. There are no additional commitments from anyone to provide us with financing. We can provide no assurance as to whether our capital raising efforts will be successful or as to when, or if, we will be profitable in the future. Even if the Company achieves profitability, it may not be able to sustain such profitability. If we are unable to obtain financing or achieve and sustain profitability, we may have to suspend operations or sell assets, making us unable to execute our business plan. Failure to become and remain profitable may adversely affect the market price of our common stock and our ability to raise capital and continue operations.

Our ability to generate positive cash flow is uncertain.

To develop and expand our business, we will need to make significant up-front investments in our manufacturing capacity and incur research and development, sales and marketing, and general and administrative expenses. In addition, our growth will require a significant investment in working capital. Our business will require significant amounts of working capital to meet our project requirements and support our growth. We cannot provide any assurance that we will be able to raise the capital necessary to meet these requirements. If adequate funds are not available or are not available on satisfactory terms, we may be required to significantly curtail our operations and may not be able to fund our current production requirements, let alone fund expansion, take advantage of unanticipated acquisition opportunities, develop or enhance our products, and respond to competitive pressures. Any failure to obtain such additional financing could have a material adverse effect on our business, results of operations, and financial condition.

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Because we may never have net income from our operations, our business may fail.

We have no history of profitability from operations. There can be no assurance that we will ever operate profitably. Our success is significantly dependent on uncertain events, including successful developing our products, establishing satisfactory manufacturing arrangements and processes, and distributing and selling our products. If we are unable to generate significant revenues from sales of our products, we will not be able to earn profits or continue operations. We can provide no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will fail, and investors may lose all of their investment in our Company.

We need to raise additional funds, and such funds may not be available on acceptable terms.

We may consider issuing additional debt or equity securities in the future to fund our business plan, for general corporate purposes or for potential acquisitions or investments. If we issue equity or convertible debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences, and privileges senior to those of our existing stockholders. If we incur additional debt, it may increase our leverage relative to our earnings or to our equity capitalization, requiring us to pay additional interest expenses. We may not be able to obtain financing on favorable terms, in which case, we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures.

Risks Related to Our Common Stock and Its Market Value

We have limited capitalization and may require financing, which may not be available.

We have limited capitalization, which increases our vulnerability to general adverse economic and industry conditions, limits our flexibility in planning for and reacting to changes in our business and industry, and may place us at a competitive disadvantage to competitors with sufficient capitalization. If we are unable to obtain sufficient financing on satisfactory terms and conditions, we will be forced to curtail or abandon our plans or operations. Our ability to obtain financing will depend upon a number of factors, many of which are beyond our control.

A limited public trading market exists for our common stock, which makes it difficult for our stockholders to sell their common stock on the public markets. Any trading in our shares may have a significant effect on our stock prices.

Although our common stock is listed for quotation on the OTC Markets Pink Fully-Reporting, under the symbol “CPMD,” the trading activity of our common stock is volatile and may not develop or be sustained. As a result, any trading price of our common stock may not be an accurate indicator of the valuation of our common stock. Any trading in our shares could have a significant effect on our stock price. If a more liquid public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. No assurance can be given that an active market will develop or that a stockholder will ever be able to liquidate its shares of common stock without considerable delay, if at all. Many brokerage firms may not be willing to affect transactions in the securities. Even if an investor finds a broker willing to affect a transaction in our securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rates, and international currency fluctuations, may adversely affect the market price and liquidity of our common stock.

Our stock price has undergone a great deal of volatility, including a significant decrease over the past few years. The volatility may mean that, at times, our stockholders may be unable to resell their shares at or above the price at which they acquired them.

From January 1, 2018 through the date of this report, the price per share of our common stock has ranged from a high of $4.00 to a low of $0.033. The price of our common stock has been, and may continue to be, highly volatile and subject to wide fluctuations. The market value of our common stock has declined in the past, due in part to our operating performance and to conversions of dilutive debt instruments that we have issued to fund operations. In the future, broad market and industry factors may decrease the market price of our common stock, regardless of our actual operating performance. Recent declines in the market price of our common stock have and could continue to affect our access to capital, and may, if they continue, impact our ability to continue operations at the current level. In addition, any continuation of the recent declines in the price of our common stock may curtail investment opportunities presented to us and negatively impact other aspects of our business, including our ability to fund our operations. As a result of any such declines, many stockholders have been or may become unable to resell their shares at or above the price at which they acquired them.

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The volatility of the market price of our common stock could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	our stock being held by a small number of persons whose sales (or lack of sales) could result in positive or negative pricing pressure on the market price for our common stock;

•	actual or anticipated variations in our quarterly operating results;

•	changes in our earnings estimates;

•	our ability to obtain adequate working capital financing;

•	changes in market valuations of similar companies;

•	publication (or lack of publication) of research reports about us;

•	changes in applicable laws or regulations, court rulings, enforcement, and legal actions;

•	loss of any strategic relationships;

•	additions or departures of key management personnel;

•	actions by our stockholders (including transactions in our shares);

•	speculation in the press or investment community;

•	increases in market interest rates, which may increase our cost of capital;

•	changes in our industry;

•	competitive pricing pressures;

•	our ability to execute our business plan; and

•	economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our common stock may never be listed on a national exchange and is subject to being removed from the OTC Pink Marketplace.

Our common stock is quoted for trading on the OTC Pink Marketplace (“OTC Pink”). We still will be unable to list our stock on the OTC Markets Pink Fully-Reporting if we do not meet the eligibility standards for listing under the OTC Markets Pink Fully-Reporting per OTC Markets guidelines. Should we continue to fail to satisfy the eligibility standards of OTC Markets for the OTC Markets Pink Fully-Reporting, the trading price of our common stock could continue to suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

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Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is categorized as a “penny stock”, as that term is defined in SEC Rule 3a51-1, which generally provides that a “penny stock”, is any equity security that has a market price (as defined) less than U.S. $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, including Rule 15g-9, which imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities and reduce the number of potential investors. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

According to SEC Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include: (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and through false and misleading press releases; (3) boiler-room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons; (4) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the future volatility of our share price.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their noninstitutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

To date, we have not paid any cash dividends, and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We currently intend to retain all earnings for our operations.

If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately to report our financial results or prevent financial fraud. As a result, current and potential stockholders could lose confidence in our financial reporting.

We are subject to the risk that sometime in the future our independent registered public accounting firm could communicate to the board of directors that we have deficiencies in our internal control structure that they consider to be “significant deficiencies.” A “significant deficiency” is defined as a deficiency, or a combination of deficiencies, in internal controls over financial reporting such that there is more than a remote likelihood that a material misstatement of the entity’s financial statements will not be prevented or detected by the entity’s internal controls.

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Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we could be subject to regulatory action or other litigation and our operating results could be harmed. We are required to document and test our internal control procedures to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” or “SOX”), which requires our management to annually assess the effectiveness of our internal control over financial reporting.

We currently are not an “accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended. Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) requires us to include an internal control report with our Annual Report on Form 10-K. That report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. As of December 31, 2019, the management of the Company assessed the effectiveness of the Company’s internal control over financial reporting based on SEC guidance on conducting such assessments and on the criteria for effective internal control over financial reporting established in Internal Control and Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Management concluded, during the year ended December 31, 2019, that the Company’s internal controls and procedures were not effective to detect the inappropriate application of U.S. GAAP rules. Management realized there were deficiencies in the design or operation of the Company’s internal control that adversely affected the Company’s internal controls, which management considers to be material weaknesses. A material weakness in the effectiveness of our internal controls over financial reporting may increase the chance of fraud and the loss of customers, reduce our ability to obtain financing, and require additional expenditures to comply with these requirements. Any of these consequences could have a material adverse effect on our business, results of operations and financial condition. For additional information, see Item 9A – Controls and Procedures.

It may be time-consuming, difficult, and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls, and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current.

If we are unable to maintain the adequacy of our internal controls, as those standards are modified, supplemented, or amended from time to time, we may not be able to ensure that we may conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and cause investors to lose confidence in our reported financial information, either of which could adversely affect the value of our common stock.

Because our current directors, executive officers, and preferred stockholders beneficially hold Sixty-Seven and One Half Percent (67.5%) of our common stock, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of subscribers in our private placements.

Our current directors, our executive officers, and 5% or more stockholders beneficially own or control approximately Sixty-Seven and One Half Percent (67.5%) of our issued and outstanding shares of common stock as of December 31, 2019. Additionally, the holdings of our directors, and executive officers, and preferred stockholders may increase in the future upon vesting or other maturation of exercise rights under any of the restricted stock grants, options, or warrants they may hold or in the future be granted, or if they otherwise acquire additional shares of our common stock. The interests of such persons may differ from the interests of our other stockholders. As a result, in addition to their board seats and offices, such persons, irrespective of how the Company’s other stockholders vote, may have significant influence over and may control corporate actions requiring stockholder approval, including the following actions:

•	electing or defeating the election our directors;

•	to amending or preventing the amendment of our Certificate of Incorporation or By-laws;

•	effecting or preventing a transaction, sale of assets, or other corporate transaction; and

•	controlling the outcome of any other matter submitted to our stockholders for vote.

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Such persons' stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our certificate of incorporation allows our board to create new series of preferred stock without approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock granting holders a preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock, and the right to redemption of the shares, together with a premium prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

Cautionary Note

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

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USE OF PROCEEDS

We will not receive any proceeds from the disposition and/or resale of the shares of common stock by the Selling Stockholder or their transferees. We will, however, receive cash proceeds from the Purchase Notices we issue to Granite (“Granite”), which we, while we retain broad discretion on the use of proceeds, we intend to use for working capital and to fund general corporate purposes including, but not limited to, the retirement of certain outstanding debt obligations as well as working capital purposes.

DETERMINATION OF OFFERING PRICE

In determining the offering price of the shares pursuant to the Common Stock Purchase Agreement, we considered several factors including the following:

•	prevailing market conditions, including the history and prospects for the industry in which we compete;

•	our future prospects; and

•	our capital structures.

Therefore, the offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock.

DILUTION

The Shares registered under this registration statement are not being offered for purchase. The shares are being registered on behalf of Granite pursuant to Purchase Notices we issue to Granite.

SELLING SECURITY HOLDERS

This prospectus covers an aggregate of up to 22,017,682 shares of our common stock that may be sold or otherwise disposed of by the selling stockholders identified herein. Such shares were received in private placement transactions and as compensation for services in connection with such transaction and the related registered direct offering of shares of our common stock, as described herein.

When we refer to the selling stockholders in this prospectus, we mean those persons listed in the table below, as well as the permitted transferees, pledgees, donees, assignees, successors and others who later come to hold any of the selling stockholders’ interests other than through a public sale.

The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock set forth in the following table. There is no requirement for the selling stockholders to sell their shares, and we do not know when, or if, or in what amount the selling stockholders may offer the shares of common stock for sale pursuant to this prospectus.

The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will supplement this prospectus accordingly. We are unable to confirm whether the selling stockholders will in fact sell any or all of their shares of common stock.

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To our knowledge and except as noted below, none of the selling stockholders has, or within the past three years has had, any material relationships with us or any of our affiliates. Each selling stockholder who is also an affiliate of a broker dealer, as noted below, has represented that: (1) the selling stockholder purchased in the ordinary course of business; and (2) at the time of purchase of the securities being registered for resale, the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

1.	Granite 8,513,514 Shares of our Common Stock to be purchased by Granite pursuant to the Common Stock Purchase Agreement (“SPA”), registered for resale herein, and would represent 16.12% of our issued and outstanding shares of common stock as of January 15, 2021;

2.	Richard Brown’s 250,000 Shares of our Common Stock acquired by Richard Brown pursuant to a Consulting Agreement, registered for resale herein, and would represent .048% of our issued and outstanding shares of common stock as of January 15, 2021;

3.	William Bailey 162,348 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by William Bailey pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.31% of our issued and outstanding shares of common stock as of January 15, 2021;

4.	Kenneth Bradley 86,679 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Kenneth Bradley pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.16% of our issued and outstanding shares of common stock as of January 15, 2021;

5.	John Cassels 881,637 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by John Cassels pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 1.68% of our issued and outstanding shares of common stock as of January 15, 2021;

6.	Glenn Daigle 66,707 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Glenn Daigle pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.13% of our issued and outstanding shares of common stock as of January 15, 2021;

7.	Elaine Fillion 133,452 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Elaine Fillion pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.25% of our issued and outstanding shares of common stock as of January 15, 2021;

8.	Michelle Fillion 31,854 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Michelle Fillion pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.06% of our issued and outstanding shares of common stock as of January 15, 2021;

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9.	Joeseph Forzani 67,200 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Joeseph Forzani pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019, and would represent 0.13% of our issued and outstanding shares of common stock as of January 15, 2021;

10.	Eli Ghanime 65,996 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Eli Ghanime pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.13% of our issued and outstanding shares of common stock as of January 15, 2020;

11.	William Gordica 318,542 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by William Gordica pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.61% of our issued and outstanding shares of common stock as of January 15, 2021;

12.	Robert Libin 168,000 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Robert Libin pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.32% of our issued and outstanding shares of common stock as of January 15, 2021;

13.	William Lister 66,549 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by William Lister pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.13% of our issued and outstanding shares of common stock as of January 15, 2021;

15.	Crystal Basler 300,000 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Crystal Basler pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.57% of our issued and outstanding shares of common stock as of January 15, 2021;

16.	Angela Orman 242,753 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Angela Orman pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.46% of our issued and outstanding shares of common stock as of January 15, 2021;

17.	Cayley Orman 10,125 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Cayley Orman pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.02% of our issued and outstanding shares of common stock as of January 15, 2021;

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18.	Richard Orman 625,725 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Richard Orman pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 1.19% of our issued and outstanding shares of common stock as of January 15, 2021;

19.	Sean Orman 195,000 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Sean Orman pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.37% of our issued and outstanding shares of common stock as of January 15, 2021;

20.	Jonathan Zwiers 99,527 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Jonathan Zwiers pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.19% of our issued and outstanding shares of common stock as of January 15, 2021;

21.	Hal Danchilla 355,650 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Hal Danchilla pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.68% of our issued and outstanding shares of common stock as of January 15, 2021;

22.	PLM consultants 306,092 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by PLM consultants pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.58% of our issued and outstanding shares of common stock as of January 15, 2021;

23.	Katherine Roberts 66,134 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Katherine Roberts pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.13% of our issued and outstanding shares of common stock as of January 15, 2021;

24.	Andrew Steedman 375,000 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Andrew Steedman pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.71% of our issued and outstanding shares of common stock as of January 15, 2021;

25.	Robert Thompson 32,031 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Robert Thompson pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.06% of our issued and outstanding shares of common stock as of January 15, 2021;

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26.	Li Wang 199,469 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Li Wang pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.38% of our issued and outstanding shares of common stock as of January 151, 2021;

27.	Yidan Wang 132,980 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Yidan Wang pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.25% of our issued and outstanding shares of common stock as of January 15, 2021;

28.	Mike Meyer 20,250 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Mike Meyer pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.04% of our issued and outstanding shares of common stock as of January 15, 2021;

29.	Severino Mastromonaco 190,500 Shares of our Common Stock to be exchanged by Severino Mastromonaco pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.36% of our issued and outstanding shares of common stock as of January 15, 2021;

30.	Alexandra Maltere 100,800 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Alexandra Maltere pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.19% of our issued and outstanding shares of common stock as of January 15, 2021;

31.	Justin Sather 75,000 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Justin Sather pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.14% of our issued and outstanding shares of common stock as of January 15, 2021;

32.	Christine Barnett 39,900 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Christine Barnett pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.08% of our issued and outstanding shares of common stock as of January 15, 2021;

33.	John Teti 19,500 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by John Teti pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.04% of our issued and outstanding shares of common stock as of January 15, 2021;

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34.	Roger Gibson 19,500 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Roger Gibson pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.04% of our issued and outstanding shares of common stock as of January 15, 2021;

35.	Mike Brar 7,500 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Mike Brar pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.01% of our issued and outstanding shares of common stock as of January 15, 2021;

36.	Dale Aiello 15,000 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Dale Aiello pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.03% of our issued and outstanding shares of common stock as of January 15, 2021;

37.	Kathleen Barnett 7,500 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Kathleen Barnett pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.01% of our issued and outstanding shares of common stock as of January 15, 2021;

38.	Alan Hallman 22,500 Shares of our Common Stock was acquired in an exchange prior to the filing of this registration statement by Alan Hallman pursuant to the Company’s May 8, 2020 exchange of 5,507,400 of its shares for 3,671,597 shares of GN Ventures pursuant to a share exchange agreement with 36 GN Ventures shareholders. These shares were valued at $.67 each. As a result, the Company’s investment in GN Ventures was increased by $2,478,422 to a total of $6,672,019 and would represent 0.04% of our issued and outstanding shares of common stock as of January 15, 2021;

39.	Ryan Jordan Hucul 750,000 Shares of our Common Stock were acquired by Ryan Jordan Hucul over a period of two months from December 2018 and January 2019 an officer and director sold shares to 23 individuals in a private transaction and would represent 1.43% of our issued and outstanding shares of common stock as of January 15, 2021;

40.	1170681 B.C. Ltd. 473,104 Shares of our Common Stock were acquired by 1170681 B.C. Ltd. over a period of two months from December 2018 and January 2019 an officer and director sold shares to 23 individuals in a private transaction and would represent 0.90% of our issued and outstanding shares of common stock as of January 15, 2021;

41.	Anita Kilmartin 12,742 Shares of our Common Stock were acquired by Anita Kilmartin over a period of two months from December 2018 and January 2019 an officer and director sold shares to 23 individuals in a private transaction and would represent 0.02% of our issued and outstanding shares of common stock as of January 15, 2021;

42.	Brayden Cummings 1,529 Shares of our Common Stock were acquired by Brayden Cummings over a period of two months from December 2018 and January 2019 an officer and director sold shares to 23 individuals in a private transaction and would represent 0.00% of our issued and outstanding shares of common stock as of January 15, 2021;

43.	Brian Kroschinski 54,470 Shares of our Common Stock were acquired by Brian Kroschinski over a period of two months from December 2018 and January 2019 an officer and director sold shares to 23 individuals in a private transaction and would represent 0.10% of our issued and outstanding shares of common stock as of January 15, 2021;

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44.	Dan Craig 7,200 Shares of our Common Stock were acquired by Dan Craig over a period of two months from December 2018 and January 2019 an officer and director sold shares to 23 individuals in a private transaction and would represent 0.01% of our issued and outstanding shares of common stock as of January 15, 2021;

45.	Dave White 480,661 Shares of our Common Stock were acquired by Dave White over a period of two months from December 2018 and January 2019 an officer and director sold shares to 23 individuals in a private transaction and would represent 0.91% of our issued and outstanding shares of common stock as of January 15, 2021;

46.	Janelle Tarrant 67,672 Shares of our Common Stock were acquired by Janelle Tarrant over a period of two months from December 2018 and January 2019 an officer and director sold shares to 23 individuals in a private transaction and would represent 0.13% of our issued and outstanding shares of common stock as of January 15, 2021;

47.	John Baillie 27,266 Shares of our Common Stock were acquired by John Baillie over a period of two months from December 2018 and January 2019 an officer and director sold shares to 23 individuals in a private transaction and would represent 0.05% of our issued and outstanding shares of common stock as of January 15, 2021;

48.	Kaitlyn Kilmartin 20,386 Shares of our Common Stock were acquired by Kaitlyn Kilmartin over a period of two months from December 2018 and January 2019 an officer and director sold shares to 23 individuals in a private transaction and would represent 0.04% of our issued and outstanding shares of common stock as of January 15, 2021;

49.	Leith Handley 26,541 Shares of our Common Stock were acquired by Leith Handley over a period of two months from December 2018 and January 2019 an officer and director sold shares to 23 individuals in a private transaction and would represent 0.05% of our issued and outstanding shares of common stock as of January 15, 2021;

50.	Mark Taylor 437,153 Shares of our Common Stock were acquired by Mark Taylor over a period of two months from December 2018 and January 2019 an officer and director sold shares to 23 individuals in a private transaction and would represent 0.83% of our issued and outstanding shares of common stock as of January 15, 2021;

51.	Mitch Martin 10,000 Shares of our Common Stock were acquired by Mitch Martin over a period of two months from December 2018 and January 2019 an officer and director sold shares to 23 individuals in a private transaction and would represent 0.02% of our issued and outstanding shares of common stock as of January 15, 2021;

52.	Nathan Cacchioni 36,877 Shares of our Common Stock were acquired by Nathan Cacchioni over a period of two months from December 2018 and January 2019 an officer and director sold shares to 23 individuals in a private transaction and would represent 0.07% of our issued and outstanding shares of common stock as of January 15, 2021;

53.	Nolan Handley 2,039 Shares of our Common Stock were acquired by Nolan Handley over a period of two months from December 2018 and January 2019 an officer and director sold shares to 23 individuals in a private transaction and would represent 0.00% of our issued and outstanding shares of common stock as of January 15, 2021;

54.	Rene Kristiansen 33,837 Shares of our Common Stock were acquired by Rene Kristiansen over a period of two months from December 2018 and January 2019 an officer and director sold shares to 23 individuals in a private transaction and would represent 0.06% of our issued and outstanding shares of common stock as of January 15, 2021;

55.	Rory O'Connell 73,254 Shares of our Common Stock were acquired by Rory O'Connell over a period of two months from December 2018 and January 2019 an officer and director sold shares to 23 individuals in a private transaction and would represent 0.14% of our issued and outstanding shares of common stock as of January 15, 2021;

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56.	Sandra Handley 26,540 Shares of our Common Stock were acquired by Sandra Handley over a period of two months from December 2018 and January 2019 an officer and director sold shares to 23 individuals in a private transaction and would represent 0.05% of our issued and outstanding shares of common stock as of January 15, 2021;

57.	Scott Barlett 36,877 Shares of our Common Stock were acquired by Scott Barlett over a period of two months from December 2018 and January 2019 an officer and director sold shares to 23 individuals in a private transaction and would represent 0.07% of our issued and outstanding shares of common stock as of January 15, 2021;

58.	Scott Viala 60,000 Shares of our Common Stock were acquired by Scott Viala over a period of two months from December 2018 and January 2019 an officer and director sold shares to 23 individuals in a private transaction and would represent 0.11% of our issued and outstanding shares of common stock as of January 15, 2021;

59.	Sukhmej Singh Binning 1,529 Shares of our Common Stock were acquired by Sukhmej Singh Binning over a period of two months from December 2018 and January 2019 an officer and director sold shares to 23 individuals in a private transaction and would represent 0.00% of our issued and outstanding shares of common stock as of January 15, 2021;

60.	Tara Mantoani 73,254 Shares of our Common Stock were acquired by Tara Mantoani over a period of two months from December 2018 and January 2019 an officer and director sold shares to 23 individuals in a private transaction and would represent 0.14% of our issued and outstanding shares of common stock as of January 15, 2021;

61.	Telisa Kristiansen 33,837 Shares of our Common Stock were acquired by Telisa Kristiansen over a period of two months from December 2018 and January 2019 an officer and director sold shares to 23 individuals in a private transaction and would represent 0.06% of our issued and outstanding shares of common stock as of January 15, 2021;

62.

Silverback Capital Corporation 2,500,000 Shares of our Common Stock to be purchased by Silverback Capital Corporation pursuant to the Common Stock Purchase Agreement (“SPA”), registered for resale herein, and would represent 4.8% of our issued and outstanding shares of common stock as of January 15, 2021;

63.

BHP Capital NY, Inc. 2,500,000 Shares of our Common Stock to be purchased by BHP Capital NY, Inc. pursuant to the Common Stock Purchase Agreement (“SPA”), registered for resale herein, and would represent 4.8% of our issued and outstanding shares of common stock as of January 15, 2021;

We may require the selling security holders to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The selling security holders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

Granite will be deemed to be underwriters within the meaning of the Securities Act.

We cannot give an estimate as to the number of shares of common stock that will actually be held by the Selling Stockholder upon termination of this offering, because each selling security holder may offer some or all of the common stock being registered on their individual behalf under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

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The manner in which the Selling Stockholder acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of the selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholders’ account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholders after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of the date as of which the information is provided, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 50,163,895 shares of our common stock outstanding as of January 15, 2021.

Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholders had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

8,513,514 Shares of our Common Stock to be purchased by Granite pursuant to the Common Stock Purchase Agreement (“SPA”), registered for resale here in would represent 41.91% of our issued and outstanding shares of common stock as of January 15, 2021;

Name of Selling Shareholder	Shares Beneficially Owned Prior to Offering*	Shares to be Offered	Amount Beneficially Owned After Offering %(3)
Granite	0	8,513,514 (1)(2)(3)(4)	0(2)
William Bailey	162,348	162,348	0.31%
Kenneth Bradley	86,679	86,679	0.16%
John Cassels	881,637	881,637	1.68%
Glenn Daigle	66,707	66,707	0.13%
Elaine Fillion	133,452	133,452	0.25%
Michelle Fillion	31,854	31,854	0.06%
Joeseph Forzani	67,200	67,200	0.13%
Eli Ghanime	65,996	65,996	0.13%
William Gordica	318,542	318,542	0.61%
Robert Libin	168,000	168,000	0.32%
William Lister	66,549	66,549	0.13%
Crystal Basler	300,000	300,000	0.57%
Angela Orman	242,753	242,753	0.46%
Cayley Orman	10,125	10,125	0.02%
Richard Orman	625,725	625,725	1.19%
Sean Orman	195,000	195,000	0.37%
Jonathan Zwiers	99,527	99,527	0.19%
Hal Danchilla	355,650	355,650	0.68%
PLM consultants	306,092	306,092	0.58%
Katherine Roberts	66,134	66,134	0.13%
Andrew Steedman	375,000	375,000	0.71%

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Name of Selling Shareholder	Shares Beneficially Owned Prior to Offering*	Shares to be Offered	Amount Beneficially Owned After Offering %(3)
Robert Thompson	32,031	32,031	0.06%
Li Wang	199,469	199,469	0.38%
Yidan Wang	132,980	132,980	0.25%
Mike Meyer	20,250	20,250	0.04%
Severino Mastromonaco	190,500	190,500	0.36%
Alexandra Maltere	100,800	100,800	0.19%
Justin Sather	75,000	75,000	0.14%
Christine Barnett	39,900	39,900	0.08%
John Teti	19,500	19,500	0.04%
Roger Gibson	19,500	19,500	0.04%
Mike Brar	7,500	7,500	0.01%
Dale Aiello	15,000	15,000	0.03%
Kathleen Barnett	7,500	7,500	0.01%
Alan Hallman	22,500	22,500	0.04%
Ryan Jordan Hucul	750,000	750,000	1.43%
1170681 B.C. Ltd.	473,104	473,104	0.90%
Anita Kilmartin	12,742	12,742	0.02%
Brayden Cummings	1,529	1,529	0.00%
Brian Kroschinski	54,470	54,470	0.10%
Dan Craig	7,200	7,200	0.01%
Dave White	480,661	480,661	0.91%
Janelle Tarrant	67,672	67,672	0.13%
John Baillie	27,266	27,266	0.05%
Kaitlyn Kilmartin	20,386	20,386	0.04%
Leith Handley	26,541	26,541	0.05%
Mark Taylor	437,153	437,153	0.83%
Mitch Martin	10,000	10,000	0.02%
Nathan Cacchioni	36,877	36,877	0.07%
Nolan Handley	2,039	2,039	0.00%
Rene Kristiansen	33,837	33,837	0.06%
Rory O'Connell	73,254	73,254	0.14%
Sandra Handley	26,540	26,540	0.05%
Scott Barlett	36,877	36,877	0.07%
Scott Viala	60,000	60,000	0.11%
Sukhmej Singh Binning	1,529	1,529	0.00%
Tara Mantoani	73,254	73,254	0.14%
Telisa Kristiansen	33,837	33,837	0.06%
Richard Brown	250,000	250,000	0.48%
BHP Capital NY, Inc.	2,500,000	2,500,000	4.8%
Silverback Capital Corporation	2,500,000	2,500,000	4.8%

Notes:

1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

2)	Because the selling security holders may offer and sell all or only some portion of the 22,017,682 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that the selling stockholder will hold upon termination of the offering. The column titled “Number of Shares Owned After Offering” assumes that the Selling Stockholder will sell all of their Shares.

3)	Consists of up 8,513,514 shares of common stock to be sold by Granite pursuant to Purchase Notices we issue to Granite pursuant to the Common Stock Purchase Agreement.

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THE OFFERING

Summary of the Offering

Shares currently outstanding:	50,163,895

Shares being offered:	8,513,514 shares of common stock that we may issue to Granite pursuant to draw downs under the Common Stock Purchase Agreement

Offering Price per share:	The Selling Stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

Use of Proceeds:	We will not receive any proceeds from the sale of the shares of our common stock by the Selling Stockholder. However, we will receive proceeds from receive cash proceeds from Purchase Notices we issue to Granite pertaining to the 8,513,514 shares being registered on behalf of Selling Shareholder Granite.

OTC Markets Symbol:	CPMD

Risk Factors:	See “Risk Factors” beginning on page 7 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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Common Stock Purchase Agreement (“SPA”) with Granite

On October 21, 2020, we entered into the SPA with Granite (also referred to herein as the “Investor”). Although we are not required to sell shares under the SPA, the SPA gives us the option to sell up to an aggregate of Four Million Dollars ($4,000,000) worth of our common stock to Granite (the “Maximum Commitment Amount”), in increments, over the period ending on the Commitment Period (the Commitment Period is mean the period commencing on the Execution Date, and ending on the earlier of (i) the date on which the Investor shall have purchased shares equal to the Maximum Commitment Amount, (ii) October 21, 2021, (iii) our written notice of termination to the Investor, (iv) the Registration Statement is no longer effective, or (v) the date upon which commences a bankruptcy action).

There is no assurance the market price of our common stock will increase in the future. Dependent upon the share price, the number of common shares that remain issuable may be insufficient to allow us to access the full amount contemplated under the SPA. If the bid/ask spread remains the same, we be unable to place puts for the full commitment under the SPA. Based on the lowest traded price of our common stock ten business days prior to the Closing multiplied by 80%. As of January 15, 2021, the proposed maximum price was Thirty-Seven Cents ($0.37), the registration statement covers the offer and possible sale 22,017,682 shares to Granite.

During the Commitment Period, we may, in our sole discretion, deliver a Purchase Notice pursuant to Section 2.2 of the SPA to Granite stating the dollar amount we intend to sell to Granite on a designated closing date. The purchase price of our Common Stock will be set at Eighty Percent (80%) of the Market Price on such date on which the Purchase Price is calculated. The Market Price is defined in the SPA as the lowest traded price of the Common Stock on the Principal Market on the ten (10) days prior to the Closing. The Closing is no later than (6) days after the Purchase Notice Date.

Section 2 of the SPA sets forth the “mechanics” of the Purchase Notices and the shares, as follows:

1.	at any time during the Commitment Period, we may deliver a Purchase Notice to Granite; the price per share provided for in the Purchase Notice will be equal to the Investment Amount (the Investment Amount is defined as Eighty Percent (80%) of the lowest closing traded price ten (10) Business Days prior to the Closing).

2.	we shall deliver the shares to Granite.

3.	Granite shall deliver the Investment Amount (less 10% of the market value of the amount of common stock being purchased (to account for clearing fees) by wire transfer of immediately available funds to an account designated by the Company.

4.	a Purchase Notice shall be delivered on the trading day that Granite receives the notice or the immediately succeeding trading day or on a non-trading day.

We are not entitled to deliver a Purchase Notice and Granite is not obligated to purchase any shares at a Closing unless all of the following conditions are met:

1.	A registration statement has been declared effective and remains effective (or a post-effective registration statement, if needed, has been filed and declared effective).

2.	We maintain and continue our stock quotation on the Principal Market and the trading of our common stock shall not have been suspended by the SEC, the Principal Market, or FINRA.

3.	We have performed, satisfied and completed in all material respects with all covenants, agreements and conditions of the SPA to be performed, satisfied or complied with by us.

4.	The issuance of the shares has not violated any shareholder approval requirements of OTC Markets.

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5.	The lowest trading price of our common stock in the ten trading days preceding a Put Date must exceed $0.01 per share.

6.	The issuance of the shares shall not exceed the Exchange Cap; Exchange Cap is defined as if when the issuance of the shares exceeds the aggregate number of common stock shares which we may issue without breaching our obligations under the rules and regulations of the Principal Market.

7.	Since the date of filing of our most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

8.	The number of shares then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than the Beneficial Ownership Limitation, as determined in accordance with Section 16 of the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

9.	We shall have no knowledge of any event more likely than not to have the effect of causing the Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen (15) Trading Days following the Trading Day on which such Purchase Notice is deemed delivered).

10.	Our Common Stock must be DWAC Eligible.

11.	All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934 shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Securities Exchange Act of 1934.

12.	We shall have reserved 100% of the Required Minimum for the Investor’s benefit under this Agreement and satisfied the reserve requirements with respect to all other contracts between us and the Investor.

13.	If any of the events described above occurs during a pricing period, then Granite shall have no obligation to purchase the shares delivered in the Purchase Notice.

Further, the SPA requires that we use our reasonable best efforts to have the registration statement be effective no more than 120 days following the date the initial registration statement was filed.

Neither Granite nor any of its affiliates are permitted to execute any short sales involving our common stock, during the period commencing on the Execution Date of the SPA, October 21, 2020, and continuing through the end of the Commitment Period, however, sales of our common stock by Granite after delivery of a put notice of such number of shares reasonably expected to be purchased by Granite under a put will not be deemed short sales.

As we draw down on the Equity Line pursuant to the SPA, shares of our common stock will be sold into the market by Granite. The sale of these shares could cause our stock price to decline. If our stock price declines and we issue more puts, more shares will come into the market, which could cause a further decline in our stock price. We determine when and whether to issue a put to Granite, so we will know precisely both the stock price used as the reference point, and the number of shares issuable to Granite upon such exercise. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the SPA. We have no obligation to utilize the full amount available under the SPA and all determinations regarding the execution of a put provision remains solely in the discretion of our company.

Neither the SPA nor any of our rights or Granite’s rights thereunder may be assigned to any other person.

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Granite has agreed that during the term of the SPA, neither Granite nor any of its affiliates will execute any short sales during the period from the date of the SPA to the end of the Commitment Period.

Pursuant to the SPA, the number of shares to be purchased by Granite shall not exceed the Beneficial Ownership Limitation of 4.99% of the number of common stock shares outstanding immediately after giving effect to the issuance of common stock shares issuable pursuant to the Purchase Notice.

Further, in addition to the above, the SPA contains representations, warranties and covenants by, among and for the benefit of the parties and before Granite is obligated to purchase any shares pursuant to a Purchase Notice, certain conditions specified in the SPA, none of which are in Granite’s control (although may be duplicative of the requirements for Granite to purchase any shares at a Closing), must be satisfied, including the following:

(1)	Neither Granite nor any of its affiliates are permitted to execute any short sales involving our common stock, during the period commencing on the Execution Date of the SPA, October 21, 2020, and continuing through the end of the Commitment Period, however, sales of our common stock by Granite after delivery of a put notice of such number of shares reasonably expected to be purchased by Granite under a put will not be deemed short sales.

(2)	Each of our representations and warranties in the SPA must be true and correct in all material respects.

(3)	We must have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required to be performed, satisfied or complied with by us.

(4)	The registration statement of which this prospectus forms a part must be effective under the Securities Act of 1933 and neither we nor the Investor shall have received a stop order from the SEC regarding the registration statement.

(5)	We shall have no knowledge of any event more likely than not to have the effect of causing the Registration Statement to be suspended or otherwise ineffective.

(6)	So long as the SPA remains in effect, we agree that without the prior consent of Granite, we will not enter into any other equity line of credit agreement with any other party.

(7)	We will file a Form 8-K, including the transaction documents describing their material terms of the SPA and the Registration Rights Agreement, which was satisfied on October 21, 2020.

(8)	We must have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the SPA and the Registration Rights Agreement.

(9)	No statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction shall have been enacted, entered, promulgated, threatened or endorsed which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the SPA and the Registration Rights Agreement.

(10)	No actions, suits, investigations, inquiries or proceedings pending or threatened against us or any of our subsidiaries nor having received notice of same. No judgment, order, write, injunction or decree or award has been issued, requested of any court, arbitrator or government agency that would have a material adverse effect and no pending or contemplated investigation by the SEC involving us or any of our subsidiaries or any officer or director.

(11)	No event has occurred that would have a Material Adverse Effect on us that has not been disclosed in subsequent filings.

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There is no guarantee that we will be able to meet the foregoing conditions or any of the other conditions in the SPA or that we will be able to draw down any portion of the Total Commitment available under the SPA with Granite.

The obligations of Granite under the SPA to purchase shares of our common stock may not be transferred to any other party, and none of the terms or conditions contained in the SPA may now be amended or waived by the parties. The registration statement of which this prospectus is a part will not cover sales by Granite’s transferees, notwithstanding Granite’s right to assign its rights under the Registration Rights Agreement to its affiliates.

The SPA provides that no termination of the SPA will limit, alter, modify, change or otherwise affect any of the parties’ rights or obligations with respect to any pending Purchase Notice, and that the parties must fully perform their respective obligations with respect to any such pending Purchase Notice under the SPA, provided all of the conditions to the settlement thereof are timely satisfied.

The SPA also provides for indemnification of Granite and its affiliates in the event that Granite incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by us of any of our representations and warranties under the SPA or the other related transaction documents or any action instituted against Granite or its affiliates due to the transactions contemplated by the SPA or other transaction documents, subject to certain limitations. The Registration Rights Agreement indemnifies us to the fullest extent of the law in the aggregate in losses, claims, damages liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement, incurred in investigating, preparing or defending any action, claim, suit inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative, or other regulatory agency, body or the SEC, to which the Company may become based upon any material violation by Granite of the Securities Act of 1933, the Securities Exchange Act of 1934, state securities laws relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement.

Registration Rights Agreement with Granite

We have an October 21, 2020 Registration Rights Agreement with Granite requiring us to file a Registration Statement on Form S-1 providing for the registration of an indeterminate number of shares of our common stock that result from our selling to Granite an indeterminate number of shares up to an aggregate purchase price of Four Million Dollars ($4,000,000) and the subsequent resale by Granite of such shares, the initial share amount of which to be registered is 22,017,682 shares. We are responsible for all legal expenses pertaining to the registration statement. We are required to use our reasonable best efforts to have the Registration Statement on Form S-1 declared effective by the SEC within 120 calendar days from the date we file our Form 10-Q for period ending September 30, 2020.

The effectiveness of the registration statement of which this prospectus is a part is a condition precedent to our ability to sell common stock to Granite under the SPA. We have agreed to file with the Commission one or more additional registration statements to cover all of the securities required to be registered under the Registration Rights Agreement that are not covered by this prospectus, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional registration statements as provided in the Registration Rights Agreement. We also agreed, among other things, to indemnify Granite from certain liabilities and fees and expenses of Granite incident to our obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act of 1933 (the “Securities Act”). Granite has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities that may be based upon written information furnished by Granite to us for inclusion in the registration statement of which this prospectus is a part, including certain liabilities under the Securities Act.

As discussed above, the obligations of Granite under the SPA to purchase shares of our common stock may not be transferred to any other party. Granite may not assign its rights under the Registration Rights Agreement other than to an affiliate of Granite. The registration statement of which this prospectus is a part will not cover sales by Granite’s transferees, notwithstanding Granite’s right to assign its rights under the Registration Rights Agreement to its affiliates. None of the terms or conditions contained in the Registration Rights Agreement may now be amended or waived by the parties.

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We are subject to the following obligations under the Registration Rights Agreement:

1.	We shall file with the SEC an initial Registration Statement covering 22,017,682 of the Registrable Securities.

2.	We shall use our reasonable best efforts to have the Registration Statement declared effective by the SEC within one hundred twenty (120) calendar days from the date that we file our Form 10-Q for period ending September 30, 2020., for which we have received from Granite the above-described extension, and any amendment declared effective by the SEC at the earliest possible date.

3.	We shall use reasonable best efforts to keep the Registration Statement effective during the term of the SPA.

4.	The Registration Statement (including any amendments, post-effective amendments, or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

5.	In the event the number of shares available under the Registration Statement is insufficient to cover all of the Registrable Securities, we shall amend the Registration Statement or file a new Registration Statement, so as to cover all of such Registrable Securities.

6.	If the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Investor under Rule 415 at then-prevailing market prices (and not fixed prices), or if after the filing of the initial Registration Statement with the SEC pursuant to Section 2(a), we are otherwise required by the Staff or the SEC to reduce the number of Registrable Securities included in such initial Registration Statement, then we shall reduce the number of Registrable Securities to be included in such initial Registration Statement until such time as the Staff and the SEC shall so permit such Registration Statement to become effective and be used as aforesaid.

7.	We shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any registration statement and the prospectus used in connection with such registration statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Registration Statement or any New Registration Statement effective at all times during the Registration Period.

8.	We shall permit the Investor to review and comment upon the Registration Statement or any New Registration Statement and all amendments and supplements thereto at least two (2) Business Days prior to their filing with the SEC, and not file any document in a form to which Investor reasonably objects.

9.	As promptly as practicable after becoming aware of such event or facts, we shall notify the Investor in writing of the happening of any event or existence of such facts as a result of which the prospectus included in any registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such registration statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to the Investor (or such other number of copies as the Investor may reasonably request).

10.	We shall use reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any registration statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

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11.	We shall maintain the quotation of our common stock with the Principal Market of which our common stock is quoted, which currently quoted on OTC Markets Pink Fully Reporting market operated by OTC Markets Group, Inc. under the symbol “CPMD”.

12.	We shall use reasonable best efforts to cause the Registrable Securities covered by any registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

13.	We shall make and keep public information available, as those terms are understood and defined in Rule 144;

14.	We shall file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934.

At an assumed purchase price of $0.296 (equal to Eighty Percent (80%) of the closing price of our common stock of Thirty-Seven Cents ($0.37) on January 15, 2021), and assuming the sale by us to Granite of all of the 8,513,514 Shares, or approximately 41.91% of our issued and outstanding common stock, being registered hereunder pursuant to draw downs under the SPA, we would receive only approximately $4,000,000 in gross proceeds. Furthermore, we may receive substantially less than this $4,000,000 in gross proceeds from the financing due to our share price, discount to market and other factors relating to our common stock. If we elect to issue and sell more than the 8,513,514 Shares offered under this prospectus to Granite, which we have the right, but not the obligation to do, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. Based on the above assumptions, we would be required to register an additional approximately 40,540,540 shares of our common stock to obtain the balance of 54,054,054 of the Total Commitment that would be available to us under the SPA. We currently have authorized and available for issuance of 300,000,000 shares of our common stock pursuant to our charter.

The number of shares of our common stock ultimately offered for resale by Granite is dependent upon a number of factors, including the extent to which we ultimately issue and sell to Granite under the SPA. The following table sets forth the total number of Shares that would be issued at varying purchase prices for us to receive the entire Four Million Dollars ($4,000,000) in gross proceeds under the SPA (without accounting for certain fees and expenses):

Assumed Average Purchase Price(1)	Total Number of Shares to be Issued if Full Purchase	Percentage of Currently Outstanding Shares (1)	Proceeds from the Sale of Shares to Granite Under the SPA
$0.074 (2)	54,054,054	123%	4,000,000
$0.148 (3)	27,027,027	61%	4,000,000
$0.222 (4)	18,018,018	41%	4,000,000
$0.37 (5)	10,810,811	25%	4,000,000
$0.444 (6)	9,009,009	20%	4,000,000

(1)	The denominator is based on 50,163,895 shares outstanding as of January 15, 2021. The numerator is based on the number of Shares issuable to Granite under the SPA at the corresponding assumed average purchase price set forth in the adjacent column.

(2)	Assumed average purchase price of $0.074 is equal to Eighty Percent (80%) of 25% of the closing sale price of our common stock of Thirty Seven Cents ($0.37) on January 15, 2021.

(3)	Assumed average purchase price $0.148 is equal to Eighty Percent (80%) of 50% of the closing sale price of our common stock of Thirty Seven Cents ($0.37) on January 15, 2021.

(4)	Assumed average purchase price of $0.222 is equal to Eighty Percent (80%) of 75% of the closing sale price of our common stock of Thirty Seven Cents ($0.37) on January 15, 2021.

(5)	Assumed average purchase price of Thirty Seven Cents ($0.37) is equal to Eighty Percent (80%) of 125% of the closing sale price of our common stock of Thirty Seven Cents ($0.37) on January 15, 2021.

(6)	Assumed average purchase price $0.444 is equal to Eighty Percent (80%) of 150% of the closing sale price of our common stock of Thirty Seven Cents ($0.37) on January 15, 2021.

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The following table sets forth the amount of proceeds we would receive from Granite from the sale of Shares under the SPA that are registered in this offering at varying purchase prices (without accounting for certain fees and expenses):

Assumed Average Purchase Price	Number of Registered Shares to be Issued	Percentage of Currently Outstanding Shares (1)	Proceeds from the Sale of Shares to Granite Under the SPA
$0.074 (2)	8,513,514	31%	$1,000,000
$0.148 (3)	8,513,514	31%	$2,000,000
$0.222 (4)	8,513,514	31%	$3,000,000
$0.370 (5)	8,513,514	31%	$5,000,000
$0.444 (6)	8,513,514	31%	$6,000,000

(1)	The denominator is based on 50,163,895 shares outstanding as of January 15, 2021. The numerator is based on the number of Shares issuable to Granite under the SPA at the corresponding assumed average purchase price set forth in the adjacent column.

(2)	Assumed average purchase price of $0.074 is equal to Eighty Percent (80%) of 25% of the closing sale price of our common stock of Thirty Seven Cents ($0.37) on January 15, 2021.

(3)	Assumed average purchase price $0.148 is equal to Eighty Percent (80%) of 50% of the closing sale price of our common stock of Thirty Seven Cents ($0.37) on January 15, 2021.

(4)	Assumed average purchase price of $0.222 is equal to Eighty Percent (80%) of 75% of the closing sale price of our common stock of Thirty Seven Cents ($0.37) on January 15, 2021.

(5)	Assumed average purchase price of Thirty Seven Cents ($0.37) is equal to Eighty Percent (80%) of 125% of the closing sale price of our common stock of Thirty Seven Cents ($0.37) on January 15, 2021.

(6)	Assumed average purchase price $0.444 is equal to Eighty Percent (80%) of 150% of the closing sale price of our common stock of Thirty Seven Cents ($0.37) on January 15, 2021.

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PLAN OF DISTRIBUTION

The Selling Security Holders, Granite, may, from time to time, sell any or all of its shares of our common stock on otcmarkets.com or any other stock exchange, market or trading facility on which the shares of our common stock are traded, or in private transactions. These sales may be at fixed prices, prevailing market prices at the time of sale, at varying prices, or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchases;

•	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	Privately negotiated transactions;

•	Broker-dealers may agree with the Selling Stockholder to see a specified number of such shares at a stipulated price per share; or

•	A combination of any such methods of sale.

Additionally, broker-dealers engaged by the Selling Security Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commissions in compliance with FINRA Rule 2440; and in the case of a principal transaction, a mark-up or mark-down in compliance with FINRA IM-2440. Broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in one or more transactions (which may involve crosses and block transactions and which may involve sales to and through other broker- dealers, including transactions of the nature described above and pursuant to the one or more of the methods described above) at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus or a supplemental prospectus will be filed, disclosing:

•	the name of any such broker-dealers;

•	the number of shares involved;

•	the price at which such shares are to be sold;

•	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	other facts material to the transaction.

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Granite has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Security Holders are underwriters within the meaning of the Securities Act of 1933, as amended (“Securities Act”) and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. Any commissions received by such broker-dealers or agents, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Granite has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common stock. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Stockholder. The Selling Stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We will not receive any proceeds from the resale of any of the shares of our common stock by the Selling Security Holders. We will, however, receive cash proceeds from Granite pursuant to Purchase Notices issued to us by Granite upon our demand to Granite.

We have entered into agreements with Granite to keep this prospectus effective until each: (i) has sold all of the common shares purchased by it and (ii) has no further right to acquire any additional shares of common stock under the agreements.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (“Exchange Act”) any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder.

We have agreed to pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $80,436.40 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, Granite will pay all selling commissions, concessions and discounts, and other amounts payable to underwriters, dealers or agents, if any, as well as transfer taxes and certain other expenses associated with the sale of the shares of common stock. We have agreed to indemnify Granite and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Granite has agreed to indemnify us against liabilities under the Securities Act that may arise from any written information furnished to us by Granite specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

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At any time, a particular offer of the shares of common stock is made by the selling stockholder, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the Commission to reflect the disclosure of any required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information

Granite has represented to us that at no time prior to the Purchase Agreement has it or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Granite has agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Granite that they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Granite, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been sold by Granite.

Our common stock is quoted on the Over the Counter (OTCPINK) exchange under the trading symbol “CPMD”

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock Rights

Each share of Common Stock shall have one (1) vote per share for all purposes. Our Common Stock does not provide preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights. Our Common Stockholders are not entitled to cumulative voting for election of Board members. Each share of our Common Stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders. Holders of our Common Stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the Common Stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors.

Holders of our Common Stock Shares

As of January 15, 2021, there were 327 holders of record of our common stock.

Authorized Capital Stock

We are authorized to issue 300,000,000 shares of capital stock in the denominations set forth below, $0.0001 par value.

Common Stock

We are authorized to issue 300,000,000 shares of common stock, of which 50,163,895 shares are issued and outstanding as of January 15, 2021.

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Preferred Stock

Series A Preferred Stock

The authorized capital of the Corporation currently includes up to 10,000,000 shares of one or more series of Preferred Shares, at a par value of $0.0001. As at the date of this Prospectus 60,000 Series A Preferred Shares and 475,000 Series B Preferred Shares have been issued by the Corporation.

Each holder of Series A Preferred Shares is entitled to vote at all meetings of shareholders. Each share of the Series A Preferred Shares is convertible into 1,250 Common Shares and vote on an as-converted basis. The rights and designations of the Series A Preferred Shares include the following:

•	entitles the holder thereof to 1,250 votes on all matters submitted to a vote of the shareholders;

•	the holders of outstanding Series A Preferred Shares shall only be entitled to receive dividends upon declaration by the Board of Directors of a dividend payable on the Common Shares whereupon the holders of the Series A Preferred Shares shall receive a dividend on the number of Common Shares into which each Preferred Share is convertible;

•	each Preferred Share is convertible into 1,250 Common Shares; and

•	the Series A Preferred Shares are not redeemable.

Series B Preferred Stock

In February 2019, the Company commenced an offering of up to $3 million in principal amount of Units at a price of $1.00 per Unit, each Unit consisting of one share of Series “B” Convertible Preferred Stock, each Convertible Preferred Share convertible into one share of the Company’s Common Stock at the election of the holder and one Common Stock Purchase Warrant exercisable to purchase one share of Common Stock at an exercise price of $2.00 per share, which offering is to be offered only to “accredited investors,” as that term is defined in Rule 501 of Regulation D. This Offering was closed at the end of August 2019. As of September 30, 2020, the Company had accepted $475,000 in subscriptions in this offering.

There were 475,000 shares of Series B Convertible Preferred Stock issued and outstanding as of September 30, 2020, and December 31, 2019, respectively.

Options

There were no stock options outstanding at December 31, 2020.

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Warrants

The following table reflects all outstanding and exercisable warrants on December 31, 2020, and December 31, 2019:

	Number of Warrants Outstanding (a)	Weighted Average Exercise Price	Average Remaining Contractual Life (Years)
Warrants outstanding, January 1, 2018	–	$–	–
Warrants issued	350,000	0.57	2.50
Warrants exercised	–	–	–
Warrant forfeited	–	–	–
Warrants outstanding, December 31, 2018	350,000	$0.57	1.12
Warrants issued (a)	1,519,750	$1.01	1.59
Warrants outstanding December 31, 2019	1,869,750	$0.92	1.80
Warrants exercised	(25,000)
Warrants outstanding December 31, 2020	1,844,750	$0.92	1.50

Stock purchase warrants are exercisable for a period of two-five years from the date of issuance.

(a) The number of warrants reflected in this table does not include 475,000 warrants that were issued at various times during 2019 in connection with the issuance of the Company’s Series B Preferred stock. These warrants are exercisable for a period of three years at a strike price of $2.00 per share. The Company accounts for warrants issued to purchase shares of its common stock or preferred stock as equity in accordance with FASB ASC 480, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, Distinguishing Liabilities from Equity. Therefore, no stock-based compensation expense was recorded for the issuance of these 475,000 warrants.

The value of the stock purchase warrants for the periods ended December 31, 2020, and December 31, 2019, was determined using the following Black-Scholes methodology:

Expected dividend yield (1)	0.00%
Risk-free interest rate range (2)	1.75 - 2.91%
Volatility range (3)	1.23% - 442.92%
Expected life (in years)	2.00 - 5.00

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(1)	The Company has no history or expectation of paying cash dividends on its Common Stock.
(2)	The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant.
(3)	The volatility of the Company’s Common Stock is based on trading activity for the previous three-year period ended at each stock purchase warrant contract date.

During the periods ended December 31, 2020 and 2019, the Company recorded $204,579 and $199,035, respectively, in stock-based compensation.

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Dividend Rights

There are no restrictions in our Articles of Incorporation or By-laws that prevent us from declaring dividends. The Delaware Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.	Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for a least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, our affiliates or persons selling shares on behalf of our affiliates who own shares that were acquired from us or an affiliate of ours at least six months prior to the proposed sale are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal 440,036 shares as of the date of this Prospectus; or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Transfer Agent and Registrar

Our transfer agent is Mountain Share Transfer, LLC., an SEC Registered transfer agent. Mountain Share Transfer, LLC. is located at 2030 Powers Ferry Road SE, Suite # 212, Atlanta, Ga. 30339 and its telephone number is (404)-474-3110.

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INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Joshua D. Brinen of Brinen & Associates, LLC will pass on the validity of the Common Stock being offered pursuant to this Registration Statement. Brinen & Associates, LLC and its member no shares of the Company.

The audited financial statements for the year-ended December 31, 2019 included in this Prospectus and the Registration Statement have been audited by BF Borgers CPA PC, independent registered public accounting firms, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed this Prospectus with the SEC under the Act with respect to the Common Stock offered by Selling Shareholders in this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the Registration Statement and the exhibits and schedules filed with the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and persons controlling us pursuant to the provisions described in Item 14 of the registration statement of which this prospectus is a part or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by our directors, officers, or controlling persons in connection with the common stock being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

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We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus supplement forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus supplement have been sold; provided, however, that we are not incorporating any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

Annual Report For Year Ended December 31, 2020 filed on April 14, 2021

Quarterly Report For Quarter Ended September 30, 2020 filed on November 12, 2020

Quarterly Report For Quarter Ended June 30, 2020 filed on August 19, 2020

Quarterly Report For Quarter Ended March 31, 2020 filed on June 29, 2020

Annual Report For Year Ended December 31, 2019 filed on June 22, 2020 as Amended

Schedule 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 filed on June 29, 2020

Annual Report For Year Ended December 31, 2019 filed on May 27, 2020

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You should direct any requests for copies to us at Attention: Secretary, 888 – 3rd Street SW, Suite 3600, Calgary, Alberta, CanadaT2P 5C5 or you may call us at 949-652-6838. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, or incorporated by reference in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Information with Respect to the Registrant

Forward-Looking Statements

This Prospectus includes a number of forward-looking statements that reflect management's current views with respect to future events and financial performance. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates.” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements include statements regarding the intent, belief or current expectations of us and members of our management team, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” set forth in this Annual Report on Form 10-K for the fiscal year ended December 31, 2019, any of which may cause our company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and without limitation:

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•	our ability to successfully commercialize and our products and services on a large enough scale to generate profitable operation;

•	our ability to maintain and develop relationships with customers and suppliers;

•	our ability to successfully integrate acquired businesses or new brands;

•	the impact of competitive products and pricing;

•	supply constraints or difficulties;

•	the retention and availability of key personnel;

•	general economic and business conditions;

•	substantial doubt about our ability to continue as a going concern;

•	our need to raise additional funds in the future;

•	our ability to successfully recruit and retain qualified personnel in order to continue our operations;

•	our ability to successfully implement our business plan;

•	our ability to successfully acquire, develop or commercialize new products and equipment;

•	intellectual property claims brought by third parties; and

•	the impact of any industry regulation.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the Securities and Exchange Commission (the “SEC”). We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time except as required by law. We believe that our assumptions are based upon reasonable data derived from and known about our business and operations. No assurances are made that actual results of operations or the results of our future activities will not differ materially from our assumptions.

As used in this Annual Report on Form 10-K and unless otherwise indicated, the terms “CPMD,” “Company,” “we,” “us,” and “our” refer to CannaPharmaRx, Inc. and our wholly-owned subsidiaries Alternative Medical Solutions Inc., and CannapharmaRx Canada Corp. Unless otherwise specified, all dollar amounts are expressed in United States dollars.

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Description of Business

Corporate History and Background

The Company was originally incorporated in the State of Colorado in August 1998 under the name “Network Acquisitions, Inc.” It changed its name to Cavion Technologies, Inc. in February 1999 and subsequently to Concord Ventures, Inc. in October 2006. On December 21, 2000, the Company filed for protection under Chapter 11 of the United States Bankruptcy Code. In connection with the filing, on February 16, 2001, the Company sold its entire business, and all of its assets, for the benefit of its creditors. After the sale, the Company still had liabilities of $8.4 million and was subsequently dismissed by the Court from the Chapter 11 reorganization, effective March 13, 2001, at which time the last of the Company’s then remaining directors resigned. On March 13, 2001, the Company had no business or source of income, no assets, no employees or directors, outstanding liabilities of approximately $8.4 million, and had terminated its duty to file reports under securities law. In February 2008, after filing of a Form 10 registration statement pursuant to the Securities Exchange Act of 1934, as amended, we were re-listed on the OTC Bulletin Board.

In April 2010, the Company re-domiciled in Delaware under the name CCVG, Inc. (“CCVG”). Effective December 31, 2010, the Company completed an Agreement and Plan of Merger and Reorganization (the “Reorganization”) which provided for the merger of two of the Company’s wholly-owned subsidiaries. As a result of this reorganization, the Company’s name became “Golden Dragon Inc.,” which became the surviving publicly quoted parent holding company.

On May 9, 2014, the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with CannaPharmaRx, Inc., a Colorado corporation (“Canna Colorado”), and David Cutler, a former President, Chief Executive Officer, Chief Financial Officer and director of the Company. Under the Share Purchase Agreement, Canna Colorado purchased 1,421,120 restricted shares of the Company’s common stock from Mr. Cutler and an additional 9,000,000 common shares directly from the Company.

In October 2014, the Company changed its legal name to “CannaPharmaRx, Inc.”

In April 2016, the Company ceased operations. As a result, the Company was then considered a “shell” company as defined under the Securities Exchange Act of 1934, as amended, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Effective December 31, 2018, the Company and Hanover CPMD Acquisition Corp. (“CPMD Hanover”) a newly formed, wholly-owned subsidiary, entered into a Securities Purchase Agreement with Alternative Medical Solutions, Inc., an Ontario, Canada corporation (“AMS”), its shareholders, wherein the Company acquired all of the issued and outstanding securities of AMS. AMS is a corporation organized under the laws of the Province of Ontario, Canada. It is a late-stage marijuana licensed producer applicant in Canada. It is currently in the Pre-License Inspection and Licensing phase, which is Stage 5 of 6, with a fully approved license. Upon completion of the final construction of the facility, Health Canada will inspect the facility and relevant operating procedures to ensure it meets the standards that have been approved in the application. There can be no assurances that the Company will receive this license.

The facility is a 48,750 square-foot marijuana grow facility built on a 6.7-acre parcel of land located in Hanover, Ontario Canada. To date, the exterior construction of the building has been completed. However, no interior construction has begun. Upon full completion, the facility will contain up to twenty separate growing rooms which we believe will provide an annual production capacity of 9,500 kilos of marijuana (20,900 lbs.). Completion of the build-out of the facility is expected to take an estimated 20 weeks. Together with the remaining equipment needed to complete the grow the Company estimates that it will require approximately CAD$20.0 million in additional financing which it may seek to raise via equity and debt. There can be no assurances that the Company will successfully raise the financing required to complete the construction of the facility and begin cultivation.

As a result of the completion of the acquisition of AMS on December 31, 2019, the Company no longer fits the definition of a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. It filed the required disclosure on Form 8-K/A with the SEC on February 14, 2019, advising that it was no longer a shell company pursuant to the aforesaid Rule.

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Effective February 25, 2019, the Company acquired 3,712,500 shares and 2,500,000 Warrants to purchase 2,500,000 shares of Common Stock of GN Ventures, Ltd, Alberta, Canada, f/k/a Great Northern Cannabis, Ltd. (“GN”), in exchange for an aggregate of 7,988,963 shares of its Common Stock, from a former shareholder of GN who is now the Company’s President and CEO. In May 2020, the Company exchanged 5,507,400 of its shares for 3,671,597 shares of GN. We estimate that these shares and warrants represent approximately 14.7% of the fully diluted issued and outstanding stock of GN. There can be no assurances that GN has not issued any Common Stock subsequent to May 2020. If they have issued Common Stock this would dilute our ownership percentage below 14.7%. The Company believes these recent purchases and exchange of common stock represent the initial step in its efforts to acquire all or a significant portion of the issued and outstanding stock of GN. However, there can be no assurances.

GN owns a 60,000 square-foot cannabis cultivation and grow facility located on 38 acres in Stevensville, Ontario, Canada. Because the Company is a minority shareholder of GN and GN is a privately held company, the Company cannot confirm that the information it currently has on GN’s operations is complete or fully reliable. GN estimates annual total production capacity from the Stevensville facility of up to 12,500 kilograms of cannabis. GN believes the Stevensville facility to be complete, and GN’s subsidiary, 9869247 Canada Limited, received a license to cultivate from the Canadian Ministry of Health on July 5, 2019. As a result, in October 2019, GN commenced cultivation activities and began generating revenues during the first calendar quarter of 2020. The Company expects that it will obtain additional information on the business activities of GN as it has renewed discussions to acquire additional interests and is performing its due diligence procedures.

Effective June 11, 2019, the Company entered into a Securities Purchase Agreement with Sunniva, Inc, a British Columbia, Canada corporation (“Sunniva”) wherein the Company agreed to acquire all of the issued and outstanding securities of Sunniva’s wholly-owned subsidiaries Sunniva Medical Inc. (“SMI”) and 1167025 B.C. LTD (1167025”) for CAD $16.0 million in cash and a note in the principal amount of CAD $4.0 million. These companies are the current owners of the Sunniva Canada Campus, which includes construction assets for a planned 759,000 square-foot greenhouse located on an approximately 114-acre property in Okanagan Falls, British Columbia.

On June 8, 2020, the Company received a notice of termination of this Purchase Agreement, as amended, from Sunniva. As a result, for the three-month interim period ended June 30, 2020, the Company incurred a charge of $1,881,126 due to the write-off of its deposit to Sunniva, banking fees and prepaid expenses associated with the failed acquisition of Sunniva. The Company is in discussions with Sunniva, as well as an investment banker who received deposits from the Company, about recovering all or a portion of its deposits, banking fees, and prepaid expenses. There can be no assurances that the Company will be successful in recovering any amounts. See Note 16, Subsequent Events, below. The accompanying financial statements as of June 30, 2020, do not reflect, potential recovery amounts related to Sunniva and other parties, if any.

COVID-19

On March 11, 2020, the World Health Organization (“WHO”) declared the Covid-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most U.S. states and many countries have issued policies intended to stop or slow the further spread of the disease.

Covid-19 and the U.S’s response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the Covid-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business, or our operations.

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Overview

Corporate History

The Company was originally incorporated in the State of Colorado in August 1998 under the name “Network Acquisitions, Inc.” It changed its name to Cavion Technologies, Inc. in February 1999 and subsequently to Concord Ventures, Inc. in October 2006. On December 21, 2000, the Company filed for protection under Chapter 11 of the United States Bankruptcy Code. In connection with the filing, on February 16, 2001, the Company sold its entire business, and all of its assets, for the benefit of its creditors. After the sale, the Company still had liabilities of $8.4 million and was subsequently dismissed by the Court from the Chapter 11 reorganization, effective March 13, 2001, at which time the last of the Company’s then remaining directors resigned. On March 13, 2001, the Company had no business or source of income, no assets, no employees or directors, outstanding liabilities of approximately $8.4 million, and had terminated its duty to file reports under securities law. In February 2008, after filing a Form 10 registration statement pursuant to the Securities Exchange Act of 1934, as amended, we were re-listed on the OTC Bulletin Board.

In April 2010, the Company re-domiciled in Delaware under the name CCVG, Inc. (“CCVG”). Effective December 31, 2010, the Company completed an Agreement and Plan of Merger and Reorganization (the “Reorganization”) which provided for the merger of two of the Company’s wholly-owned subsidiaries. As a result of this reorganization, the Company’s name became “Golden Dragon Inc.,” which became the surviving publicly quoted parent holding company.

On May 9, 2014, the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with CannapharmaRx, Inc., a Colorado corporation (“Canna Colorado”), and David Cutler, a former President, Chief Executive Officer, Chief Financial Officer and director of the Company. Under the Share Purchase Agreement, Canna Colorado purchased 1,421,120 restricted shares of the Company’s common stock from Mr. Cutler and an additional 9,000,000 common shares directly from the Company.

In October 2014, the Company changed its legal name to “CannaPharmaRx, Inc.”

In April 2016, the Company ceased operations. As a result, the Company was then considered a “shell” company as defined under the Securities Exchange Act of 1934, as amended, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Effective December 31, 2018, the Company and Hanover CPMD Acquisition Corp. (“CPMD Hanover”) a newly formed, wholly-owned subsidiary, entered into a Securities Purchase Agreement with Alternative Medical Solutions, Inc., an Ontario, Canada corporation (“AMS”), its shareholders, wherein the Company acquired all of the issued and outstanding securities of AMS. AMS is a corporation organized under the laws of the Province of Ontario, Canada. It is a late-stage marijuana licensed producer applicant in Canada. It is currently in the Pre-License Inspection and Licensing phase, which is Stage 5 of 6, with a fully approved license. Upon completion of the final construction of the facility, Health Canada will inspect the facility and relevant operating procedures to ensure it meets the standards that have been approved in the application. There can be no assurances that the Company will receive this license.

The facility is a 48,750 square-foot marijuana grow facility built on a 6.7-acre parcel of land located in Hanover, Ontario, Canada. To date, the exterior construction of the building has been completed. However, no interior construction has begun. Upon full completion, the facility will contain up to twenty separate growing rooms which we believe will provide an annual production capacity of 9,500 kilos of marijuana (20,900 lbs.). Completion of the build-out of the facility is expected to take an estimated 20 weeks. Together with the remaining equipment needed to complete the grow facility, the Company estimates that it will require approximately CAD$20.0 million in additional financing which it may seek to raise via equity and debt. There can be no assurance that the Company will successfully raise the financing required to complete the construction of the facility and begin cultivation.

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As a result of the completion of the acquisition of AMS on December 31, 2019, the Company no longer fits the definition of a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. It filed the required disclosure on Form 8-K/A with the Securities and Exchange Commission (SEC) on February 14, 2019, advising that it was no longer a shell company pursuant to the aforesaid Rule.

Effective February 25, 2019, the Company acquired 3,712,500 shares and 2,500,000 Warrants to purchase 2,500,000 shares of Common Stock of GN Ventures, Ltd, Alberta, Canada, f/k/a Great Northern Cannabis, Ltd. (“GN”), in exchange for an aggregate of 7,988,963 shares of its Common Stock, from a former shareholder of GN who is now the Company’s President and CEO. In May 2020, the Company exchanged 5,507,400 of its shares for 3,671,597 shares of GN. We estimate that these shares and warrants represent approximately 14.7% of the fully diluted issued and outstanding stock of GN. There can be no assurances that GN has not issued any Common Stock subsequent to May 2020. If they have issued Common Stock this would dilute our ownership percentage below 14.7%. The Company believes these recent purchases and exchange of common stock represent the initial step in its efforts to acquire all or a significant portion of the issued and outstanding stock of GN. However, there can be no assurances.

GN owns a 60,000 square-foot cannabis cultivation and grow facility located on 38 acres in Stevensville, Ontario, Canada. Because the Company is a minority shareholder of GN and GN is a privately held company, the Company cannot confirm that the information it currently has on GN’s operations is complete or fully reliable. GN estimates annual total production capacity from the Stevensville facility of up to 12,500 kilograms of cannabis. GN believes the Stevensville facility to be complete, and GN’s subsidiary, 9869247 Canada Limited, received a license to cultivate from the Canadian Ministry of Health on July 5, 2019. As a result, in October 2019, GN commenced cultivation activities and began generating revenues during the first calendar quarter of 2020. The Company expects that it will obtain additional information on the business activities of GN as it has renewed discussions to acquire additional interests and is performing its due diligence procedures.

Effective June 11, 2019, the Company entered into a Securities Purchase Agreement with Sunniva, Inc, a British Columbia, Canada corporation (“Sunniva”) wherein the Company agreed to acquire all of the issued and outstanding securities of Sunniva’s wholly-owned subsidiaries Sunniva Medical Inc. (“SMI”) and 1167025 B.C. LTD (“1167025”) for CAD $16.0 million in cash and a note in the principal amount of CAD $4.0 million. These companies are the current owners of the Sunniva Canada Campus, which includes construction assets for a planned 759,000 square-foot greenhouse located on an approximately 114-acre property in Okanagan Falls, British Columbia.

On June 8, 2020, the Company received a notice of termination of this Purchase Agreement, as amended, from Sunniva. As a result, for the three-month interim period ended June 30, 2020, the Company incurred a charge of $1,881,126 due to the write-off of its deposit to Sunniva, banking fees and prepaid expenses associated with the failed acquisition of Sunniva. The Company is in discussions with Sunniva, as well as an investment banker who received deposits from the Company, about recovering all or a portion of its deposits, banking fees, and prepaid expenses. There can be no assurance that the Company will be successful in recovering any amounts. See Note 16, Subsequent Events, below. The accompanying financial statements as of December 31, 2020, do not reflect, potential recovery amounts related to Sunniva and other parties, if any.

COVID-19

On March 11, 2020, the World Health Organization (“WHO”) declared the Covid-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most U.S. states and many countries have issued policies intended to stop or slow the further spread of the disease.

Covid-19 and the U.S. response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the Covid-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business, or our operations.

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Genetic Sharing Agreement – Klonetics Plant Sciences

On August 6, 2020, CannaPharmaRx and Klonetics entered into a Cooperation Agreement, intended for long-term cooperation to pursue business opportunities concerning the supply of cannabis genetics, tissues, propagation, plantlet production, ready to flower production, cannabis flower production, flower extraction and cannabis infused products. This agreement will expire on August 30, 2021, unless extended by mutual agreement of the parties at any time before the conclusion of the term.

The target markets are limited to Canada and USA, but additional markets could be pursued upon mutual agreement and amended to the original agreements

CannaPharmaRx has subscribed for 83,333 common shares of Klonetics for CAN$50,000 which represents approximately 30% of the issued and outstanding shares. Post funding and based on the multiple closings, tranches, pricing and timing the transaction will create the synergies and financial alignment.

Upon CannaPharmaRx reaching a minimum of $500,000 of the First Closing in the Klonetics Investment, CannaPharmaRx will have the following rights:

- right to buy its genetics from Klonetics upon a sale of Klonetics for the time period specified in any offtake agreements;

- preferred pricing of Klonetics products equal to or better on a per unit basis than any other of the Klonetics customers;

- right to purchase from the complete Klonetics genetics catalogue, subject to third party exclusivity, in Canada and USA; and

- preferred delivery of product: delivery times and availability equal to or better than any of the other Klonetics clients.

Upon the completion of the second closing CannaPharmaRx will have the right to appoint one person to the Klonetics Board of Directors.

Wholly-Owned Subsidiaries

Our wholly-owned subsidiaries are:

CannaPharmaRx Canada Corp. (Alberta). CannaPharmaRx Canada Corp. is a wholly owned subsidiary of the Company. This subsidiary’s sole purpose and business is to hold the shares of Alternative Medical Solutions Inc. (Ontario).

Alternative Medical Solutions Inc. (Ontario). Alternative Medical Solutions Inc. (Ontario) is a wholly owned subsidiary of the CannaPharmaRx Canada Corp. This subsidiary’s sole purpose and business is to hold, develop and operate the Hannover Project.

Liquidity

Our cash position is critically deficient, and payments essential to our ability to operate are not being made in the ordinary course. Failure to raise capital to fund our operations and failure to generate positive cash flow to fund such operations in the future will have a material adverse effect on our financial condition. These factors raise substantial doubt about our ability to continue as a going concern.

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Target Markets, Sales and Marketing

CannapharmaRx plans to be a supplier of quality cannabis with a focus on the whole sale markets. We will do so by building and acquiring the most technologically advanced cannabis grow facilities that combine best practices in advanced construction coupled with forward thinking workflow practices to create the low cost, safe, high quality products. We are partnering with genetics and extraction companies so that we can focus on our core business of growing cannabis.

Acquisitions will be funded through a combination of cash, debt and the issuance of corporate securities. The use of debt will allow the Company to minimize shareholder dilution, enhance shareholder returns while maintaining the control over the assets.

The recent downturn in the Cannabis market has caused many high quality cannabis assets to be offered at fire sale prices. CannapharmaRx is currently evaluating several of the assets for purchase. This will enable us to generate cash flow more quickly.

Competition

The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with, and acquisitions of other entities. A large number of established and well-financed entities, including venture capital firms, private equity firms, and family offices, are active in mergers and acquisitions of companies that may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise, and managerial capabilities than the Company, and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger or acquisition candidates with numerous other small public companies.

Research and Development

We have not incurred any research and development expense.

Intellectual Property

We currently do not have any intellectual property.

Government Approvals and Regulations

We do not expect to encounter any significant governmental approval or regulation issues, as we do not intend to monopolize any target business areas. We do expect to be subject to the traditional government regulation related to business licenses, foreign corporation rules, etc.

Subsidiaries

We currently have two subsidiaries including CannaPharmaRx Canada Corp. (Alberta), and Alternative Medical Solutions Inc. (Ontario).

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Employees

As of the date of this Prospectus, the Corporation has four (4) individuals working. The operations of the Corporation are managed by its directors and officers.

The Corporation’s directors and officers possess a wide range of professional skills and relevant to pursuing and executing its business strategy. In addition, the Corporation has available to it various specialized consultants to assist in various areas where full-time employees are not required. These professional skills include, but are not limited to, large-scale production of cannabis, marketing, financial, and business skills.

Drawing on significant experience in the cannabis industry, the Corporation believes that its Management has a gathered all of the key components for the successful development of its Intended Business, such as strong technical skills, expertise in planning and financial controls, ability to execute on business development opportunities, capital markets expertise, and entrepreneurial experience which will allow the Corporation to effectively identify, evaluate and execute on value-added initiatives.

We intend to hire additional staff and to engage consultants in general administration on an as-needed basis. We also intend to engage experts in operations, finance, and general business to advise us in various capacities. None of our employees are covered by a collective-bargaining agreement, and we believe our relationship with our employees is good to excellent.

Our future success depends, in part, on our ability to continue to attract, retain, and motivate highly qualified technical, marketing, and management personnel and, as of the end of the period covered by this report and as of the date of filing, we continue to rely on the services of independent contractors for much of our sales/marketing. We believe technical, accounting, and other functions are also critical to our continued and future success.

Description of Property

Our principal executive offices are located at 888 – 3rd Street SW, Suite 3600, Calgary, Alberta, CanadaT2P 5C5, and our telephone number is 949-652-6838.  Our executive office is a virtual office and is utilized for meetings, conferences, telephone and message support. On March 14, 2019, we entered into a lease agreement located at such address for a total monthly rental of $4,200CAD.

AMS owns 38 acres located in the town of Hanover, Ontario. The facility is a 48,750 square-foot marijuana grow facility built on a 6.7-acre parcel of land located in Hanover, Ontario Canada. To date, the exterior construction of the building has been completed. However, no interior construction has begun. Upon full completion, the facility will contain up to twenty separate growing rooms which we believe will provide an annual production capacity of 9,500 kilos of marijuana (20,900 lbs.). Completion of the build-out of the facility is expected to take an estimated 20 weeks.

The Company’s place of business in the United States is located at 2 Park Plaza, Suite 1200 – B. Irvine, CA 92614. This space was provided to the Company on a twelve-month term by a company of which Mr. Nicosia, one of the Company’s directors, serves of the President and CEO. The monthly rent at that location was $1,000; however, as of the date of this report, the Company has not made any rent payments and continues to accrue those amounts as accounts payable.

The Company maintains a satellite place of business to Suite 206 1180 Sunset Drive, Kelowna, BC, Canada Z1Y 9W6, which the Company has rented pursuant to an oral sublease from PLC International Investments Inc, a company owned and controlled by Dominic Colvin, the Company’s current CEO, President and a director. This location consists of approximately 500 sq. feet. The Company paid a monthly rent of $1,500 (CAD).

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Legal Proceedings

We may be involved in legal proceedings in the ordinary course of our business, and our management cannot predict the ultimate outcome of these legal proceedings with certainty.  The Company is plaintiff or defendant in the following actions:

As part of our acquisition of AMS we assumed an action filed against AMS by Ataraxia Canada, Inc., alleging breach of contract, specifically, breach of a non-binding term sheet providing for Ataraxia to acquire controlling interest in AMS and they are seeking $15 million in damages. A Statement of Claim was prepared by Ataraxia Canada, Inc., as plaintiff, and circulated to Alternative Medical Solutions Inc., as defendant, on August 2, 2018 under the Ontario Superior Court of Justice (Court file no. CV-17-580157). The parties have engaged in discussions with respect to a potential settlement of this matter. Counsel has advised that it believes it is premature to speculate on any outcome of this litigation, including the likelihood of a settlement or any potential liability at this time.

Our agreement to acquire AMS contained a provision requiring us to diligently defend against the claims brought forth in, and assume full and complete control of, the Ataraxia litigation, provided that we shall not enter into any compromise or settlement in respect of the Ataraxia litigation without the prior written consent of the sellers, which consent is not to be unreasonably withheld, conditioned or delayed. The sellers are obligated to cooperate fully and make available to us all pertinent information and witnesses under their control, make such assignments and take such other steps as in the opinion of our counsel are reasonably necessary to enable us to defend against the claims brought forth in the Ataraxia litigation.

We are currently reviewing a situation with our legal counsel in order to ascertain whether we have claims against Steven Barber arising out of his default of the Consulting Agreement we entered into as part of the AMS acquisition more fully described in” Part I, Item 1,” Business, above. In January 2020 we received correspondence from counsel for Mr. Barber demanding payment on amounts purported to be due pursuant to his Consulting Agreement with us. We are currently reviewing whether Mr. Barber has performed pursuant to the terms of the Consulting Agreement.

No decision on whether to proceed against Mr. Barber has been reached as of the date of this Report.

On July 8, 2020, we filed a lawsuit in the United States District Court for the District of Colorado against Gary Herick, Arrowhead Consulting, LLC, Whitemoon Energy LLC., Jamie Huttrer a/k/a Jamie Huttrer-Herick, and Zero RMW, LLC (collectively, the “Herick Parties”). The lawsuit alleges, among other things, the Herick Parties engaged in various legal violations including breach of fiduciary duty, common law fraud, conversion, usurpation of corporate opportunities, securities violations pursuant to Section 10b-5 of the Securities Exchange Act of 1934, and civil conspiracy. Mr. Herick was a former officer and director of the Company. This claim was settled on February 17, 2021.

We are not a party to any other legal proceeding or aware of any other threatened action as of the date of this Report.

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MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock is not traded on any exchange but is currently available for trading in the over-the-counter market and is quoted on the OTC Markets Pink Fully-Reporting operated by OTC Markets Group, Inc. under the symbol “CPMD” Trading in stocks quoted on these markets is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. As of January 15, 2021, there were 325 holders of record of our common stock. The transfer agent for our common stock is Issuer Direct Corporation.

The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on certain national exchanges, provided that the current price and volume information with respect to transactions in that security is provided by the applicable exchange or system). The penny stock rules require a broker/dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of our common stock. As a result of these rules, investors may find it difficult to sell their shares.

Set forth below are the range of high and low bid quotations for the periods indicated as reported by the OTC Bulletin Board. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

Quarter Ended	High	Low

March 31, 2021	$ 0.68	0.22
December 31, 2020	$ 0.60	0.213
September 30, 2020	$ 2.50	0.53
June 30, 2020	$ 1.95	0.442
March 31, 2020	$ 1.50	0.70
December 31, 2019	$ 2.19	1.10
September 30, 2019	$ 2.99	1.43
June 30, 2019	$ 2.05	1.24
March 31, 2019	$ 2.80	1.20
December 31, 2018	$ 4.00	1.20
September 30, 2018	$ 2.55	0.51
June 30, 2018	$ 1.65	0.55
March 31, 2018	$ 2.01	0.442

The last reported sales price of our common stock on OTC Markets, on April 13, 2021, was Twenty-Five Cents ($0.25) per share.

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Transfer Agent and Registrar

Our transfer agent is Mountain Share Transfer, LLC, an SEC Registered transfer agent. Mountain Share Transfer, LLC is located at 2030 Powers Ferry Road SE, Suite 212, Atlanta, GA 30339 and its telephone number is 404-474-3110.

Dividend Policy

We have not declared nor paid any cash dividend on our common stock, and we currently intend to retain future earnings, if any, expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, results of operations, capital requirements and other factors that our board of directors considers significant.

Penny Stock Considerations

Our Common Stock will be deemed to be “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt:

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks; and

•	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our Common Stock, which may affect the ability of Selling Shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our Common Stock even if our Common Stock becomes publicly traded. In addition, the liquidity for our Common Stock may be decreased, with a corresponding decrease in the price of our Common Stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Note Regarding Forward-Looking Statements

This registration statement includes a number of forward-looking statements that reflect management's current views with respect to future events and financial performance. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements include statements regarding the intent, belief or current expectations of us and members of our management team, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 27, 2020 as amended on June 22, 2020, any of which may cause our company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied in our forward-looking statements. These risks and factors include, by way of example and without limitation:

•	our ability to successfully commercialize and our products and services on a large enough scale to generate profitable operations;
•	our ability to maintain and develop relationships with customers and suppliers;
•	our ability to successfully integrate acquired businesses or new brands;
•	the impact of competitive products and pricing;
•	supply constraints or difficulties;
•	the retention and availability of key personnel;
•	general economic and business conditions;
•	substantial doubt about our ability to continue as a going concern;
•	our need to raise additional funds in the future;
•	our ability to successfully recruit and retain qualified personnel in order to continue our operations;
•	our ability to successfully implement our business plan;
•	our ability to successfully acquire, develop or commercialize new products and equipment;
•	intellectual property claims brought by third parties; and
•	the impact of any industry regulation.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the SEC. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time except as required by law. We believe that our assumptions are based upon reasonable data derived from and known about our business and operations. No assurances are made that actual results of operations or the results of our future activities will not differ materially from our assumptions.

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As used in This registration statement and unless otherwise indicated, the terms “CPMD,” “Company,” “we,” “us,” and “our” refer to CannaPharmaRx, Inc. and our wholly-owned subsidiaries Alternative Medical Solutions Inc. and CannapharmaRx Canada Corp. Unless otherwise specified, all dollar amounts are expressed in United States dollars.

Corporate History and Overview

Overview

Corporate History

The Company was originally incorporated in the State of Colorado in August 1998 under the name “Network Acquisitions, Inc.” It changed its name to Cavion Technologies, Inc. in February 1999 and subsequently to Concord Ventures, Inc. in October 2006. On December 21, 2000, the Company filed for protection under Chapter 11 of the United States Bankruptcy Code. In connection with the filing, on February 16, 2001, the Company sold its entire business, and all of its assets, for the benefit of its creditors. After the sale, the Company still had liabilities of $8.4 million and was subsequently dismissed by the Court from the Chapter 11 reorganization, effective March 13, 2001, at which time the last of the Company’s then remaining directors resigned. On March 13, 2001, the Company had no business or source of income, no assets, no employees or directors, outstanding liabilities of approximately $8.4 million, and had terminated its duty to file reports under securities law. In February 2008, after filing a Form 10 registration statement pursuant to the Securities Exchange Act of 1934, as amended, we were re-listed on the OTC Bulletin Board.

In April 2010, the Company re-domiciled in Delaware under the name CCVG, Inc. (“CCVG”). Effective December 31, 2010, the Company completed an Agreement and Plan of Merger and Reorganization (the “Reorganization”) which provided for the merger of two of the Company’s wholly-owned subsidiaries. As a result of this reorganization, the Company’s name became “Golden Dragon Inc.,” which became the surviving publicly quoted parent holding company.

On May 9, 2014, the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with CannapharmaRx, Inc., a Colorado corporation (“Canna Colorado”), and David Cutler, a former President, Chief Executive Officer, Chief Financial Officer and director of the Company. Under the Share Purchase Agreement, Canna Colorado purchased 1,421,120 restricted shares of the Company’s common stock from Mr. Cutler and an additional 9,000,000 common shares directly from the Company.

In October 2014, the Company changed its legal name to “CannaPharmaRx, Inc.”

In April 2016, the Company ceased operations. As a result, the Company was then considered a “shell” company as defined under the Securities Exchange Act of 1934, as amended, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Effective December 31, 2018, the Company and Hanover CPMD Acquisition Corp. (“CPMD Hanover”) a newly formed, wholly-owned subsidiary, entered into a Securities Purchase Agreement with Alternative Medical Solutions, Inc., an Ontario, Canada corporation (“AMS”), its shareholders, wherein the Company acquired all of the issued and outstanding securities of AMS. AMS is a corporation organized under the laws of the Province of Ontario, Canada. It is a late-stage marijuana licensed producer applicant in Canada. It is currently in the Pre-License Inspection and Licensing phase, which is Stage 5 of 6, with a fully approved license. Upon completion of the final construction of the facility, Health Canada will inspect the facility and relevant operating procedures to ensure it meets the standards that have been approved in the application. There can be no assurances that the Company will receive this license.

The facility is a 48,750 square-foot marijuana grow facility built on a 6.7-acre parcel of land located in Hanover, Ontario, Canada. To date, the exterior construction of the building has been completed. However, no interior construction has begun. Upon full completion, the facility will contain up to twenty separate growing rooms which we believe will provide an annual production capacity of 9,500 kilos of marijuana (20,900 lbs.). Completion of the build-out of the facility is expected to take an estimated 20 weeks. Together with the remaining equipment needed to complete the grow facility, the Company estimates that it will require approximately CAD$20.0 million in additional financing which it may seek to raise via equity and debt. There can be no assurance that the Company will successfully raise the financing required to complete the construction of the facility and begin cultivation.

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As a result of the completion of the acquisition of AMS on December 31, 2019, the Company no longer fits the definition of a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. It filed the required disclosure on Form 8-K/A with the Securities and Exchange Commission (SEC) on February 14, 2019, advising that it was no longer a shell company pursuant to the aforesaid Rule.

Effective February 25, 2019, the Company acquired 3,712,500 shares and 2,500,000 Warrants to purchase 2,500,000 shares of Common Stock of GN Ventures, Ltd, Alberta, Canada, f/k/a Great Northern Cannabis, Ltd. (“GN”), in exchange for an aggregate of 7,988,963 shares of its Common Stock, from a former shareholder of GN who is now the Company’s President and CEO. In May 2020, the Company exchanged 5,507,400 of its shares for 3,671,597 shares of GN. We estimate that these shares and warrants represent approximately 14.7% of the fully diluted issued and outstanding stock of GN. There can be no assurances that GN has not issued any Common Stock subsequent to May 2020. If they have issued Common Stock this would dilute our ownership percentage below 14.7%. The Company believes these recent purchases and exchange of common stock represent the initial step in its efforts to acquire all or a significant portion of the issued and outstanding stock of GN. However, there can be no assurances.

GN owns a 60,000 square-foot cannabis cultivation and grow facility located on 38 acres in Stevensville, Ontario, Canada. Because the Company is a minority shareholder of GN and GN is a privately held company, the Company cannot confirm that the information it currently has on GN’s operations is complete or fully reliable. GN estimates annual total production capacity from the Stevensville facility of up to 12,500 kilograms of cannabis. GN believes the Stevensville facility to be complete, and GN’s subsidiary, 9869247 Canada Limited, received a license to cultivate from the Canadian Ministry of Health on July 5, 2019. As a result, in October 2019, GN commenced cultivation activities and began generating revenues during the first calendar quarter of 2020. The Company expects that it will obtain additional information on the business activities of GN as it has renewed discussions to acquire additional interests and is performing its due diligence procedures.

Effective June 11, 2019, the Company entered into a Securities Purchase Agreement with Sunniva, Inc, a British Columbia, Canada corporation (“Sunniva”) wherein the Company agreed to acquire all of the issued and outstanding securities of Sunniva’s wholly-owned subsidiaries Sunniva Medical Inc. (“SMI”) and 1167025 B.C. LTD (“1167025”) for CAD $16.0 million in cash and a note in the principal amount of CAD $4.0 million. These companies are the current owners of the Sunniva Canada Campus, which includes construction assets for a planned 759,000 square-foot greenhouse located on an approximately 114-acre property in Okanagan Falls, British Columbia.

On June 8, 2020, the Company received a notice of termination of this Purchase Agreement, as amended, from Sunniva. As a result, for the three-month interim period ended June 30, 2020, the Company incurred a charge of $1,881,126 due to the write-off of its deposit to Sunniva, banking fees and prepaid expenses associated with the failed acquisition of Sunniva. The Company is in discussions with Sunniva, as well as an investment banker who received deposits from the Company, about recovering all or a portion of its deposits, banking fees, and prepaid expenses. There can be no assurance that the Company will be successful in recovering any amounts. See Note 16, Subsequent Events, below. The accompanying financial statements as of December 31, 2020, do not reflect, potential recovery amounts related to Sunniva and other parties, if any.

COVID-19

On March 11, 2020, the World Health Organization (“WHO”) declared the Covid-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most U.S. states and many countries have issued policies intended to stop or slow the further spread of the disease.

Covid-19 and the U.S. response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the Covid-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business, or our operations.

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Genetic Sharing Agreement – Klonetics Plant Sciences

On August 6, 2020, CannaPharmaRx and Klonetics entered into a Cooperation Agreement, intended for long-term cooperation to pursue business opportunities concerning the supply of cannabis genetics, tissues, propagation, plantlet production, ready to flower production, cannabis flower production, flower extraction and cannabis infused products. This agreement will expire on August 30, 2021, unless extended by mutual agreement of the parties at any time before the conclusion of the term.

The target markets are limited to Canada and USA, but additional markets could be pursued upon mutual agreement and amended to the original agreements.

CannaPharmaRx has subscribed for 83,333 common shares of Klonetics for CAN$50,000 which represents approximately 30% of the issued and outstanding shares. Post funding and based on the multiple closings, tranches, pricing and timing the transaction will create the synergies and financial alignment.

Upon CannaPharmaRx reaching a minimum of $500,000 of the First Closing in the Klonetics Investment, CannaPharmaRx will have the following rights:

- right to buy its genetics from Klonetics upon a sale of Klonetics for the time period specified in any offtake agreements;

- preferred pricing of Klonetics products equal to or better on a per unit basis than any other of the Klonetics customers;

- right to purchase from the complete Klonetics genetics catalogue, subject to third party exclusivity, in Canada and USA; and

- preferred delivery of product: delivery times and availability equal to or better than any of the other Klonetics clients.

Upon the completion of the second closing CannaPharmaRx will have the right to appoint one person to the Klonetics Board of Directors.

Wholly-Owned Subsidiaries

Our wholly-owned subsidiaries are:

CannaPharmaRx Canada Corp. (Alberta). CannaPharmaRx Canada Corp. is a wholly-owned subsidiary of the Company. This subsidiary’s sole purpose and business is to hold the shares of Alternative Medical Solutions Inc. (Ontario).

Alternative Medical Solutions Inc. (Ontario). Alternative Medical Solutions Inc. (Ontario) is a wholly-owned subsidiary of the CannaPharmaRx Canada Corp. This subsidiary’s sole purpose and business is to hold, develop and operate the Hannover Project.

Results of Operations

The Company does not currently sell or market any products and did not have any sales in the fiscal years ended December 31, 2020 or 2019. The Company will commence actively marketing products after the products have been cleared or approved by Health Canada, but there can be no assurance, however, that we will be successful in obtaining Health Canada clearance or approval for our products.

Costs of Goods Sold

The Company did not have sales for the fiscal years ended December 31, 2020 or 2019 and, accordingly, there were no cost of goods sold.

Gross Profit and Gross Margin

For the fiscal years ended December 31, 2020 and 2019, the Company had no gross profit or gross margin.

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Operating Expenses

Our operating expenses consist primarily of general and administrative expenses, which include salaries, stock-based compensation expense and legal and professional fees associated with the costs for services or employees in finance, accounting, sales, administrative activities and the formation and compliance of a public company.

Overall operating expenses in fiscal 2020 was $14,486,172 compared to fiscal 2019 of $15,977,943, lower by $1,491,771. General and Administrative expenses are higher by $1,657,188 which included a write up of a promissory note due of $890,570 and an accounts payable amount of $312,371 which are both currently in dispute. Acquisition expenses are lower by $4,041,424. Professional fees have increased by $413,566. The current year includes an impairment of goodwill and fixed assets of $7,962,694. The prior year includes an investment write-down of $7,070,841.

Liquidity, Financial Condition and Capital Resources

As of December 31, 2020 we had cash on hand of $334,969 and a working capital deficit of approximately $7,541,860 as compared to cash on hand of $1,547 and a working capital deficit of approximately 3,730,887 as of December 31, 2019. The increase in working capital deficit is 3,810,973 due primarily to the write-offs taken resulting from the loss of the Sunniva acquisition.

Going Concern

As of December 31, 2020, and 2019, the Company had $334,969 and $1,547 cash on hand, respectively, and no revenue-producing business or other sources of income. Additionally, as of December 31, 2020, the Company had negative working capital totaling $17,081,639 and a retained earnings deficit of $77,331,820.

In the Company’s financial statements for the fiscal years ended December 31, 2020, and 2019, the Reports of the Independent Registered Public Accounting Firm include an explanatory paragraph that describes substantial doubt about the Company’s ability to continue as a going concern. These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Based on its current financial projections, the Company believes it does not have sufficient existing cash resources to fund its current limited operations.

It is the Company’s current intention to raise debt and/or equity financing to fund ongoing operating expenses. There is no assurance that these events will be satisfactorily completed or at terms acceptable to the Company. Any issuance of equity securities, if accomplished, could cause substantial dilution to existing stockholders. Any failure by the Company to successfully implement these plans would have a material adverse effect on its business, including the possible inability to continue operations.

The condensed consolidated financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to obtain additional financing as may be required and ultimately to attain profitability. If the Company raises additional funds through the issuance of equity, the percentage ownership of current shareholders could be reduced, and such securities might have rights, preferences or privileges senior to the rights, preferences and privileges of the Company’s common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to take advantage of prospective business endeavors or opportunities, which could significantly and materially restrict its future plans for developing its business and achieving commercial revenues. If the Company is unable to obtain the necessary capital, the Company may have to cease operations.

Cash Flows

As of December 31, 2020 we had cash on hand of $334,969 and a working capital deficit of approximately $7,541,860 as compared to cash on hand of $1,547 and a working capital deficit of approximately 3,730,887 as of December 31, 2019. The increase in working capital deficit is 3,810,973 due primarily to the write-offs taken resulting from the loss of the Sunniva acquisition.

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Going Concern

As of December 31, 2020, and 2019, the Company had $334,969 and $1,547 cash on hand, respectively, and no revenue-producing business or other sources of income. Additionally, as of December 31, 2020, the Company had negative working capital totaling $17,081,639 and a retained earnings deficit of $77,331,820.

In the Company’s financial statements for the fiscal years ended December 31, 2020, and 2019, the Reports of the Independent Registered Public Accounting Firm include an explanatory paragraph that describes substantial doubt about the Company’s ability to continue as a going concern. These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Based on its current financial projections, the Company believes it does not have sufficient existing cash resources to fund its current limited operations.

It is the Company’s current intention to raise debt and/or equity financing to fund ongoing operating expenses. There is no assurance that these events will be satisfactorily completed or at terms acceptable to the Company. Any issuance of equity securities, if accomplished, could cause substantial dilution to existing stockholders. Any failure by the Company to successfully implement these plans would have a material adverse effect on its business, including the possible inability to continue operations.

The condensed consolidated financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to obtain additional financing as may be required and ultimately to attain profitability. If the Company raises additional funds through the issuance of equity, the percentage ownership of current shareholders could be reduced, and such securities might have rights, preferences or privileges senior to the rights, preferences and privileges of the Company’s common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to take advantage of prospective business endeavors or opportunities, which could significantly and materially restrict its future plans for developing its business and achieving commercial revenues. If the Company is unable to obtain the necessary capital, the Company may have to cease operations.

Cash Flows

The following table sets forth the primary sources and uses of cash and cash equivalents:

	Year Ended	Year Ended
	2020	2019
Net cash used in operating activities	$(563,573)	$(3,794,771)
Net cash provided by Investing activities	$(0)	$(46,937)
Net cash provided by financing activities	$824,573	$3,266,445

Convertible Notes Payable

The following tables set forth the components of the Company’s, convertible debentures as of September 30, 2020, and December 31, 2019:

The following tables set forth the components of the Company’s, convertible debentures as of December 31, 2020, and December 31, 2019:

	December 31, 2020	December 31, 2019

Principal value of convertible notes	$1,662,000	$1,550,000
Note discount	(664,442)	(997,397)
Total convertible notes, net current	$997,558	$552,603

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During the years ended December 31, 2020, and December 31, 2019, the Company received proceeds from convertible notes of $2,053,000 and $1,550,000, respectively.

On July 8, 2019, the Company commenced a private offering of Units at a price of $50,000 per Unit, each Unit consisting of 50,000 shares of the Company’s Common Stock and one $50,000 unsecured Convertible Note (“a Convertible Note”), which mature one year from the date of issuance and accrue interest at 5% per annum. These Convertible Notes are convertible into shares of the Company’s Common Stock at a conversion price of $1.00 per share. During the year ended December 31, 2019, the Company issued 31 Units in this offering for and received proceeds of $1,550,000 from six accredited investors. Since the Company’s stock price exceeded the conversion feature of the Convertible Notes and was immediately exercisable, the Company recorded a beneficial conversion feature (“BCF”) and expense of $1,550,000 which was charged to interest expense with an offset to paid-in capital.

In addition, the 5,505,530 shares of Common Stock included in the Units were valued at $5,075,000. The excess above the $1,550,000 face value of the Convertible Notes or, $3,525,000, was charged to interest expense with an offset to paid-in capital. The remaining $1,550,000 was recorded as a Note discount of $1,550,000 to be amortized over the three years from the date of the Note to the maturity date. The Company recorded $552,602 in interest expense related to the amortization of note discount during the year ended December 31, 2019. During the nine months ended September 30, 2020 the Company recorded $58,179 in interest expense on these Notes and amortized $1,003,233 of note discount which was charged to interest expense. As of September 30, 2020, there was $85,808 in accrued interest on these notes, and $12,329 in unamortized note discount related to these notes. All of these notes are past their maturity dates. The Company has not received any notice of default on these notes and continues to accrue interest on these notes past the maturity date.

During the year ended December 31, 2020, the Company issued a total of 24 notes to accredited investors of which $582,500 was in the form of unsecured 5% convertible notes, and $595,500 was in unsecured 8% convertible notes, and $1,000,500 at 10%.  Under the terms of each convertible note, the investors received the right to convert their to common stock commencing the year after the date of issuance ranging from 55%-75%, respectively, of the lowest closing price for the Company’s common stock measured 20 business days prior to conversion. One of the noteholders also received 153,940 “returnable” shares in connection with issuance of the convertible notes. These shares are returnable to the Company if the underlying convertible note ($160,000) is redeemed before the passage of 180 days. During the three months ended September 30, 2020 the Company repaid the $160,000 Note, received the 153,940 shares back from the noteholder, and converted a $100,000 note plus accrued interest into 135,000 Common Shares of the Company.

During the year ended December 31, 2020 the Company recorded $257,345 in interest expense on these Notes and amortized $1,690,933 of note discount which was charged to interest expense. As of December 31, 2020, there was $35,048 in accrued interest on these notes, and $664,442 in unamortized note discount related to these notes. As of the date of this Report, there was one note for $100,000 that past due its maturity date. The Company has not received any notice of default on these note and continues to accrue interest on these notes past the maturity date.

During the year ended December 31, 2020 the Company issued 4,067,332 common shares upon the conversion of $1,984,000 in convertible notes and recorded a gain of $566,408.

The FASB has issued authoritative guidance whereby instruments which do not have fixed settlement provisions are deemed to be derivative instruments. The conversion prices of the Notes described above were not a fixed amount because they were either subject to an adjustment based on the occurrence of future offerings or events or they were variable. Since the number of shares is not explicitly limited, the Company is unable to conclude that enough authorized and unissued shares are available to settle the conversion option. In accordance with the FASB authoritative guidance, the conversion features have been characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

As of December 31, 2020, derivative liabilities were valued using a probability-weighted average Black-Scholes-Merton pricing model with the following assumptions:

December 31, 2020
Exercise Price	0.13–0.46
Stock Price	$0.49-1.01
Risk-free interest rate	.10%-.19%
Expected volatility	345.50-352.70%
Expected life (in years)	1.00
Expected dividend yield	0%
Fair Value:	$3,676,949

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The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the conversion feature of the notes was based on the remaining term of the notes. The expected dividend yield was based on the fact that the Company has not customarily paid dividends in the past and does not expect to pay dividends in the future.

During the year ended December 31, 2020, the Company recognized a loss of $3,676,649 as “Other Expense” on its Consolidated Statements of Operations, which represented the net change in the value of the derivative liability. There were no derivative instruments or liability as of December 31, 2019.

Promissory Note Agreements

The following tables set forth the components of the Company’s, convertible debentures as of December 31, 2020, and December 31, 2019:

	December 31, 2020	December 31, 2019
Principal value of Promissory Note	$8,977,721	$8,789,794
Loan discounts	(248,972)	(488,117)
Less: Current portion, net of discount	(8,728,749)	(2,800,559)
Promissory Note, long term net of discount	$–	$5,501,118

Pursuant to the terms of the Securities Purchase Agreement with AMS the Company issued a non-interest-bearing CAD $10,000,000 ($7,330,000 USD) promissory note secured only by the shares acquired in AMS. Principal payments under the Promissory Note are due quarterly commencing upon AMS receiving a license to cultivate and are computed based upon 50% of AMS' cash flow, defined as EBITDA less all capital expenditures, taxes incurred, non-recurring items and other non-cash items for the relevant fiscal quarter, including the servicing of all senior debt payment obligations of the Company. The Promissory Note matures the earlier of two years from the date AMS receives a license to cultivate, or December 31, 2021. Since AMS had not received its cultivation license as of September 30, 2020, the Note Payable will have a maturity date of December 31, 2021.

The Company performed a valuation study as part of the AMS acquisition. The valuation study determined that the Promissory Note should be valued at $6,632,917 since it was non-interest-bearing. As a result, the Company recorded a note discount of $697,083. The note discount will be amortized to interest expense over the three-year term of the Promissory Note. During the year-ended December 31, 2019, the Company recorded $244,058 in interest expense related to the amortization of the note discount. During the nine months ended September 30, 2020 the Company recorded $175,721 in amortization expense related to the Note discount.

On July 3, 2019, the Company entered into a 12% $1,000,000 Loan Agreement with Koze Investments LLC (“Koze”), payable in full on June 28, 2020. The Company is currently in discussions with Koze to extend the maturity date of the Note. While the Company believes it will be successful in extending the maturity date, there are no assurances this will occur. Under the terms of the 12% Note, Koze took a first security interest against the Company’s Hanover, Ontario cannabis facility in progress and required the Company to pay off its existing mortgage of approximately $650,000 CAD. Additionally, the Company agreed to pay a 3% origination fee, prepay six months of interest ($60,000) and to issue to Koze five-year warrants to purchase 1,001,000 shares of the Company’s Common Stock at an exercise price $1.00 per share. After paying the origination fees, the prepayment and paying off the original mortgage, the Company used a portion of the remaining proceeds as payment against the SMI purchase price of CAD $1,000,000. As of the date this Report the Company has continued to accrue interest on the Koze Note and is in discussion to extend its term. Koze has not asserted that a default has occurred.

The Company entered into a promissory note with James Samuelson, a director of the Company, in the amount of $75,000 on May 17, 2019. This note is non-interest bearing, unsecured, and bears no maturity date.

The Company entered into a promissory note with Dominic Colvin, an officer and director of the Company, in the amount of $250,000 on October 2, 2019. As of September 30, 2020, the remaining balance of this note is $220,000 with no maturity date.

The Company entered into a promissory note with a former officer and director of the Company, Arrowhead Consulting, in the amount of $50,000 on November 13, 2019. This note is non-interest bearing, unsecured, and bears no maturity date.

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On April 21, 2020, the Company received a loan from the Government of Canada under the Canada Emergency Business Account program (CEBA). This loan was in the amount of $40,000 CAD (USD $29,352). These funds are interest-free until December 31, 2022, at which time the remaining balance will convert to a 3-year term loan at an interest rate of 5% per annum. If the Company repays the loan prior to December 31, 2022, there will be loan forgiveness of 25% or $10,000 CAD.

Financing Agreements:

On July 8, 2019, the Company issued a Convertible Debenture Issue offering raising $1,550,000 from 6 accredited investors, maturing between July 8 – October 22, 2020. These debentures are accruing interest at 5% per annum and are convertible to common shares at $1.00 per share. These debentures have all reached their maturity dates. There has been no notice of default received on these notes, and interest continues to be accrued past the maturity dates.

On January 8, 2020, we issued two $100,000 Senior OID Convertible Promissory Notes (“OID Notes) to two accredited investors (“Holders”) and received $190,000 in proceeds. Under the provisions of the OID Notes, each Holder was granted the right are their sole discretion to fund up to another $150,000 each under the same terms. The maturity date for each additional tranche of this OID Note funded shall be twelve (12) months from the date of funding.

These Notes were issued with a one-year maturity date, an 8% interest rate. The OID Notes are convertible into our Common Stock at a price equivalent to; the lower of $1.25/share at any time after 180 days, or 75% times the lowest closing price of Common Stock for 20 consecutive trading days prior to conversion. In the event of a change of control, the conversion price is 75% of the closing price. We have the right to redeem these Notes at any time prior to maturity at 110% multiplied by the principal plus accrued interest plus outstanding accrued interest plus default interest if any. These OID Notes which also include anti-dilution features are senior obligations with priority over future debt, excluding mortgage debt. One of these notes ($100,000) with accrued interest was converted to common shares of the Company, 30,000 Common Shares were issued on July 28, 2020 and 105,000 Common Shares were issued on August 24, 2020 to retire this debenture.

On February 27, 2020 we issued an OID Note for $160,000 to an accredited investor for $160,000 under comparable terms and received proceeds of $152,000. This note is convertible into shares of our Common Stock at a price equivalent to: the lower of $1.25/share for the first 180 days from issuance, seventy-five percent (75%) of the lowest closing price of our common stock during the twenty (20) trading days immediately preceding conversion date. At issuance, we delivered a stock certificate representing half the purchase price in a restricted form (the “returnable” shares) in the name of the investor (153,940 shares based on the low closing price of $0.812). The returnable shares will only be returned to our treasury if the Note is prepaid within the initial 180 days after issuance. The Note was repaid in full with interest on September 3, 2020 and the 153,940 shares were returned.

On March 25, 2020, we issued an OID Note for $78,000 to an accredited investor and received proceeds of $75,000. This note is convertible into common shares at any time after 180 days at a variable conversion price which is 61% multiplied by the market price over the immediate 20 preceding day period. This note bears interest at 8%, increasing to 22% if default occurs. Prepayment is authorized up to 180 days, ranging from 115% to 140% of principal plus interest. On October 1, 2020 $35,000 of this Note was converted at $0.3172 into 110,340 Common Shares of the Company. The remainder of this Note including interest, was repaid on October 6, 2020 in the amount of $64,669.87.

On May 11, 2020, we issued an OID Note for $53,000 to an accredited investor and received proceeds of $50,000. This note is convertible into common shares at any time after 180 days at a variable conversion price which is 61% multiplied by the market price over the immediate 20 preceding day period. This note bears interest at 10%, increasing to 22% in the event of default. Prepayment is authorized up to 180 days, ranging from 115% to 135% of principal plus interest.

On June 4, 2020, we issued an OID Note for $43,000 to an accredited investor and received proceeds of $40,000. This note is convertible into common shares at any time after 180 days at a variable conversion price which is 61% multiplied by the market price over the immediate 20 preceding day period. This note bears interest at 10%, increasing to 22% in the event of default. Prepayment is authorized up to 180 days ranging from 115% to 135% of principal plus interest.

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On August 17, 2020, we issued an OID Note for $157,500 to an accredited investor and received proceeds of $150,000. This note is convertible into common shares at 55% of the lowest trading price during immediately preceding 20 day period. This note bears interest at 8%, with principal amount increasing by 20% in the event of default. Prepayment is authorized up to 180 days ranging from 115% to 140% of principal plus interest.

On September 1, 2020, we issued an OID Note for $220,000 to an accredited investor and received proceeds of $220,000. This note is convertible into common shares at $0.75 per share and bears interest of 10%, Should default occur, conversion price is 60% of closing price for 20 days immediately preceding conversion date. Prepayment authorized up to 180 days at 105% to 135% of principal plus interest. Repayment consists of 5 equal monthly payments of $48,400 between February 1, 2021 and June 1, 2021.

On September 3, 2020, we issued an OID note for $43,500 to an accredited investor and received proceeds of $40,000. This note is convertible into common shares at any time after 180 days at a variable conversion price which is 61% multiplied by the market price over the immediate 20 preceding day period. This note bears interest at 10%, increasing to 22% in the event of default. Prepayment authorized up to 180 days at 115% to 140% of principal plus interest.

On September 25, 2020 we issued an OID Note for $250.000 to an accredited investor and received proceeds of $235,000. This note is convertible into common shares at any time after 180 days at a variable conversion price which is 60% multiplied by the trading price of common stock during 20 trading days immediately preceding conversion. The note bears interest at 10%. Prepayment authorized up to 180 days at 115% to 140% of principal plus interest.

We will require additional funds to implement our growth strategy for our business. In addition, while we have received capital from various private placements of equity and convertible debt that have enabled us to fund our operations, additional funds will be needed for further business development.

On October 15, 2020, the Company entered into a convertible debenture with an accredited investor in the amount of $110,000 with a $10,000 OID. This debenture bears 10% interest and is convertible into common shares at 40% of the lowest closing price during the previous 20-day trading period to the date of conversion. Prepayment of this note is authorized at 0-60 days at 115%, 61-90 days at 125%, 91-120 days at 130%, 121-150 days at 135%, 151-180 days at 140% and after 180 days at 145%. In the event of default interest increases to 18%.

On October 23, 2020 the Company entered into a convertible debenture with an accredited investor in the amount of $82,500 with a $3,750 OID and 12 months of prepaid interest at $3,750 or 5%. This debenture is convertible into common shares at 70% of the lowest closing price during the previous 25 trading days prior to conversion date. Prepayment is authorized at 0-60 days at 115%, 61-180 days at 130%. No prepayment after 180 days. Interest increases to 24% in the event of default.

On December 1, 2020 the Company entered into a convertible debenture with an accredited investor in the amount of $48,500 bearing 10% interest and a December 1, 2021 maturity date. This debenture is convertible into common shares at 61% of market price during 20 day previous trading period after 180 days. This note is subject for prepayment between 0 – 180 days at 115% to 139%.

On December 17, 2020 the Company entered into $500,000 convertible debentures with a group of accredited investors with a 12 month maturity date, 5% interest, and is convertible at $0.30 per share. These notes are eligible for prepayment at any time with 14 days written notice.

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On December 30, 2020 the Company entered into a convertible debenture with an accredited investor in the amount of $43,500 bearing 10% interest and a December 30, 2021 maturity date. This debenture is convertible into common shares at 61% of market price during 20 day previous trading period after 180 days. This note is subject for prepayment between 0 – 180 days at 115% to 139%.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Effects of Inflation

We do not believe that inflation has had a material impact on our business, revenues or operating results during the periods presented.

Critical Accounting Policies and Estimates

Our significant accounting policies are more fully described in the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. We believe that the accounting policies below are critical for one to fully understand and evaluate our financial condition and results of operations.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers: Topic 606, or ASU 2014-09. ASU 2014-09 establishes the principles for recognizing revenue and develops a common revenue standard for U.S. GAAP. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. In applying the new revenue recognition model to contracts with customers, an entity: (1) identifies the contract(s) with a customer; (2) identifies the performance obligations in the contract(s); (3) determines the transaction price; (4) allocates the transaction price to the performance obligations in the contract(s); and (5) recognizes revenue when (or as) the entity satisfies a performance obligation. The accounting standards update applies to all contracts with customers except those that are within the scope of other topics in the FASB Accounting Standards Codification. The accounting standards update also requires significantly expanded quantitative and qualitative disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers.  The Company adopted ASU 2014-09 as of January 1, 2018, and as there have not been any significant revenues to date, the adoption did not have a material impact on the Company’s financial position or results of operations, and no transition method was necessary upon adoption.

In February 2016, the FASB issued ASU No. 2016-02, Leases, or ASU 2016-02. The new guidance requires lessees to recognize the assets and liabilities arising from leases on the balance sheet. For public companies, ASU 2016-02 is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2018, and early adoption is permitted. The Company does not expect that the adoption of ASU 2016-02 will have a material impact on its financial statements.

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In June 2018, the FASB issued ASU No. 2018-07 (Topic 718) Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which expands the scope of ASC Topic 718 to include all share-based payment arrangements related to the acquisition of goods and services from both nonemployees and employees. An entity should apply the requirements of Topic 718 to nonemployee awards except for certain exemptions specified in the amendment. ASU 2018-07 is effective for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of this amendment will have on its condensed consolidated financial statements.

a.	Changes in and Disagreements with Accountants on Disclosure

None.

b.	Quantitative and Qualitative Disclosures About Market Risk

As a smaller reporting company, we are not required to provide the information required by this Item.

c.	Directors and Executive Officers

Set forth below are the directors and executive officers of the Company as of January 15, 2021. Except as set forth below, there are no other persons who have been nominated or chosen to become directors, nor are there any other persons who have been chosen to become executive officers. Other than as set forth below, there are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer.

Name	Position Held with Company	Age	Date First Elected or Appointed
Dominick Colvin	Chief Executive Officer, President, and Director	52	April 2018
Matthew Nicosia	Director	45	April 2018
James Samuelson	Director	50	April 2018
Marc Branson	Director	44	April 2019
Richard Orman	Director	71	April 2019
Andrew Steedman	Chief Operating Officer	59	April 2019
John Cassels	Chief Financial Officer	72	April 2019

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Our Board of Directors believes that all members of the Board and all executive officers encompass a range of talent, skill, and experience sufficient to provide sound and prudent guidance with respect to our operations and interests. The information below with respect to our sole officer and director includes his experience, qualifications, attributes, and skills necessary for him to serve as a director and/or executive officer.

Biographies

Dominick Colvin, 52, was appointed as our Chief Executive Officer, President and a director in April 2018. He resigned these positions in November 2018 but was re-appointed to these positions again in February 2019. In addition to his positions with our Company, since June 2007 Mr. Colvin has been President of PLC International Investments, Inc., a private held Canadian company engaged in power production, oil and coal mining.

Marc Branson, 44, was appointed as a director of our Company in April 2019. In addition, since January 2018 he has been the owner and co-founder of Titan Technologies, Inc., Vancouver, British Columbia, Canada, a development stage privately held technology company focused on AI powered block chain solutions for businesses. Since October 2016 he has also been the President and director of Catalina Gold Corp., a publicly traded Canadian company. Previously, from October 2013 through June 2015 he was President and a director of Lightning Ventures Inc., a publicly held manufacturer and distributor of specialty oil and gas products. Since 2007 he has also been President and a director of CapWest Investments., a private investment corporation that focuses on development stage companies. He received a degree in International Business from Open Learning University in 2000 and received a Business Management certificate from Capilano College in 1997.

Richard D. Orman, 71, was appointed as a director of our Company in April 2019. In addition, he is currently the President of PLM Consultants, LTD, Calgary, Alberta, Canada, a privately held business consulting company, a position he has held since 1982. In 1986 Mr. Orman was elected to the Legislative Assembly of Alberta and was appointed to the provincial cabinet as Minister of Career Development and Employment. In 1988 he was appointed Minister of Labor. He was re-elected in 1989 and was then appointed Minster of Energy. He has over 35 years of experience with publicly traded companies in Canada, including Chairman and CEO of Kappa Energy Company, Inc., from 19914 to 2001, a director of Vanguard Oil Corp. from 1998 through 2001, and Executive Vice Chairman of Exceed Energy Company, Inc. from 2003 through 2005, Each of the aforesaid companies had their securities traded on the Toronto Stock Exchange. In addition, he was Vice Chairman of Novatel Inc., a company traded on NASDAQ from 2004 through 2007 and from 2007 through 2011 he was the lead director of Daylight Energy Ltd, also traded on the TSX. From 2015 through February 2019, he was a consultant and senior counsel at Canadian Strategy Group, a government relations firm located in Edmonton, Alberta. In 2012 he was elected to the Board of Directors and currently serves as Chairman of the Board of Wescan Energy Corp. a company traded on the TSX. In 2016 he was elected and currently serves as an independent non-executive director of Persta Resources, Inc., a company traded on the Hong Kong Stock Exchange. Mr. Orman received a Bachelor of Arts degree with honors from Eastern Washington University in 1971.

Andrew Steedman, Chief Operating Officer. Mr. Steedman is Chief Operating Officer of CannaPharmaRx, Inc. Prior to joining CannaPharmaRx, Mr. Steedman was the President of his own management consulting firm. From 2005 to 2015 he was Vice President of Operations for NXT Energy Solutions Inc. where he was responsible for the signing and execution of over $50 million in contracts in Canada, the USA and internationally. From 2001 to 2003 he was President and CEO of Wireless Networks and was responsible for the overall strategic direction of the company. From 1999 to 2001, he was Senior Manager of Business Development with Nortel Networks. In this role he was responsible for developing Nortel's unlicensed wireless strategy, identifying strategic partners, developing relationships with key customers and negotiating OEM agreements with key partners. From 1994 to 1999, Mr. Steedman held various positions within Nortel including product management, project management, international business development and marketing. From 1991 to 1994, Mr. Steedman consulted in Bangkok to the Telephone Organization of Thailand (TOT). He was responsible for the construction of a network management center that would monitor the TOT's national network. Mr. Steedman holds a B.Sc. in Electrical Engineering and an MBA both from the University of Calgary.

John H. Cassels, Chief Financial Officer. Mr. Cassels’s career focus for more than three decades has been the junior oil and gas exploration and production sector of the energy industry in Canada, the United States and Argentina. A CPA, CA. He has served as a CEO or CFO and a Director of twelve early-stage companies, all but one of which were eventually TSX or NYSE listed companies. With a sharp financial bent, Mr. Cassels has provided a guiding hand to the entities through initiatives to raise capital from under $1 million to $33 million and developed internally generated cash flow for sustained growth while actively participating in accretive mergers, strategic acquisitions and value-added divestitures. Mr. Cassels served as CFO for Purdy & Partners (a private equity firm), CEO of Highview Resources (sold to Wild River Resources), CFO of Redwood Energy and Landover Energy (both subsequently sold), CEO of Raider Resources and Fortune Energy, CFO of PanContinental Oil and Tri-Power Petroleum (both sold) and CFO of Anschutz Canada Exploration (sold to Pembina Resources).

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Family Relationships

There are no family relationships between and among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Committees of the Board

Our Board of Directors held no formal meeting in the year ended December 31, 2018. Otherwise, all proceedings of the Board of Directors were conducted by resolutions consented to in writing by the sole director and filed with the minutes of the Company.

Board Nominations and Appointments

In considering whether to nominate any particular candidate for election to the Board of Directors, we will use various criteria to evaluate each candidate, including an evaluation of each candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of our stockholders.  The Board of Directors plans to evaluate biographical information and interview selected candidates in the next fiscal year and also plans to consider whether a potential nominee would satisfy the listing standards for “independence” of The Nasdaq Stock Market and the SEC’s definition of “audit committee financial expert.”  The Board of Directors does not plan to assign specific weights to particular criteria and no particular criterion will be a prerequisite for each prospective nominee.

We do not have a formal policy with regard to the consideration of director candidates recommended by our stockholders, however, stockholder recommendations relating to director nominees may be submitted in accordance with the procedures set forth below under the heading “Communicating with the Board of Directors”.

Communicating with the Board of Directors

Stockholders who wish to send communications to the Board of Directors may do so by writing to 888 – 3rd Street SW, Suite 3600 Calgary, Alberta, CanadaT2P 5C5. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” All such letters must identify the author as a stockholder and must include the stockholder’s full name, address and a valid telephone number. The name of any specific intended recipient should be noted in the communication. We will forward any such correspondence to the intended recipients; however, prior to forwarding any such correspondence, and we will review such correspondence, and in our discretion, may not forward communications that relate to ordinary business affairs, communications that are primarily commercial in nature, personal grievances or communications that relate to an improper or irrelevant topic or are otherwise inappropriate for the Board of Director’s consideration.

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Compensation of Directors

The Company has been accruing $10,000 per month per director since January 1, 2019, however to date none of these have been paid. As of June 30, 2020, there was $899,307 in unpaid director fees, which includes $150,000 owed to former directors accrued since 2016. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board of Directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Code of Ethics

As part of our system of corporate governance, our Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code”) for directors and executive officers of the Company. This Code is intended to focus each director and executive officer on areas of ethical risk, provide guidance to directors and executive officer to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and help foster a culture of honesty and accountability. Each director and executive officer must comply with the letter and spirit of this Code. We have also adopted a Code of Ethics for Financial Executives applicable to our Chief Executive Officer and senior financial officers to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure; and compliance with applicable laws, rules and regulations. We intend to disclose any changes in or waivers from our Code of Business Conduct and Ethics and our Code of Ethics for Financial Executives by filing a Form 8-K or by posting such information on our website.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the year ended December 31, 2018, none of our greater than 10% percent beneficial owners failed to comply on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

d.	Executive Compensation, Corporate Governance

General Philosophy

Our Board of Directors is responsible for establishing and administering the Company’s executive and director compensation.

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Executive Compensation

The following summary compensation table indicates the cash and non-cash compensation earned from the Company during the years ended December 31, 2020, 2019 and 2018 for our named executive officers.

Name and Position		Year	Salary ($)		Bonus ($)		Total ($)

Nick Colvin	(1)	2020	94,251	(2)	–		94,251
		2019	89,038	(2)	–		89,038

James Samuelson	(3)	2020	94,251	(2)	–		94,251
		2019	170,000	(9)	–		170,000

Gary Herick	(4)	2020	–		–		-
		2019	56,500		–		56,500

John Cassels	(5)	2020	94,251	(10)	–		94,251
		2019	63,265	(7)	20,000	(8)	83,265

Andrew Steedman	(6)	2020	94,251	(10)	–		94,251
		2019	63,265	(7)	20,000	(8)	83,265

(1)	Was appointed as director in April 2018. Mr. Colvin resigned his positions with our Company in November 2018. In February 2019 he was again appointed as President, CEO and Director.

(2)	Accrued and not paid.

(3)	Was appointed as a Director in April 2018. Mr. Samuelson was appointed as our President and CEO in November 2018 when Mr. Colvin resigned from those positions. He resigned as President and CEO in February 2019 but remains a Director.

(4)	Mr. Herick resigned as Chief Financial Officer effective February 9, 2015 and was appointed as CEO, President, CFO, Secretary and sole Director in April 2016. Mr. Herick resigned all of his positions in April 2019.

(5)	Was appointed to Chief Financial Officer in April 2019.

(6)	Was appointed to Chief Operating Officer in April 2019.

(7)	Of the amount declared, $40,627 was accrued, $22,638 was paid to each.

(8)	Signing bonus paid during the year.

(9)	Director fees for current year of $10,000 per month, of which $145,000 remains accrued, $25,000 paid in cash.

(10)	Of amount declared 50% was paid, 50% was accrued.

The amounts in these columns represent the fair value of the award as of the grant date as computed in accordance with ASC 718. These amounts represent restricted stock awards and stock options granted to the named executive officers, and do not reflect the actual amounts that may be realized by those officers.

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Key Employee Employment Agreements

The Company has an Employment Agreement with Dominic Colvin to serve as the Company’s Chief Executive Officer. The Agreement is dated April 23, 2019. The Contracts provide for an annual salary of CAD $120,000 and a signing bonus of US$20,000. During 2019 and 2020 the salaries were accrued but not paid. The unpaid amounts were accrued in the financial statements of the Company.

The Company has an Employment Agreement with Andrew Steedman to serve as Chief Operating Officer. The Agreement is dated April 23, 2019. The Contracts provide for an annual salary of CAD $120,000 and a signing bonus of US$20,000. During 2019 the salaries were paid intermittently and in 2020 not at all from July. The unpaid amounts were accrued in the financial statements of the Company.

The Company has Employment Agreements with John Cassels to serve as Chief Financial Officer. The Agreement dated April 23, 2019. The Contracts provide for an annual salary of CAD $120,000 and a signing bonus of US$20,000.

During 2019 the salaries were paid intermittently and in 2020 not at all from July. The unpaid amounts were accrued in the financial statements of the Company.

Key Employee Employment Agreements

The Company has an Employment Agreement with Dominic Colvin to serve as the Company’s Chief Executive Officer. The Agreement is dated April 23, 2019. The Contracts provide for an annual salary of CAD $120,000 and a signing bonus of US$20,000. During 2019 the salaries were paid intermittently and in 2020 not at all from February. The unpaid amounts were accrued in the financial statements of the Company.

The Company has an Employment Agreement with Andrew Steedman to serve as Chief Operating Officer. The Agreement is dated April 23, 2019. The Contracts provide for an annual salary of CAD $120,000 and a signing bonus of US$20,000. During m2019 the salaries were paid intermittently and in 2020 not at all from February. The unpaid amounts were accrued in the financial statements of the Company.

The Company has Employment Agreements with John Cassels to serve as Chief Financial Officer. The Agreement dated April 23, 2019. The Contracts provide for an annual salary of CAD $120,000 and a signing bonus of US$20,000. During m2019 the salaries were paid intermittently and in 2020 not at all from February. The unpaid amounts were accrued in the financial statements of the Company.

Options Granted to Named Executives

None

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Outstanding Equity Awards at Fiscal Year-End

None

Equity Compensation Plan Information and Issuances

Our current policy is that all full-time key employees are considered annually for the possible grant of stock options, depending upon qualifying performance criteria. The criteria for the awards are experience, uniqueness of contribution to our business and the level of performance shown during the year. Stock options are intended to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

Pension Benefits

None of our named executive officers is covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our named executive officers is covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Equity Incentive Plan

As of the date of this Report we do not have any equity compensation plan but may adopt one or more in the future.

In accordance with the ACS 718, Compensation – Stock Compensation, awards granted are valued at fair value at the grant date. The Company recognizes compensation expense on a pro rata straight-line basis over the requisite service period for stock-based compensation awards with both graded and cliff vesting terms. The Company recognizes the cumulative effect of a change in the number of awards expected to vest in compensation expense in the period of change. The Company has not capitalized any portion of its stock-based compensation.

Director Compensation

We paid each of our current officers and directors a one-time fee of $27,500 in 2018. In January 2019, the Board authorized and approved a monthly director fee of $10,000 (U.S.) for each director. All of these fees have been accrued.

We do not believe risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect upon us

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e.	Security Ownership of Certain Beneficial Owners and Management

Except as otherwise stated, the table below sets forth information concerning the beneficial ownership of Common Stock as of January 15, 2021 for: (1) each director currently serving on our Board of Directors; (2) each of our named executive officers; (3) our directors and executive officers as a group; and (4) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock. As of January 15, 2021, there were 50,163,895 shares of Common Stock outstanding, 60,000 Preferred A Shares convertible into 1250 Shares of Common Stock, and 475,000 Series B Preferred Shares for a total of 119,510,994 shares. Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

Title of Class	Name and Address of Beneficial Owner[1]	Amount and Nature of Beneficial Ownership	Percent of Class[2]
Common	Dominic Colvin Suite 206, 1180 Sunset Drive Kelowna, BC Z1Y 9W6	1,079,454	0.9%
Series A Preferred	James Samuelson 2 Park Plaza, Suite 1200B Irvine, CA 92614	18,500,000	15.0%
Series A Preferred	Matt Nicosia 2 Park Plaza, Suite 1200B Irvine, CA 92614	20,000,000	16.2%
Series A Preferred	Andrew Steedman 3600, 888 – 3rd Street SW Calgary, Alberta, T2P 5C5	5,000,000	4.1%
Common	Andrew Steedman 3600,888 – 3rd Street SW Calgary, Alberta T2P 5C5	375,000	0.3%
Series A Preferred	John Cassels 3600, 888 - 3rd Street SW Calgary, Alberta, T2P 0C5	5,000,000	4.1%
Common	John Cassels 3600,888 – 3rd Street SW Calgary, Alberta T2P 5C5	881,637	0.7%
Common	Richard Orman 3600, 888-3rd Street SW Calgary, Alberta T2P 5C5	625,725	0.5%
	Total Beneficial Holders as a Group	51,461,816	41.8%

___________________

1 The address of record is c/o CannaPharmaRx, Inc., 888 – 3rd Street SW, Suite 3600, Calgary, Alberta, CanadaT2P 5C5.

2 Applicable percentages are based 50,163,895 shares outstanding as of January 15, 2021 and includes issued and outstanding shares of common stock as well as vested but unissued restricted shares. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options or otherwise. Shares of Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days after the date of this report, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, the Company believes that each of the shareholders named in the table has sole voting power.

84

Changes in Control.

There are currently no arrangements which may result in a change of control of our company.

Non-Cumulative Voting

The holders of our shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose.  In such event, the holders of the remaining shares will not be able to elect any of our Directors.

f.	Transactions with Related Persons, Promoters, and Certain Control Persons

Transactions with Related Persons

As of December 31, 2019, there have been no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed years, and in which any of the following persons had or will have a direct or indirect material interest.

Named Executive Officers and Current Directors

For information regarding compensation for our named executive officers and current directors, see “Executive Compensation.”

Director Independence

Our securities are quoted on the OTC Markets Group, Pink, which does not have any director independence requirements.  We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.  Based on these standards, we have determined that our director is not an independent director.

Our board of directors has determined Marc Branson is an “independent director” as defined in the NASDAQ listing standards and applicable SEC rules.

85

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been a limited public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering and assuming all 22,017,682 being registered are purchased by the Selling Stockholder, we may have outstanding an aggregate of up to 58,668,063 issued and outstanding. Of these shares, 22,017,682 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our officers and directors will not be purchasing shares in this offering. The remaining shares of common stock held by our existing stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 and or Section 4(a)(1). As a result of these provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and

•	the remainder of the restricted shares will be eligible for sale from time to time pursuant to available exemptions, subject to restrictions on such sales by affiliates.

Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Hammer Fiber at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least six months is entitled to sell such shares under Rule 144 without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on an OTC market at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules.

These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

86

Cannapharmarx, Inc.

Consolidated Financial Statements and Notes

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of CannaPharmaRx, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of CannaPharmaRx, Inc. as of December 31, 2020 and 2019, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ BF Borgers CPA PC

We have served as the Company's auditor since 2018

Lakewood, CO

April 14, 2021

F-2

CANNAPHARMARX, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2020	2019

ASSETS

Current assets
Cash	$334,969	$1,547
Deposit	–	1,308,830
HST Receivable	551	28,361
Prepaid expenses	132,031	592,473
Total current assets	467,551	1,931,211

Construction in progress	1,566,316	1,540,918
Land	–	143,201
Office equipment	2,435	3,978
Investments	6,711,289	4,193,597
Intangible assets	–	1,834,176
Goodwill	–	6,370,333
Total Assets	$8,747,591	$16,017,414

LIABILITIES & STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued expenses	$2,447,848	$902,854
Accounts payable related party	380,413	154,291
Accrued interest	96,477	27,630
Accrued legal settlement	190,000	190,000
Accrued expense - related party	756,738	606,356
Notes payable current	8,728,749	2,800,559
Convertible Notes -net of discount	997,558	552,603
Derivative liability	3,676,649	–
Loan payable - related party	274,758	427,805
Total current liabilities	17,549,190	5,662,098
Notes payable long-term	–	5,501,118
Total Liabilities	17,549,190	11,163,216

Commitments and contingencies	–	–

Stockholders' Equity
Preferred stock, Series A, $0.0001 par value, 60,000 shares authorized, 60,000 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	60,000	60,000
Preferred Stock Series B, $0.0001 par value, 3,000,000 shares authorized 475,000 and -0- shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	475,000	475,000
Common stock, $0.0001 par value; 300,000,000 shares authorized, 46,986,794 and 36,486,999 issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	4,699	3,649
Treasury stock, 133,200 and 133,200 shares as of December 31, 2020 and December 31, 2019, respectively	(13)	(13)
Additional paid in capital	68,336,249	61,619,415
Retained earnings (deficit)	(77,331,820)	(57,441,549)
Accumulated other comprehensive income (loss)	(345,714)	137,696
Total Stockholders' Equity (Deficit)	(8,801,599)	4,854,198
Total Liabilities and Stockholders' (Equity)	$8,747,591	$16,017,414

The accompanying notes are an integral part of these consolidated financial statements.

F-3

CANNAPHARMARX, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	December 31,	December 31,
	2020	2019

Revenue	$–	$–

Operating Expenses:
General & administrative	2,135,075	477,887
Acquisition expenses	1,885,303	5,926,727
Amortization and depreciation	128,505	129,035
Stock based compensation	820,379	736,186
Travel and entertainment	14,277	109,174
Rent	35,813	30,148
Rent - related parties	–	24,299
Professional fees	932,536	518,970
Consulting fees	–	261,352
Impairment of goodwill and long lived assets	7,962,694	–
Investment write-down	–	7,070,841
Consulting fees and payroll-related parties	571,590	693,324
Total operating expenses	14,486,172	15,977,943
Income (loss) from operations	(14,486,172)	(15,977,943)

Other income (expense)
Interest (expense)	(2,293,858)	(4,473,137)
Gain or loss on conversion of convertible notes	566,408	–
Change in the fair value of derivative liability	(3,676,649)	–
Other income (expense) net	(5,404,100)	(4,473,137)
Income (loss) before provision for income taxes	(19,890,272)	(20,451,080)
Provision (credit) for income tax	–	–
Net income (loss)	$(19,890,272)	$(20,451,080)

Basic and diluted earnings(loss) per common share	$(0.49)	$(0.66)

Weighted average number of shares outstanding	40,699,951	31,174,936

Comprehensive loss:
Net income (loss)	$(19,890,272)	$(20,451,080)
Foreign currency translation adjustment	(483,410)	137,696
Comprehensive income (loss)	$(20,373,681)	$(20,313,386)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

CANNAPHARMARX, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Preferred Stock Series A		Preferred Stock Series B		Common Stock		Treasury Stock		Paid in	Retained earnings	Accumulated other comprehensive income	Equity/
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	(Deficit)	(loss)	Deficit
Balances at December 31, 2018	60,000	$60,000	–	–	18,942,506	$1,894	–	–	$36,642,276	$(36,990,469)	$–	$(286,299)

Net loss	–	–	–	–	–	–	–	–	–	(20,451,080)	–	(20,451,080)
Change in foreign currency translation	–	–	–	–	–	–	–	–	–	–	137,696	137,696
Issuance of Series B Preferred Stock	–	–	475,000	475,000	–	–	–	–	–	–	–	475,000
Conversion of convertible notes and accrued interest to common shares	–	–	–	–	5,505,530	551	–	–	2,201,662	–	–	2,202,213
Issuance of shares to purchase non-controlling interest in GN	–	–	–	–	7,988,963	799	–	–	11,263,639	–	–	11,264,438
Stock based compensation related to warrant issuance	–	–	–	–	–	–	–	–	736,186	–	–	736,186
Issuance of common shares in connection with the issuance of convertible debentures	–	–	–	–	1,550,000	155	–	–	5,074,845	–	–	5,075,000
Repurchase of shares from an investor	–	–	–	–	–	–	133,200	(13)	(98,942)	–	–	(98,955)
Issuance of shares for acquisition fees	–	–	–	–	2,500,000	250	–	–	5,799,749	–	–	5,799,999
Balance at December 31, 2019	60,000	$60,000	475,000	$475,000	36,486,999	$3,649	133,200	$(13)	$61,619,415	$(57,441,549)	$137,696	$4,854,198

(continued)

F-5

CANNAPHARMARX, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

(continued)

	Preferred Stock Series A		Preferred Stock Series B		Common Stock		Treasury Stock		Paid in	Retained earnings	Accumulated other comprehensive income	Equity/
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	(Deficit)	(loss)	Deficit
Balance at December 31, 2019	60,000	$60,000	475,000	$475,000	36,486,999	$3,649	133,200	$(13)	$61,619,415	$(57,441,549)	$137,696	$4,854,198

Net loss	–	–	–	–	–	–	–	–	–	(19,890,272)	–	(19,890,272)
Change in foreign currency translation	–	–	–	–	–	–	–	–	–	–	(483,410)	(483,410)
Common stock issued in connection with convertible notes	–	–	–	–	153,940	15	–	–	130,834	–	–	130,849
Return of common shares related to note payoff	–	–	–	–	(153,940)	(15)	–	–	(130,834)	–	–	(130,849)
Beneficial conversion feature of convertible notes	–	–	–	–	–	–	–	–	1,357,978	–	–	1,357,978
Stock based compensation related to warrant issuances	–	–	–	–	–	–	–	–	820,379	–	–	820,379
Shares issued for services	–	–	–	–	885,063	89	–	–	715,413	–	–	715,502
Shares received from share exchange with GN	–	–	–	–	5,507,400	551	–	–	2,477,871	–	–	2,478,422
Warrant exercise	–	–	–	–	25,000	2	–	–	9,998	–	–	10,000
Convertible note conversion to common stock	–	–	–	–	135,000	14	–	–	306,737	–	–	306,751
To record loan conversions	–	–	–	–	621,874	62	–	–	228,130	–	–	228,192
Shares issued for financing	–	–	–	–	15,000	2	–	–	6,150	–	–	6,152
Shares issued for loan conversions	–	–	–	–	3,310,458	331	–	–	794,179	–	–	794,510
			–	–
Balance, December 31, 2020	60,000	$60,000	475,000	$475,000	46,986,794	4,699	133,200	$(13)	$68,336,249	$(77,331,820)	$(345,714)	$(8,801,599)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

CANNAPHARMARX, INC.

STATEMENTS OF CONSOLIDATED CASH FLOWS

	December 31,	December 31,
	2020	2019
Cash Flows From Operating Activities:
Net income (loss)	$(19,890,272)	$(20,451,080)
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Stock-based compensation expense	820,379	736,186
Amortization of intangible assets	126,963	128,256
Loss on investments	–	7,070,841
Advertising expense paid with common stock	701,650	–
Acquisition consideration paid in common stock	–	5,800,000
Common stock issued in connection with financing	20,003	–
Change in the fair value of derivatives	3,676,649	–
Depreciation	1,542	779
Impairment of goodwill and long lived assets	7,962,694	–
Amortization of debt discount	2,293,858	4,434,751
Changes in operating assets and liabilities
(Increase)/decrease in prepaid expenses and deposit	1,782,873	(1,869,283)
HST Receivable	28,381	–
Accrued interest	54,542	27,630
Mortgages payable	–	(500,435)
Accounts payable/loan payable related party	223,016	145,291
Accrued expense related party	150,381	456,356
Accounts payable and accrued expense	1,483,767	225,937
Net cash provided by (used for) operating activities	(563,573)	(3,794,771)

Cash Flows From Investing Activities:
Purchase of fixed assets	–	(4,774)
Changes in intangible assets
Capitalized mortgage interest and changes in construction in progress	–	(42,163)
Net cash provided by (used for) investing activities	–	(46,937)

Cash Flows From Financing Activities:
Proceeds from the sale of preferred stock	–	475,000
Proceeds from convertible loans, net of repayments	848,000	1,550,000
Proceeds from loans, net of repayment	11,973	1,050,000
Purchase of treasury shares	–	(98,955)
Proceeds (repayment of related party loans), net	(35,400)	290,400
Net cash provided by (used for) financing activities	824,573	3,266,445

Effect of exchange rates on cash and cash equivalents	72,422	112,692
Net Increase (Decrease) In Cash	261,000	(575,263)
Cash At The Beginning Of The Period	1,547	464,118
Cash At The End Of The Period	$334,969	$1,547

Supplemental disclosure of cash flow information:
Cash paid for interest	$–	$66,016
Cash paid for income taxes	$–	$–

Supplemental disclosure of non-cash investing and financing activities:
Common stock issued for advertising expense	$554,000	$–
Common stock issued related to investment in Great Northern Cannabis	$2,478,422	$11,264,438
Common stock issued to convert convertible notes and accrued interest into equity	$306,750	$2,202,213

The accompanying notes are an integral part of these consolidated financial statements.

F-7

CANNAPHARMARX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

CannaPharmaRx, Inc. (the “Company”) is a Delaware corporation. In November 2018 it formed an Ontario corporation, Hanover CPMD Acquisition Corporation, to facilitate the acquisition described below. As of the date of this Report, the Company intends to engage in acquisitions or joint ventures with a company or companies that will allow to become a national or internationally branded cannabis cultivation company, or otherwise engage in the cannabis industry. Management is engaged in seeking out and evaluating businesses for acquisition. However, if an opportunity in another industry arises the Company will review that opportunity as well.

History

The Company was originally incorporated in the State of Colorado in August 1998 under the name “Network Acquisitions, Inc.” It changed its name to Cavion Technologies, Inc. in February 1999 and subsequently to Concord Ventures, Inc. in October 2006. On December 21, 2000, the Company filed for protection under Chapter 11 of the United States Bankruptcy Code. In connection with the filing, on February 16, 2001, the Company sold its entire business, and all of its assets, for the benefit of its creditors. After the sale, the Company still had liabilities of $8.4 million and was subsequently dismissed by the Court from the Chapter 11 reorganization, effective March 13, 2001, at which time the last of the Company’s then remaining directors resigned. On March 13, 2001, the Company had no business or source of income, no assets, no employees or directors, outstanding liabilities of approximately $8.4 million, and had terminated its duty to file reports under securities law. In February 2008, after filing of a Form 10 registration statement pursuant to the Securities Exchange Act of 1934, as amended, we were re-listed on the OTC Bulletin Board.

In April 2010, the Company re-domiciled in Delaware under the name CCVG, Inc. (“CCVG”). Effective December 31, 2010, the Company completed an Agreement and Plan of Merger and Reorganization (the “Reorganization") which provided for the merger of two of the Company’s wholly-owned subsidiaries. As a result of this reorganization, the Company’s name became “Golden Dragon Inc.,” which became the surviving publicly quoted parent holding company.

On May 9, 2014, the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with CannaPharmaRx, Inc., a Colorado corporation (“Canna Colorado”), and David Cutler, a former President, Chief Executive Officer, Chief Financial Officer, and director of the Company. Under the Share Purchase Agreement, Canna Colorado purchased 1,421,120 restricted shares of the Company’s common stock from Mr. Cutler and an additional 9,000,000 common shares directly from the Company.

In October 2014, the Company changed its legal name to “CannaPharmaRx, Inc.”

In April 2016, the Company ceased operations. As a result, the Company was then considered a “shell” company as defined under the Securities Exchange Act of 1934, as amended, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

F-8

Effective December 31, 2018, the Company and Hanover CPMD Acquisition Corp. (“CPMD Hanover”) a newly formed, wholly-owned subsidiary, entered into a Securities Purchase Agreement with Alternative Medical Solutions, Inc., an Ontario, Canada corporation (“AMS”), its shareholders, wherein the Company acquired all of the issued and outstanding securities of AMS. AMS is a corporation organized under the laws of the Province of Ontario, Canada. It is a late-stage marijuana licensed producer applicant in Canada. It is currently in the Pre-License Inspection and Licensing phase, which is Stage 5 of 6, with a fully approved license. Upon completion of the final construction of the facility, Health Canada will inspect the facility and relevant operating procedures to ensure it meets the standards that have been approved in the application. There can be no assurances that the Company will receive this license.

The facility is a 48,750 square foot marijuana grow facility built on a 6.7-acre parcel of land located in Hanover, Ontario Canada. To date, the exterior construction of the building has been completed. However, no interior construction has begun. Upon full completion, the facility will contain up to 20 separate growing rooms which we believe will provide an annual production capacity of 9,500 kilos of marijuana (20,900 lbs.). Completion of the build-out of the facility is expected to take an estimated 20 weeks. Together with the remaining equipment needed to complete the grow the Company estimates that it will require approximately CAD$20.0 million in additional financing which it may seek to raise via equity and debt. There can be no assurances that the Company will successfully raise the financing required to complete the construction of the facility and begin cultivation.

As a result of the completion of the acquisition of AMS on December 31, 2019, the Company no longer fits the definition of a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. It filed the required disclosure on Form 8-K/A with the SEC on February 14, 2019, advising that it was no longer a shell company pursuant to the aforesaid Rule.

Effective February 25, 2019, the Company acquired 3,936,500 shares and 2,500,000 Warrants to purchase 2,500,000 shares of Common Stock of GN Ventures, Ltd, Alberta, Canada, f/k/a Great Northern Cannabis, Ltd. (“GN”), in exchange for an aggregate of 7,988,963 shares of its Common Stock, from a former shareholder of GN who is now the Company’s President and CEO. While no assurances can be provided, the Company believes this is the initial step in its efforts to acquire all or a significant portion of the issued and outstanding stock of GN. In May 2020, the Company exchanged 5,507,400 of its shares for 3,671,597 shares of GN.

GN owns a 60,000 square foot cannabis cultivation and grow facility located on 38 acres in Stevensville, Ontario, Canada. Because the Company is a minority shareholder of GN and GN is a privately held company, the Company cannot confirm that the information it currently has on GN’s operations is complete or fully reliable. GN estimates annual total production capacity from the Stevensville facility of up to 12,500 kilograms of cannabis. GN believes the Stevensville facility to be complete, and GN’s subsidiary, 9869247 Canada Limited, received a license to cultivate from the Canadian Ministry of Health on July 5, 2019. As a result, in October 2019, GN commenced cultivation activities and began generating revenues during the first calendar quarter of 2020. The Company expects that it will obtain additional information on the business activities of GN as it has renewed discussions to acquire additional interests and is performing its due diligence procedures.

Effective June 11, 2019, the Company entered into a Securities Purchase Agreement with Sunniva, Inc, a British Columbia, Canada corporation (“Sunniva”) wherein the Company agreed to acquire all of the issued and outstanding securities of Sunniva’s wholly-owned subsidiaries Sunniva Medical Inc. (“SMI”) and 1167025 B.C. LTD (“1167025”) for CAD $16.0 million in cash and a note in the principal amount of CAD $4.0 million. These companies are the current owners of the Sunniva Canada Campus, which includes construction assets for a planned 759,000 square-foot greenhouse located on an approximately 114-acre property in Okanagan Falls, British Columbia.

On June 8, 2020, the Company received a notice of termination of this Purchase Agreement, as amended, from Sunniva. As a result, the Company incurred a charge of $1,881,126 due to the write-off of its deposit to Sunniva, banking fees, and prepaid expenses associated with the failed acquisition of Sunniva. The Company is in discussions with Sunniva, as well as an investment banker who received deposits from the Company, about recovering all or a portion of its deposits, banking fees, and prepaid expenses. The accompanying financial statements as of December 31, 2020, do not reflect potential recovery amounts related to Sunniva and other parties if any.

F-9

COVID-19

On March 11, 2020, the World Health Organization (“WHO”) declared the Covid-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most US states and many countries have issued policies intended to stop or slow the further spread of the disease.

Covid-19 and the U.S’s response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the Covid-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business, or our operations

Basis of Presentation

The accompanying financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) “FASB Accounting Standard Codification™” (the “Codification”) which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States. Certain amounts in prior periods have been reclassified to conform to the current presentation.

All figures are in U.S. dollars unless indicated otherwise.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. The most significant estimates relate to purchase price allocation of acquired businesses, impairment of long-lived assets and goodwill, valuation of financial instruments, income taxes, and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of the year or less to be cash equivalents. On December 31, 2020, and December 31, 2019, the Company cash and cash equivalents totaled $334,969 and $1,547 respectively.

Comprehensive Gain or Loss

ASC 220 “Comprehensive Income,” establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of December 31, 2020, and December 31, 2019, the Company determined that it had items that represented components of comprehensive income and, therefore, has included a statement of comprehensive income in the financial statements.

F-10

Reclassifications

Certain prior year amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on net earnings and financial position.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risk. Terms of convertible and other promissory notes are reviewed to determine whether they contain embedded derivative instruments that are required to be accounted for separately from the host contract and recorded on the balance sheet at fair value. The fair value of derivative liabilities is required to be revalued at each reporting date, with corresponding changes in fair value recorded in current period operating results. For the periods ended December 31, 2020, and 2019, the Company had derivative liabilities of $3,676,649 and $-0-, respectively. These derivative liabilities arose in 2020 due to the issuance of variably priced convertible notes.

Beneficial Conversion Features

In accordance with FASB ASC 470-20, “Debt with Conversion and Other Options” the Company records a beneficial conversion feature (“BCF”) related to the issuance of convertible debt or preferred stock instruments that have conversion features at fixed rates that are in-the-money when issued. The BCF for the convertible instruments is recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The intrinsic value is generally calculated at the commitment date as the difference between the conversion price and the fair value of the common stock or other securities into which the security is convertible, multiplied by the number of shares into which the security is convertible. If certain other securities are issued with the convertible security, the proceeds are allocated among the different components. The portion of the proceeds allocated to the convertible security is divided by the contractual number of the conversion shares to determine the effective conversion price, which is used to measure the BCF. The effective conversion price is used to compute the intrinsic value. The value of the BCF is limited to the basis that is initially allocated to the convertible security.

Foreign Currency Translation

The functional currency and the reporting currency of CannaPharmaRx’s US operations is United States dollars, (“USD”). The functional currency of the Company’s Canadian operations in Canadian dollars (“CAD”), Management has adopted ASC 830 “Foreign Currency Matters” for transactions that occur in foreign currencies. Monetary assets denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Average monthly rates are used to translate revenues and expenses.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

F-11

Assets and liabilities of the Company’s operations are translated into the reporting currency, United States dollars, at the exchange rate in effect at the balance sheet dates. Revenue and expenses are translated at average rates in effect during the reporting periods. Equity transactions are recorded at the historical rate when the transaction occurred. The resulting translation adjustment is reflected as accumulated other comprehensive income, a separate component of stockholders' equity in the statement of stockholders' equity. These translation adjustments are reflected in accumulated other comprehensive income, a separate component of the Company's stockholders' equity.

Harmonized Sales Tax

The Harmonized Sales Tax (“HST”) is a combination of the Canadian Goods and Services Tax (“GST”) and Provincial Sales Tax (“PST”) that is applied to taxable goods and services. By fusing sales tax at the federal level with sales tax at the provincial level, the participating provinces harmonized both taxes into a single federal-provincial sales tax. HST is a consumption tax paid by the consumer at the point of sale (POS). The vendor or seller collects the tax proceeds from consumers by adding the HST rate to the cost of goods and services. They then remit the total collected tax to the government periodically.

The HST is in effect in five of the ten Canadian provinces: New Brunswick, Newfoundland and Labrador, Nova Scotia, Ontario, and Prince Edward Island. The HST is collected by the Canada Revenue Agency (CRA), which remits the appropriate amounts to the participating provinces. The HST may differ across these five provinces, as each province will set its own PST rates within the HST. In provinces and territories which have not enacted the HST, the CRA collects only the 5% goods and services tax. The current rate in Ontario is 13%.

Capital Assets- Construction In Progress

As of December 31, 2020, and 2019, the Company had $1,566,316 and $1,540,918 in construction in progress (“CIP”), respectively, comprised entirely of the building acquired relating to the acquisition of AMS. The Company did not record any depreciation expense on CIP for the years ended December 31, 2020, and December 31, 2019.

Stock-Based Compensation

The Company has adopted ASC Topic 718, (Compensation—Stock Compensation), which establishes a fair value method of accounting for stock-based compensation plans. In accordance with guidance now incorporated in ASC Topic 718, the cost of stock options and warrants issued to employees and non-employees is measured on the grant date based on the fair value. The fair value is determined using the Black-Scholes option-pricing model. The resulting amount is charged to expense on the straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period. The fair value of stock warrants was determined at the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option model requires management to make various estimates and assumptions, including expected term, expected volatility, risk-free rate, and dividend yield. The Company had no stock options outstanding at December 31, 2020.

Goodwill and Intangible Assets

Goodwill represents the future economic benefit arising from other assets acquired that could not be individually identified and separately recognized. The goodwill arising from the Company’s acquisitions is attributable to the value of the potential expanded market opportunity with new customers. Intangible assets have either an identifiable or indefinite useful life. Intangible assets with identifiable useful lives are amortized on a straight-line basis over their economic or legal life, whichever is shorter. The Company’s amortizable intangible assets consist of customer relationships and non-compete agreements. Their useful lives range from 10 to 15 years. The Company’s indefinite-lived intangible assets consist of trade names.

F-12

Goodwill and indefinite-lived assets are not amortized but are subject to annual impairment testing unless circumstances dictate more frequent assessments. The Company performs an annual impairment assessment for goodwill during the fourth quarter of each year and more frequently whenever events or changes in circumstances indicate that the fair value of the asset may be less than the carrying amount. Goodwill impairment testing is a two-step process performed at the reporting unit level. Step one compares the fair value of the reporting unit to its carrying amount. The fair value of the reporting unit is determined by considering both the income approach and market approaches. The fair values calculated under the income approach and market approaches are weighted based on circumstances surrounding the reporting unit. Under the income approach, the Company determines fair value based on estimated future cash flows of the reporting unit, which are discounted to the present value using discount factors that consider the timing and risk of cash flows. For the discount rate, the Company relies on the capital asset pricing model approach, which includes an assessment of the risk-free interest rate, the rate of return from publicly traded stocks, the Company’s risk relative to the overall market, the Company’s size and industry and other Company-specific risks. Other significant assumptions used in the income approach include the terminal value, growth rates, future capital expenditures, and changes in future working capital requirements. The market approaches use key multiples from guideline businesses that are comparable and are traded on a public market. If the fair value of the reporting unit is greater than its carrying amount, there is no impairment. If the reporting unit’s carrying amount exceeds its fair value, then the second step must be completed to measure the amount of impairment, if any. Step two calculates the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit as calculated in step one. In this step, the fair value of the reporting unit is allocated to all of the reporting unit’s assets and liabilities in a hypothetical purchase price allocation as if the reporting unit had been acquired on that date. If the carrying amount of goodwill exceeds the implied fair value of goodwill, an impairment loss is recognized in an amount equal to the excess.

Determining the fair value of a reporting unit is judgmental and requires the use of significant estimates and assumptions, including revenue growth rates, strategic plans, and future market conditions, among others. There can be no assurance that the Company’s estimates and assumptions made for purposes of the goodwill impairment testing will prove to be accurate predictions of the future. Changes in assumptions and estimates could cause the Company to perform an impairment test before scheduled annual impairment tests.

The Company performed its annual fair value assessment on December 31, 2020, on its subsidiaries with material goodwill and intangible asset amounts on their respective balance sheets and determined an impairment had arisen at its Hanover facility. As a result of its assessment, the Company recorded an impairment of goodwill, intangible assets, and amounting to $7,815,891 on its Consolidated Statements of Operations for the year ended December 31, 2020.

Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets whenever events or changes in circumstances have indicated that an asset may not be recoverable. The long-lived asset is grouped with other assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. If the sum of the projected undiscounted cash flows is less than the carrying value of the assets, the assets are written down to the estimated fair value.

The Company evaluated the recoverability of its long-lived assets on December 31, 2020, and on December 31, 2019, respectively on its subsidiaries with material amounts on their respective balance sheets and determined that an impairment $146,084 in land had occurred.

F-13

Fair Values of Assets and Liabilities

The Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded, and the reliability of the assumptions used to determine fair value.

Level 1:	Valuation is based on quoted prices in active markets for identical assets or liabilities. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2:	Valuation is based on observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. For example, Level 2 assets and liabilities may include debt securities with quoted prices that are traded less frequently than exchange-traded instruments.

Level 3:	Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. This category generally includes certain private equity investments and long-term derivative contracts.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The Company may also be required, from time to time, to measure certain other financial assets at fair value on a nonrecurring basis. These adjustments to fair value usually result from the application of lower-of-cost-or-market accounting or write-downs of individual assets. During the period ended December 31, 2020, the Company wrote down its fixed assets at the Hanover facility of approximately $186,000 which was included in the impairment charge of goodwill and intangibles noted above.

Financial Instruments

The estimated fair value for financial instruments was determined at discrete points in time based on relevant market information. These estimates involve uncertainties and could not be determined with exact precision. The fair value of the Company’s financial instruments, which include cash, prepaid expenses, accounts payable, and the related party loan, each approximate their carrying value due either to their short length to maturity or interest rates that approximate prevailing market rates.

Income Taxes

The Company accounts for income taxes under the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

F-14

Income (Loss) Per Share

Income (loss) per share is presented in accordance with Accounting Standards Update (“ASU”), Earning per Share (Topic 260) which requires the presentation of both basic and diluted earnings per share (“EPS”) on the income statements. Basic EPS would exclude any dilutive effects of options, warrants, and convertible securities but does include the restricted shares of common stock issued. Diluted EPS reflects the potential dilution that would occur if securities or other contracts to issue common stock were exercised or converted to common stock. Basic EPS calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted EPS calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Business Segments

The Company’s activities during the year ended December 31, 2020, comprised a single segment.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations. The Company adopted ASC 842 on January 1, 2019. However, the adoption of the standard had no impact on the Company’s financial statements since all Company leases are month to month or short-term rental.

NOTE 2.	GOING CONCERN AND LIQUIDITY

As of December 31, 2020, and 2019, the Company had $334,969 and $1,547 cash on hand, respectively, and no revenue-producing business or other sources of income. Additionally, as of December 31, 2020, the Company had negative working capital totaling $17,081,639 and a retained earnings deficit of $77,331,820.

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Based on its current financial projections, the Company believes it does not have sufficient existing cash resources to fund its current limited operations.

It is the Company’s current intention to raise debt and/or equity financing to fund ongoing operating expenses. There is no assurance that these events will be satisfactorily completed or at terms acceptable to the Company. Any issuance of equity securities, if accomplished, could cause substantial dilution to existing stockholders. Any failure by the Company to successfully implement these plans would have a material adverse effect on its business, including the possible inability to continue operations.

NOTE 3.	DEPOSITS

As of December 31, 2020, and December 31, 2019, the Company had deposits of $-0- and $1,308,830, respectively. On June 8, 2020, the Company received a notice of termination of from Sunniva. The $1,308,830 deposit related to this potential Sunniva acquisition, which was not consummated, was non-refundable and was subsequently written off.

F-15

NOTE 4.	PREPAID EXPENSES

The following table sets forth the components of the Company’s prepaid expenses on December 31, 2020, and December 31, 2019:

	December 31, 2020	December 31, 2019

Prepaid expenses	132,031	236,742
Prepaid acquisition expenses-Sunniva (a)	–	355,731
Total	$132,031	$592,473

(a) This prepayment was written off as part of the Sunniva acquisition that was not consummated. See Note 3. “Deposits” for further information.

NOTE 5.	INVESTMENT

As of December 31, 2020, and December 31, 2019, the balance of investments was $6,711,289 and $4,193,597, respectively.

On February 25, 2019, the Company acquired 3,936,500 shares and 2,500,000 Warrants to purchase 2,500,000 shares of common stock at a price of CAD$1.00 of GN Ventures, Ltd., Alberta, Canada, f/k/a Great Northern Cannabis, Ltd. (“GN”), in exchange for an aggregate of 7,988,963 shares of the Company’s Common Stock from a former shareholder of GN. On the date of purchase, the Company’s Common Stock was trading at $1.41 which values the purchase at $11,264,438. For balance sheet purposes the Company has treated this purchase using the cost method because the purchase consists of an investment in a private company in which the Company does not have the ability to exercise significant influence over GN’s operating and financial activities. The Company conducted an impairment test on December 31, 2019, and determined that an impairment existed resulting in a write-down of the investment by $7,070,841 to a current value of $4,193,597.

On May, 2020, the Company exchanged 5,507,400 of its common shares for 3,671,597 common shares of GN. These shares were valued at $0.675 each which represents the value of the GN shares as determined by the Company’s year end impairment analysis and were recorded as an investment of $2,478,422. As of December 31, 2020 the Company’s investment in GN was $6,672,019.

On October 6, 2020, the Company invested $50,000 CAD in exchange for 83,333 Class A Common Shares at $0.60 CAD per share. The Company entered into a cooperation agreement with Klonetics Plant Science Inc, a Company that engages in the business of genetics research and development, tissue culture propagation, plantlet production, ready to flower production within the cannabis industry throughout the world. The parties consider it advantageous to pool their respective experience, expertise, knowhow and capabilities in the area of land acquisition, financing, development, operations, and respective areas of industry focus. The parties wish to commence their intended long-term cooperation by pursuing projects in selected areas of focus initially before extending it to a larger scale merger between the parties, which may be discussed at a later date with terms to be determined and agreed to by the parties. CannaPharmaRx will invest up to a maximum percentage of Thirty Percent (30%) of the issued and outstanding shares of Klonetics.

NOTE 6.	PROPERTY, PLANT, AND EQUIPMENT

The following table sets forth the components of the Company’s property and equipment on December 31, 2020, and December 31, 2019:

	December 31, 2020			December 31, 2019
	Gross Carrying Amount	Accumulated Depreciation	Net Book Value	Gross Carrying Amount	Accumulated Depreciation	Net Book Value

Computers, software, and office equipment	$4,869	$(2,435)	$2,435	$4,757	$(779)	$3,978
Land	–	–	–	143,201	–	143,201
Construction in progress	1,566,316	–	1,566,316	1,540,918	–	1,540,918
Total fixed assets	$1,571,185	$(2,435)	$1,568,751	$1,688,876	$(779)	$1,540,918

F-16

For the years ended December 31, 2020, and 2019, the Company recorded depreciation expense of $1,542 and $779 respectively.

As of December 31, 2020 and December 31, 2019, the Company had $1,566,316 and $1,540,918 respectively, in construction in progress.. The facility acquired as part of the AMS acquisition is a 48,750 square foot marijuana grow facility built on a 6.7-acre parcel of land located in Hanover, Ontario Canada. To date, the exterior construction of the building has been completed, however, no interior construction has begun.

For construction in-progress assets, no depreciation is recorded until the asset is placed in service. When construction is completed, the asset should be reclassified as building, building improvements, or land improvement and should be capitalized and depreciated. Construction in progress includes all costs related to the construction of a medical cannabis facility. Cost also includes soft costs such as loan fees and interest and consulting fees and related expenses. The facility is not available for use and therefore not being amortized.

NOTE 7.	GOODWILL AND INTANGIBLE ASSETS

As of December 31, 2020, and December 31, 2019, the Company had $-0- and $6,370,333 in goodwill, respectively. Additionally, the Company had $-0- and $1,834,176 in intangible assets, respectively, for the same periods, ended December 31, 2020, and 2019, respectively. The goodwill and intangible assets arose as a result of the acquisition of AMS. Amortization expense for the years ended December 31, 2020, and 2019 were $126,963 and $128,256 respectively. On December 31, 2020, the Company conducted an impairment test at AMS and determined that all of the goodwill, intangible assets, and the land had been impaired, resulting in a charge of $7,962,694 to the Company’s consolidated statements of operations for the period ended December 31, 2020.

NOTE 8.	ACCOUNT PAYABLE AND ACCRUED LIABILITIES

Accounts payables are recognized initially at the transaction price and subsequently measured at the undiscounted amount of cash or other consideration expected to be paid. Accrued expenses are recognized based on the expected amount required to settle the obligation or liability.

The following table sets forth the components of the Company’s accrued liabilities on December 31, 2020, and December 31, 2019.

	December 31, 2020	December 31, 2019

Accounts payable and accrued expenses	$2,447,848	$902,854
Accrued interest (a)	96,477	27,630
Accrued legal settlement (b)	190,000	190,000
Total accounts payable and accrued liabilities	$2,734,325	$1,120,484

(a)	Represents interest accrued on the outstanding convertible notes and other notes -see Note 12, Notes Payables)

(b)	The Company had previously been a party to an action filed by Gary M. Cohen, a former officer and director of the Company in 2014. In March 2015, the Company entered into a Settlement Agreement with Mr. Cohen wherein the Company agreed to repurchase 2,250,000 shares of its Common Stock from Mr. Cohen in consideration for $350,000. Mr. Cohen passed away while there was a remaining balance of $190,000 remaining to be paid in accordance with the Settlement Agreement. The Company has taken the position that his death has discharged any obligation the Company might have to make the balance of the payments. The Company has not received any demand for payment or otherwise been involved in any attempt to collect this balance for a period of greater than two years prior to the date of this Report.

F-17

NOTE 9.	RELATED PARTY TRANSACTIONS

The following table sets forth the components of the Company’s related party liabilities on December 31, 2020, and December 31, 2019.

	December 31, 2020	December 31, 2019

Accounts payable and accrued payroll, related party(a)	$655,171	$582,096
Accrued expense - related party(b)	756,738	606,356
Total accounts payable and accrued liabilities	$1,411,909	$1,188,452

(a)	Accounts payable and accrued payroll-related parties as of December 31, 2020, is comprised of the following:

Interest-free loans of $75,000 and $180,000 from James Samuelson, a director, and the Company’s CEO and a director, respectively, amounting and $19,758 due to former directors to a total of $274,758, accrued salaries for officers and employees and other payables amounting to $380,413.

(b) Accrued expense related parties of $756,738 is comprised of bonuses and fees due to current and former directors and officers of the Company. As of December 31, 2020, and December 31, 2019, there was $150,000 due to claims received from two former directors, which was purported to be accrued salaries arising out of services provided in 2015 and 2016. Management is in the process of reviewing these claims.

Effective March 22, 2020, the Company established its principal place of business and leases offices at 3600, 888 – 3rd St SW, Calgary, Alberta, Canada, T2P 5C5. The lease may be terminated by either party on 30 days’ notice. Rent is $4,000 CAD per month. This space was provided by a company to which, Mr. Orman, one of the Company’s directors, serves as a Director.

See Note 16, Subsequent Events, below, for additional related party transactions.

NOTE 10.	CONVERTIBLE NOTES AND DERIVATIVE LIABILITIES

The following tables set forth the components of the Company’s, convertible debentures as of December 31, 2020, and December 31, 2019:

	December 31, 2020	December 31, 2019

Principal value of convertible notes	$1,662,000	$1,550,000
Note discount	(664,442)	(997,397)
Total convertible notes, net current	$997,558	$552,603

During the years ended December 31, 2020, and December 31, 2019, the Company received proceeds from convertible notes of $2,053,000 and $1,550,000, respectively.

F-18

On July 8, 2019, the Company commenced a private offering of Units at a price of $50,000 per Unit, each Unit consisting of 50,000 shares of the Company’s Common Stock and one $50,000 unsecured Convertible Note (“a Convertible Note”), which mature one year from the date of issuance and accrue interest at 5% per annum. These Convertible Notes are convertible into shares of the Company’s Common Stock at a conversion price of $1.00 per share. During the year ended December 31, 2019, the Company issued 31 Units in this offering for and received proceeds of $1,550,000 from six accredited investors. Since the Company’s stock price exceeded the conversion feature of the Convertible Notes and was immediately exercisable, the Company recorded a beneficial conversion feature (“BCF”) and expense of $1,550,000 which was charged to interest expense with an offset to paid-in capital.

In addition, the 5,505,530 shares of Common Stock included in the Units were valued at $5,075,000. The excess above the $1,550,000 face value of the Convertible Notes or, $3,525,000, was charged to interest expense with an offset to paid-in capital. The remaining $1,550,000 was recorded as a Note discount of $1,550,000 to be amortized over the three years from the date of the Note to the maturity date. The Company recorded $552,602 in interest expense related to the amortization of note discount during the year ended December 31, 2019.

During the year ended December 31, 2020, the Company issued a total of 24 notes to accredited investors of which $582,500 was in the form of unsecured 5% convertible notes, and $595,500 was in unsecured 8% convertible notes, and $1,000,500 at 10%.  Under the terms of each convertible note, the investors received the right to convert their to common stock commencing the year after the date of issuance ranging from 55%-75%, respectively, of the lowest closing price for the Company’s common stock measured 20 business days prior to conversion. One of the noteholders also received 153,940 “returnable” shares in connection with issuance of the convertible notes. These shares are returnable to the Company if the underlying convertible note ($160,000) is redeemed before the passage of 180 days. During the three months ended September 30, 2020 the Company repaid the $160,000 Note, received the 153,940 shares back from the noteholder, and converted a $100,000 note plus accrued interest into 135,000 Common Shares of the Company.

During the year ended December 31, 2020 the Company recorded $257,345 in interest expense on these Notes and amortized $1,690,933 of note discount which was charged to interest expense. As of December 31, 2020, there was $35,048 in accrued interest on these notes, and $664,442 in unamortized note discount related to these notes. As of the date of this Report, there was one note for $100,000 that past due its maturity date. The Company has not received any notice of default on these note and continues to accrue interest on these notes past the maturity date.

During the year ended December 31, 2020 the Company issued 4,067,332 common shares upon the conversion of $1,984,000 in convertible notes and recorded a gain of $566,408.

As of December 31, 2020, derivative liabilities were valued using a probability-weighted average Black-Scholes-Merton pricing model with the following assumptions:

December 31, 2020
Exercise Price	0.13 – 0.46
Stock Price	$0.49 –1.01
Risk-free interest rate	.10% – .19%
Expected volatility	345.50 – 352.70%
Expected life (in years)	1.00
Expected dividend yield	0%
Fair Value:	$3,676,949

F-19

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the conversion feature of the notes was based on the remaining term of the notes. The expected dividend yield was based on the fact that the Company has not customarily paid dividends in the past and does not expect to pay dividends in the future.

During the year ended December 31, 2020, the Company recognized a loss of $3,676,649 as “Other Expense” on its Consolidated Statements of Operations, which represented the net change in the value of the derivative liability. There were no derivative instruments or liability as of December 31, 2019.

NOTE 11.	NOTES PAYABLE

The following tables set forth the components of the Company’s, convertible debentures as of December 31, 2020, and December 31, 2019:

	December 31, 2020	December 31, 2019
Principal value of Promissory Note	$8,977,721	$8,789,794
Loan discounts	(248,972)	(488,117)
Less: Current portion, net of discount	(8,728,749)	(2,800,559)
Promissory Note, long term net of discount	$-	$5,501,118

Pursuant to the terms of the Securities Purchase Agreement with AMS the Company issued a non-interest bearing CAD $10,000,000 ($7,330,000 USD) promissory note secured only by the shares acquired in AMS. Principal payments under the Promissory Note are due quarterly commencing upon AMS receiving a license to cultivate and are computed based upon 50% of AMS' cash flow, defined as EBITDA less all capital expenditures, taxes incurred, non-recurring items, and other non-cash items for the relevant fiscal quarter, including the servicing of all senior debt payment obligations of the Company. The Promissory Note matures the earlier of two years from the date AMS receives a license to cultivate, or December 31, 2021. Since AMS had not received its cultivation license as of December 31, 2020, the Note Payable will have a maturity date of December 31, 2021.

The Company performed a valuation study as part of the AMS acquisition. The valuation study determined that the Promissory Note should be valued at $6,632,917 since it was non-interest bearing. As a result, the Company recorded a note discount of $697,083. The note discount will be amortized to interest expense over the three-year term of the Promissory Note. During the year ended December 31, 2019, the Company recorded $244,058 in interest expense related to the amortization of the note discount. During the year ended the Company has recorded $175,721 in amortization expense related to Note discount.

On July 3, 2019, the Company entered into a 12% $1,000,000 Loan Agreement with Koze Investments LLC (“Koze”), payable in full on June 28, 2020. The Company is currently in discussions with Koze to extend the maturity date of the Note. While the Company believes it will be successful in extending the maturity date, there are no assurances this will occur. Under the terms of the 12% Note, Koze took a first security interest against the Company’s Hanover, Ontario cannabis facility in progress and required the Company to pay off its existing mortgage of approximately $650,000 CAD. Additionally, the Company agreed to pay a 3% origination fee, prepay the year of interest ($60,000) and to issue to Koze five-year warrants to purchase 1,001,000 shares of the Company’s Common Stock at an exercise price of $1.00 per share. After paying the origination fees, the prepayment and paying off the original mortgage, the Company used a portion of the remaining proceeds as payment against the SMI purchase price of CAD $1,000,000. At December 31, 2020 the Company recorded an additional amount of $890,570 relating to penalties for late payment. As of the date this Report the Company has continued to accrue interest on the Koze Note and is in discussion to renegotiate the final payout amount, which is anticipated to occur when the property is sold. Koze has not asserted that a default has occurred.

On April 21, 2020, the Company received a loan from the Government of Canada under the Canada Emergency Business Account program (CEBA). This loan was in the amount of $40,000 CAD (USD $29,352). These funds are interest-free until December 31, 2022, at which time the remaining balance will convert to a 3-year term loan at an interest rate of 5% per annum. An additional amount of $20,000 CAD (USD $15,708) was received on December 29, 2020. If the Company repays the loan prior to December 31, 2022, there will be loan forgiveness of 33% or $20,000 CAD.

F-20

NOTE 12.	INCOME TAXES

As of December 31, 2020, the Company has approximately $75,600,000 of federal net operating loss carryforwards (“NOLS”) in the United States. The federal net operating loss carryforwards begin to expire in 2030. State net operating loss carryforwards begin to expire in 2034. Due to the change in ownership provisions of the Internal Revenue Code, the availability of the Company’s net operating loss carryforwards could be subject to annual limitations against taxable income in future periods which could substantially limit the eventual utilization of such carryforwards. The Company has not analyzed the historical or potential impact of its equity financings on beneficial ownership and therefore no determination has been made whether the net operating loss carryforward is subject to any Internal Revenue Code Section 382 limitation. To the extent there is a limitation there could be a substantial reduction in the deferred tax asset with an offsetting reduction in the valuation allowance. As of December 31, 2020, the Company has no unrecognized income tax benefits.

The tax years from 2014 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities. Since the company has never been profitable, the Company has established a full valuation allowance against the deferred tax asset associated with the NOLS.

NOTE 13.	COMMITMENTS AND CONTINGENCIES

Effective March 22, 2019, the Company entered into a lease agreement to lease three offices at 3600 888 3 St SW, Calgary, Alberta, Canada, T2P 5C5. The lease may be terminated by either party on 30 days’ notice. Rent is $4,000 CAD per month. This space was provided by a company to which, Mr. Orman, one of the Company’s directors, serves as a Director.

NOTE 14.	STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of one or more series of Preferred Stock, par value of $0.0001 per share. The Board of Directors may, without stockholder approval, determine the dividend rates, redemption prices, preferences on liquidation or dissolution, conversion rights, voting rights, and any other preferences.

Series A Preferred Stock

In April 2018, the Company issued 60,000 shares of its Series A Convertible Preferred Stock for $1.00 per share to certain investors who then became members of management and the board of directors. Each share of Series A Convertible Preferred Stock is convertible into 1,250 shares of Common Stock and vote on an as-converted basis. The rights and designations of these Preferred Shares include the following:

•	entitles the holder thereof to 1,250 votes on all matters submitted to a vote of the shareholders:

•	The holders of outstanding Series A Convertible Preferred Stock shall only be entitled to receive dividends upon declaration by the Board of Directors of a dividend payable on the Company’s Common Stock, whereupon the holders of the Series A Convertible Preferred Stock shall receive a dividend on the number of shares of Common Stock into which each share of Series A Convertible Preferred Stock is convertible;

•	Each Series A Preferred Share is convertible into 1,250 shares of Common Stock;

•	not redeemable.

The beneficial conversion (“BCF”) feature attributed to the purchase of Preferred Stock was deemed to have no value on the date of purchase because there was no public trading market for the Convertible Preferred Stock, and none is expected to develop in the future. Therefore, the BCF related to the Preferred Shares was considered to have no value on the date of issuance.

F-21

There were 60,000 shares of Series A Preferred Stock issued and outstanding as of December 31, 2020, and December 31, 2019, respectively.

Series B Preferred Stock / Common Stock

In February 2019, the Company commenced an offering of up to $3 million in principal amount of Units at a price of $1.00 per Unit, each Unit consisting of one share of Series “B” Convertible Preferred Stock, each Convertible Preferred Share convertible into one share of the Company’s Common Stock at the election of the holder and one Common Stock Purchase Warrant exercisable to purchase one share of Common Stock at an exercise price of $2.00 per share, which offering is to be offered only to “accredited investors,” as that term is defined in Rule 501 of Regulation D. This Offering was closed at the end of August 2019. As of December 31, 2020, the Company had accepted $475,000 in subscriptions in this offering.

There were 475,000 shares of Series B Convertible Preferred Stock issued and outstanding as of December 31, 2020, and December 31, 2019, respectively.

The Company is authorized to issue 300,000,000 shares of Common Stock, par value $0.0001 per share. As of December 31, 2020, and December 31, 2019, 47,611,794 and 36,486,999 shares of Common Stock were issued and outstanding, respectively.

In January 2019, the Company closed a private offering of 12% Convertible Debentures where it accepted subscriptions in the aggregate amount of $2,072,000 from 35 accredited investors, as that term is defined in Rule 501 of Regulation D. Each Convertible Debenture is convertible into shares of common stock at the lesser of $0.40 or 50% of the closing market price on the date a business combination valued at greater than $5,000,000 is completed., The Company used the proceeds from this offering for the purchase of AMS, as well as working capital, including costs associated with the preparation of over three years of reports that had not been filed with the SEC. During the three-month period ended June 30, 2019, the Company entered into a Qualified Financing with its minority purchase of GN stock and warrants described in Note 4 “Investment.” As a result on June 30, 2019, the convertible notes amounting to $2,072,000 along with $130,212 of accrued interest were converted, pursuant to the automatic conversion terms described above, to equity at $0.40 per share, or a total of 5,505,530 shares.

Unit Offering

On July 8, 2019, the Company commenced a private offering of Units at a price of $50,000 per Unit, each Unit consisting of 50,000 shares of the Company’s Common Stock and one $50,000 unsecured Convertible Note (“Unit Convertible Note”), which mature in one year from the date of issuance and accrue interest at 5% per annum. These Unit Convertible Notes are convertible into one share of the Company’s Common stock at a conversion price of $1.00 per share. During the year ended December 31, 2019, the Company issued $1,200,000 in Unit Convertible Notes to two accredited investors. Since the Company’s stock price exceeded the conversion feature of the Unit convertible Notes and was immediately exercisable, the Company recorded a beneficial conversion feature (“BCF”) and expense of $1,200,000 which was charged to interest expense with an offset to paid-in capital.

Additionally, 1.2 million shares of Common Stock were issued in connection with the sale of the Units which were valued at $2,598,000. The excess above the $1,200,000 face value of the Unit Convertible Notes or, $1,398,000 was charged to interest expense with an offset to paid-in capital. The remaining $1,200,000 was recorded as a Note discount of $1,200,000 to be amortized over one year at the rate of $100,000 per month. $200,000 in interest expense related to this discount was recorded during the year ended December 31, 2019.

Shares Issued in Connection with the Assignment Agreement with Great Northern Ltd

On September 28, 2018, Great Northern Cannabis, Ltd (“GN”), entered a Letter of Intent with P2P Green Power Energy Solutions and certain individuals to acquire all of the issued and outstanding shares of AMS. On October 10, 2018, the Company entered into an Assignment and Assumption Agreement (“the AA Agreement”) with GN. Under the terms of the AA Agreement, the Company essentially purchased the right to acquire AMS from GN for the following consideration:

•	A refundable payment of CAD $200,000
•	An accountable reimbursement of GN expenses and fees related to the AMS acquisition not to exceed CAD $300,000
•	In the event that we didn’t enter into a management agreement with GN post-closing, we agreed to issue GN, 2,500,000 shares of our Common Stock trading under symbol “CPMD”

F-22

All of the above consideration was expressly contingent upon the closing of the AMS acquisition which was consummated by the Company on December 31, 2019. The payments of $200,000 and $300,000 were made to GN. On August 30, 2019, the parties determined that no management agreement had been entered into so the Company issued 2,500,000 shares to GN valued at $5,800,000 as required pursuant to the Agreement. Under the guidelines of ASC 805, Business Combinations, since we disclosed that the AMS transaction was complete, the goodwill re-measurement period ended and therefore we could not adjust goodwill for this transaction. As a result, we recorded an acquisition expense on the Company’s income statement for $5,800,000.

Shares Reserved for Issuance

As of December 31, 2020, the Company had 85,353,320 Common Shares reserved for issuance. These shares are comprised of 75,000,000 Common Shares issuable upon the conversion of the Series A Preferred Stock; 475,000 Common Shares issuable upon the conversion of Series B Preferred Stock; 7,558,570 shares issuable upon a conversion of the convertible notes, and 2,319,750 Common Shares issuable upon the exercise of warrants. None of these shares were used in the calculation of earnings per share because their inclusion would be anti-dilutive since the Company is operating at a loss. There are no assurances that the conversion rights will be utilized or that the options or the warrants will be exercised.

Stock Options

During the period ended December 31, 2020, and December 31, 2019, the Company did not record any stock-based compensation expense related to stock options, as there were none outstanding.

Stock Purchase Warrants

The following table reflects all outstanding and exercisable warrants on December 31, 2020, and December 31, 2019:

	Number of Warrants Outstanding (a)	Weighted Average Exercise Price	Average Remaining Contractual Life (Years)
Warrants outstanding, January 1, 2018	–	$–	–
Warrants issued	350,000	0.57	1.50
Warrants exercised	–	–	–
Warrant forfeited	–	–	–
Warrants outstanding, December 31, 2018	350,000	$0.57	.12
Warrants issued (a)	1,519,750	$1.01	.59
Warrants outstanding December 31, 2019	1,869,750	$0.92	.80
Warrants exercised	(25,000)	–	–
Warrants outstanding December 31, 2020	1,844,750	$0.92	.50

Stock purchase warrants are exercisable for two-five years from the date of issuance.

(a)	The number of warrants reflected in this table does not include 475,000 warrants that were issued at various times during 2019 in connection with the issuance of the Company’s Series B Preferred stock. These warrants are exercisable for three years at a strike price of $2.00 per share. The Company accounts for warrants issued to purchase shares of its common stock or preferred stock as equity in accordance with FASB ASC 480, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, Distinguishing Liabilities from Equity. Therefore, no stock-based compensation expense was recorded for the issuance of these 475,000 warrants.

F-23

The value of the stock purchase warrants for the periods ended December 31, 2020, and December 31, 2019, was determined using the following Black-Scholes methodology:

Expected dividend yield (1)	0.00%
Risk-free interest rate range (2)	1.75 - 2.91%
Volatility range (3)	1.23% - 442.92%
Expected life (in years)	2.00 - 5.00

_____________

(1)	The Company has no history or expectation of paying cash dividends on its Common Stock.
(2)	The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant.
(3)	The volatility of the Company’s Common Stock is based on trading activity for the previous three year period ended at each stock purchase warrant contract date.

During the years ended December 31, 2020 and 2019, the Company recorded $820,379 and $736,186, respectively, in stock-based compensation.

NOTE 15.	SUBSEQUENT EVENTS

On January 15, 2021 the Company increased its investment in Klonetics Plant Science, Inc by an additional $50,000 CAD in exchange for 83,333 Class A Common Shares at $0.60 CAD per share.

On January 28, 2021 the Company issued 360,000 common shares to an accredited investor at $0.2664 for gross proceeds of $95,904.00 less fees of $24,209.20 for net proceeds of $71,694.80.

On February 22, 2021 the Company issued 500,000 common shares to an accredited investor at $0.2964 for gross proceeds of $148,200 less fees of $10,587.00 for net proceeds of $137,613.00.

On February 24, 2021 an investor converted 200 Preferred A Shares at a 1250 conversion factor into 250,000 Common Shares.

From January 19 to March 24, 2021 the Company issued 1,442,101 Common Shares on conversion of convertible debentures retiring $272,400.00 of principal debentures outstanding and $4,324.96 of interest at prices between $0.1434 to $0.132.

On March 10, 2021 the Company issued $53,500 in new convertible debentures with an accredited investor bearing interest of 10% per annum for proceeds of $50,000, convertible into common shares at any time after 180 days at 61% of market price during the previous 20 day trading period. This debenture is eligible for repayment from 0 – 180 days between 115% and 135%.

Effective December 31, 2020 James Samuelson and Matt Nicosia resigned as directors of CannaPharmaRx, Inc.

On February 17, 2021 the Company entered into a settlement and lockup agreement with the Herick parties settling an outstanding claim filed by the Company.

On March 10, 2021 the Company repaid a promissory note in favor of James Samuelson in the amount of $75,000.

F-24

On January 6, 2021, the Company executed an Agreement of Purchase and Sale through its wholly owned subsidiary, Alternative Medical Solutions Inc. for the sale of the lands and premises located at Hanover, Ontario, Canada. A description of the property is detailed in Note 1. of these financial statements. The purchase price is $2,000,000 CAN and the closing of the transaction is expected to be on May 28, 2021. As a result, and in anticipation of the closing, the Company has recorded an impairment of goodwill and fixed assets relating to the property of $7,962,694 at December 31, 2020. This property is the security for a $1,000,000 US Note with Koze Investments, LLC by way of a first-ranking charge. At closing the Note will be retired with the proceeds for the sale. Should the transaction not close, the Company will re-evaluate the potential to develop the property as originally planned when it was acquired in light of current market conditions in the industry.

On March 29, 2021, the Company received the acceptance our Offer to Purchase certain assets and facilities located in Cremona, Alberta, Canada. The purchase price is $12,550,000 CAD. The Company has paid a $200,000 CAD deposit and closing is expected on April 29, 2021. The 55,200 square foot facility is capable of producing 5,200 kilograms of cannabis biomass per year. The facility previously held Health Canada licenses for cultivation and sales of medical dried flower, as well as extract and edible sales. After closing of the transaction, the Company intends to apply for new Health Canada licenses. Funding for this acquisition is in the due diligence phase.

F-25

22,017,682 Shares

Common Stock

PROSPECTUS

January 15, 2021